As filed with the Securities and Exchange Commission on January 23, 1995
                                                       Registration No. 33-88732
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ______________________________

                             ELSINORE CORPORATION
            (Exact name of registrant as specified in its charter)

    NEVADA                            7999                   88-0117544
(State or other                (Primary Standard            (IRS Employer
 jurisdiction             Industrial Classification      Identification No.)
 of incorporation                Code Number)
 or organization)

                            ADDITIONAL REGISTRANTS

EAGLE GAMING, INC.          NEVADA            7999             88-0307663

ELSINORE-MISSOURI           NEVADA            7999             88-0326248
GAMING, INC.

ELSINORE TAHOE, INC.        NEVADA            7999             88-0125203

ELSUB MANAGEMENT            NEVADA            7999             88-0295167
CORPORATION

FOUR QUEENS EXPERIENCE      NEVADA            7999             88-0307665
CORPORATION

FOUR QUEENS, INC.           NEVADA            7999             88-0155212

OLYMPIA GAMING              NEVADA            7999             88-0305840
CORPORATION

PALM SPRINGS EAST           NEVADA            7999             88-0294610
LIMITED PARTNERSHIP

PINNACLE GAMING, INC.       NEVADA            7999             88-0158639

(Exact name           (State or other   (Primary Standard   (IRS Employer
of registrant         jurisdiction of    Industrial        Identification No.)
as specified          incorporation or   Classification
in its charter)       organization)      Code Number)

                              202 FREMONT STREET,
                            LAS VEGAS, NEVADA 89101
                                 (702) 385-4011
         (Address, including ZIP Code, and telephone number, including area code of registrants' principal executive offices)
                         ______________________________

                              ERNEST E. EAST, ESQ.
                        VICE PRESIDENT, GENERAL COUNSEL
                  202 FREMONT STREET, LAS VEGAS, NEVADA 89101
                                 (702) 385-4011
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

       GREGG F. VIGNOS, ESQ.              L. WILLIAM CARACCIO, ESQ.
       PILLSBURY MADISON & SUTRO          PILLSBURY MADISON & SUTRO
       235 MONTGOMERY STREET              600 ANTON BOULEVARD, STE. 1100
       SAN FRANCISCO, CALIFORNIA 94104    COSTA MESA, CALIFORNIA 92626
       (415) 983-1000                     (714) 436-6848

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                      (i)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
                                                            MAXIMUM
 TITLE OF EACH CLASS                    PROPOSED MAXIMUM    AGGREGATE      AMOUNT OF
 OF SECURITIES TO BE     AMOUNT TO BE     OFFERING PRICE    OFFERING      REGISTRATION
 REGISTERED              REGISTERED(1)    PER UNIT(1)(2)   PRICE(1)(2)       FEE(3)


Mortgage Notes due           $3,000,000         100%        $3,000,000         $1,035
 2000
Guaranty of Eagle            $3,000,000                                             0
 Gaming, Inc.
Guaranty of                  $3,000,000                                             0
 Elsinore-Missouri
 Gaming, Inc.
Guaranty of Elsinore         $3,000,000                                             0
 Tahoe, Inc.
Guaranty of Elsub            $3,000,000                                             0
 Management
 Corporation
Guaranty of Four             $3,000,000                                             0
 Queens Experience
 Corporation
Guaranty of Four             $3,000,000                                             0
 Queens, Inc.
Guaranty of Olympia          $3,000,000                                             0
 Gaming Corporation
Guaranty of Palm             $3,000,000                                             0
 Springs East Limited
 Partnership
Guaranty of Pinnacle         $3,000,000                                             0
 Gaming Corporation
=======================================================================================

(1) Includes guaranty of the Notes by each of Eagle Gaming, Inc., Elsinore-Missouri Gaming, Inc., Elsinore Tahoe, Inc., Elsub Management Corporation, Four Queens Experience Corporation, Four Queens, Inc., Olympia Gaming Corporation, Palm Springs East Limited Partnership, and Pinnacle Gaming Corporation.

(2) Estimated solely for purposes of calculating the registration fee.

(3) Previously paid. Pursuant to Rule 457(n), no separate registration fee is payable in respect of the guaranties.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                      (ii)

                              ELSINORE CORPORATION
                        _______________________________

         CROSS-REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501(B),
       SHOWING THE LOCATION IN THE PROSPECTUS OF THE INFORMATION REQUIRED
                             BY PART I OF FORM S-4.

                                        LOCATION OR
ITEM                                    HEADING IN PROSPECTUS
- ----                                    ---------------------

1.  Forepart of the Registration        Facing Page; Outside Front Cover Page;
    Statement and Outside Front Cover
    Page of Prospectus

2.  Inside Front and Outside Back       Inside Front and Outside Back Cover
    Cover Page of Prospectus            Pages

3.  Risk Factors, Ratio of Earnings     Executive Summary, Risk Factors;
    to Fixed Charges and Other          Selected Historical Financial Data
    Information

4.  Terms of the Transaction            The Exchange Offer; Certain Federal
                                        Income Tax Consequences; Description
                                        of Notes; Plan of Distribution

5.  Pro Forma Financial Information     Not Applicable

6.  Material Contracts with the         Not Applicable
    Company Being Acquired

7.  Additional Information Required     Plan of Distribution
    for Reoffering by Persons and
    Parties Deemed to Be Underwriters

8.  Interests of Named Experts and      Legal Matters; Experts
    Counsel

9.  Disclosure of Commission Position   Not Applicable
    on Indemnification for Securities
    Act Liabilities

10. Information with Respect to S-3     Not Applicable
    Registrants

11. Incorporation of Certain            Not Applicable
    Information by Reference

12. Information with Respect to S-2     Incorporated by Reference
    or S-3 Registrants

13. Incorporation of Certain            Inside Front Cover Page
    Information by Reference

14. Information with Respect to         Not Applicable
    Registrants Other than S-3 or S-2
    Registrants

15. Information with Respect to S-3     Not Applicable
    Companies

16. Information with Respect to S-2     Not Applicable
    or S-3 Companies

                                     (iii)

                                        LOCATION OR
ITEM                                    HEADING IN PROSPECTUS
- ----                                    ---------------------
17. Information with Respect to         Not Applicable
    Companies Other than S-3 or S-2
    Companies Part I-D

18. Information if Proxies, Consents    Not Applicable
    or Authorizations are to be
    Solicited

19. Information if Proxies, Consents    Incorporated by Reference
    or Authorizations are not to be
    Solicited or in an Exchange Offer

                                     (iv)

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JULY 28, 1995


                PROSPECTUS

                              ELSINORE CORPORATION


           OFFER TO EXCHANGE UP TO $3,000,000 PRINCIPAL AMOUNT OF ITS
              20% MORTGAGE NOTES DUE 2000, SERIES B ("NEW NOTES")
                             FOR ANY AND ALL OF ITS
                   20% MORTGAGE NOTES DUE 2000 ("OLD NOTES")


          Payment of Principal and Interest Fully and Unconditionally
            Guaranteed by Eagle Gaming, Inc., Elsinore Tahoe, Inc.,
              Elsub Management Corporation, Four Queens Experience
          Corporation, Four Queens, Inc., Olympia Gaming Corporation,
                   Palm Springs East Limited Partnership and
                          Pinnacle Gaming Corporation

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON AUGUST __, 1995, UNLESS EXTENDED.

               All capitalized terms used in this Prospectus and not otherwise defined herein have the meanings assigned in the Glossary of Certain Defined Terms, beginning on page 5 of this Prospectus.

                      ___________________________________

               Elsinore Corporation, a Nevada corporation, hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal to exchange $1,000 principal amount of its New Notes for each $1,000 principal amount of its Old Notes. As of the date of this Prospectus, $3,000,000 principal amount of Old Notes are outstanding.

               The Exchange Offer is designed to provide to holders of the Old Notes purchased other than pursuant to an effective registration statement under the Securities Act, an opportunity to acquire the New Notes which, unlike the Old Notes, generally will be freely transferable without compliance with the registration and prospectus delivery provisions of the Securities Act provided that (i) the holder is not an "affiliate" of the Company within the meaning of the Securities Act and (ii) the New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of the New Notes. Any broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act or that it is required to deliver a prospectus in connection with any resale of New Notes. The Company has agreed that for a period of at least 90 days after the Expiration Date (as defined below), it will make such a prospectus available to any broker-dealer for use in connection with any such resale. This Prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with any such resale (other than a resale of an unsold allotment relating to the original placement of the Old Notes). See "Plan of Distribution." With the exception of the transferability of the New Notes, the terms of the New Notes are identical to those of the Old Notes. See "The Exchange Offer-- Purpose and Effects."

               The Company will accept for exchange any and all validly tendered Old Notes on or prior to 5:00 p.m., New York City time, on August __, 1995, unless extended (the "Expiration Date"). Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Company has agreed to pay the expenses of the Exchange Offer.

               The New Notes will bear interest from their date of issuance (August __, 1995, unless the Exchange Offer is extended). Interest on the Old Notes which are exchanged for the New Notes will cease to accrue on the day preceding the date of issuance of the New Notes. Interest payable on September 30, 1995 with respect to the New Notes will include accrued but unpaid interest due on the Old Notes for the period from July 1, 1995 through August __, 1995 and will be paid to those who are holders of record of the New Notes as of August __, 1995. Interest is payable on the New Notes and the Old Notes on March 31, June 30, September 30, and December 31 at the rate of 20% per annum. See "Description of Notes."

               The Maturity Date for the Notes is March 31, 2000. The Notes are not redeemable at the option of the Company in whole or in part prior to the Maturity Date, except that the Company has the right to redeem the Notes at any time if required by any gaming regulatory authority having jurisdiction over the Company to prevent the loss or material impairment or secure the reinstatement of any gaming license or to prevent such gaming regulatory authority from taking any other action, which if lost, impaired, not reinstated or taken, as the case may be, would have a material adverse effect on the Company or where such redemption or acquisition is required because the holder or beneficial owner of such security redeemed or acquired is required to qualify as such under applicable gaming laws and does not so qualify.

               Upon completion of the first quarter of 1995, and on a quarterly basis thereafter, the Company will be required to offer to repurchase on the open market that portion of the principal amount of the Notes then outstanding (plus accrued interest and premium) equal to 90% of the prior fiscal quarter's Total Available Cash. See "Description of Notes--Certain Covenants--Mandatory Purchase Offer with Excess Cash."

               Each holder of the Notes will have the right, at such holder's option, to require the Company to repurchase all or any part (in integral multiples of $1,000) of such holder's Notes, at a cash price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on each March 31 and September 30 commencing in 1996 and continuing until the Maturity Date. See "Executive Summary--Description of New Notes--Semi-Annual Repurchase of Notes at the Option of the Holder." In addition, in the event that a Change of Control should occur, each holder of the Notes will have the right, at such holder's option to require the Company to repurchase all or any part (in integral multiples of $1,000) of such holder's Notes on the date that is no later than 30 business days after the occurrence of a Change of Control, at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any. See "Executive Summary--Description of New Notes--Repurchase of Notes at the Option of the Holder Upon a Change of Control" and "Description of Notes-- Certain Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control."

               The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. See "The Exchange Offer." The Old Notes may be tendered only in integral multiples of $1,000.

               The payment of the principal of, premium, if any, and interest on the Notes is and will be fully and unconditionally guaranteed by the Guarantors. See "Rick Factor--Fraudulent Conveyance Considerations."

               The Notes are secured by a lien on substantially all of the assets of Four Queens, Inc., subject to certain exceptions, and a pledge of all of the issued and outstanding capital stock of the Guarantors owned by the Company. See "Description of Notes."

               Prior to this offering, there has been no public or private market for the Old Notes. Following completion of this offering, it is not anticipated, nor can there be any assurance, that an active public or private market for the New Notes or the Old Notes will develop or, if developed, will continue. If a market for the New Notes should develop, the New Notes could trade at a discount from their face amount. The Company does not intend to list the New Notes on any national securities exchange.

               SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS OF THE OLD NOTES.

                      ___________________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                      ___________________________________

              NEITHER THE NEVADA GAMING COMMISSION NOR THE NEVADA
                 STATE GAMING CONTROL BOARD HAS PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR
                    THE INVESTMENT MERITS OF THE SECURITIES
                     OFFERED HEREBY.  ANY REPRESENTATION TO
                           THE CONTRARY IS UNLAWFUL.

                The date of this Prospectus is _________, 1995.


                             AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, the Company files proxy statements, reports and other information with the SEC. This filed material can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511), and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20649, at prescribed rates. In addition, the Company's Common Stock is listed on the AMEX and the PSE, and certain of the Company's proxy statements, reports and other information may be available for inspection at the offices of the AMEX and the PSE.

               The Company has filed with the SEC a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Offer. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement are available from the SEC, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents heretofore filed with the SEC by the Company (File No. 1-7831) are incorporated by reference in the Prospectus:

               1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

               2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

               3.      The Company's Current Report on Form 8-K dated July 10,
     1995.

               4. All other documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer.

               Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST AS SPECIFIED BELOW. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST __, 1995.

               The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein or in any incorporated document. Requests should be directed to Elsinore Corporation 202 Fremont Street, Las Vegas, Nevada 89101; Attention: Ernest E. East (telephone: (702) 385-4011; facsimile (702) 387-5120).

                       GLOSSARY OF CERTAIN DEFINED TERMS


               Unless otherwise defined herein, the following capitalized terms used in this Prospectus shall have the meanings set forth below.

               "AMEX" means the American Stock Exchange.

               "Company" means Elsinore Corporation, a Nevada corporation, and, if the context so requires, its subsidiaries.

               "Convertible Notes" means the Company's 7 1/2 Convertible Subordinated Notes due December 31, 1996.

               "Deed of Trust" means the Deed of Trust representing a first lien on substantially all the assets of the Four Queens, except for equipment and other assets financed by third party lenders.

               "EBITDA" means the Company's earnings before interest, tax, depreciation and amortization. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's performance.

               "Equity Offering" means the Company's underwritten public offering of 2.5 Million shares of common stock completed on January 31, 1995.

               "Exchange Act" means the Securities Exchange Act of 1934 as amended.

               "Exchange Offer" means the offer by the Company to exchange $1,000 principal amount of its New Notes for each $1,000 principal amount of its Old Notes, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal.

               "Existing Guarantors" are those guarantors of the Notes listed on the Prospectus cover page.

               "Expiration Date" means August ___, 1995.

               "First Mortgage Notes" means the Company's 12 1/2% First Mortgage Notes due 2000.

               "Fort Mojave Tribe" means the Fort Mojave Indian tribe.

               "Four Queens" means the Four Queens Hotel and Casino in downtown Las Vegas, Nevada.

               "GAAP" means generally accepted accounting principles.

               "Guarantors" means the Existing Guarantors and any and all future subsidiaries of the Company.

               "IGRA" means the federal Indian Gaming Regulatory Act.

               "IRS" means the Internal Revenue Service.

               "Letter of Transmittal" means the letter of transmittal accompanying this Prospectus to be used by each participating Noteholder in connection with the Exchange Offer.

               "Mojave Gaming" means Mojave Gaming, Inc., a Nevada corporation and wholly owned subsidiary of Elsinore.

               "NASD" means the National Association of Securities Dealers, Inc.

               "Nashville Nevada" means the Nashville Nevada Hotel and Casino to be built, subject to obtaining adequate financing, near Laughlin, Nevada.

               "Nevada Act" means the Nevada Gaming Control Act.

               "Nevada Gaming Authorities" means the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board") and various local gaming regulatory authorities.

               "New Notes" means the Company's 20% First Mortgage Notes due 2000, Series B.

               "NIGC" means the National Indian Gaming Commission.

               "Note Exchange" means the repurchase and retirement by the Company of $3 Million principal amount of First Mortgage Notes in exchange for the issuance to the Noteholder of 930,000 shares of common stock of the Company on December 29, 1994.

               "Notes" means, collectively, the New Notes and the Old Notes.

               "Old Notes" means the Company's 20% Mortgage Notes due 2000.

               "PSE" means the Pacific Stock Exchange.

               "Purchase Agreement" means that certain Note and Stock Purchase Agreement dated as of October 11, 1994, as amended on December 14, 1994, and further amended on June 30, 1995, by and among the Company, the Guarantors and the Purchasers named therein, pursuant to which the Old Notes were issued on October 14, 1994. The Purchasers consisted of five institutional investors.

               "Registration Rights Agreement" means that certain Mortgage Notes Registration Rights Agreement, dated as of October 14, 1994, among the Company, the Guarantors named therein and the Purchasers named therein.

               "Registration Statement" means the Registration Statement on Form S-4, together with any amendments thereto, filed by the company with the SEC under the Securities Act with respect to the Exchange Offer.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1993, as amended.

               "7 Cedars" means the 7 Cedars Casino in Washington State.

               "S'Klallam Tribe" means the Jamestown S'Klallam Tribe, the owner of the 7 Cedars.

               "Spotlight 29" means the Spotlight 29 Casino located near Palm Springs California.

               "Temple" means J.F. Temple Development, a developer of resorts in the Palm Springs area.

               "Total Available Cash" is as defined on page 54 of the Prospectus under the caption "Mandatory Purchase Offer with Excess Cash."

               "Trustee" means Land Title of Nevada, Inc., as trustee under the Deed of Trust.

               "29 Palms Band" means the Twenty-Nine Palms Band of Mission Indians, the owner of the Spotlight 29.

               "WARN Act" means the Worker Adjustment and Retraining Notification Act.

                               EXECUTIVE SUMMARY


               The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this Prospectus. An investment in the Notes involves a high degree of risk. See "Risk Factors."

               Elsinore Corporation ("Elsinore" or the "Company") owns, operates and develops casinos and casino/hotels in the U.S. gaming industry. The Company owns and operates its principal property, the Four Queens Hotel and Casino, in downtown Las Vegas, Nevada. The Four Queens, which opened in 1966 and has been one of the leaders in the downtown market throughout the 1980s and early 1990s, attracts a loyal customer base through a high level of personalized service and a variety of innovative targeted marketing techniques. Elsinore has assisted in the development of and currently manages the 7 Cedars Casino, located on Native american land on the Olympic Peninsula in Washington State, which opened on February 3, 1995. In addition, the Company funded the development of and entered into an agreement to manage the Spotlight 29 Casino, located on Native American land near Palm Springs, California, which opened on January 14, 1995. The Company currently is in dispute with the tribal owner of the casino regarding the management agreement and related matters. The Company also is a participant in a venture formed to develop and own, subject to obtaining the necessary financing, up to four casino/hotels which, if developed, the Company will manage as part of the Mojave Valley Resort located on the Colorado River six miles south of Laughlin, Nevada.

               RECENT HISTORY. Commencing in January 1993, Elsinore substantially restructured its senior management team. In 1993, the Company was joined by Frank L. Burrell, Jr. as Chairman and Chief Executive Officer and Thomas F. Martin as President, who developed and put in place a strategy designed to (1) improve the financial results of the Company's flagship property by improving the Four Queen's physical plant and operations and participating in traffic-building redevelopment projects in downtown Las Vegas, and (2) pursue growth, diversification and attractive financial returns in casino opportunities in new geographical markets. In early 1994, Elsinore's management team was joined by John G. Cook as Vice President-Facilities Development and, in late 1994, the management team was joined by Rodolfo E. Prieto as Senior Vice President and Ernest E. East, Esq. as Vice President, General Counsel and Secretary. (Additional changes to the management team that occurred in the second quarter of 1995 are discussed on page 12 below.)

               To assist the implementation of management's strategy, the Company borrowed $60 million through the issuance of its 12 1/2% First Mortgage Notes due 2000 ("First Mortgage Notes") in October 1993 and an additional $3 million through the issuance of its Old Notes in October 1994. The net proceeds of the First Mortgage Notes were used to repay existing indebtedness and interest, refurbish major portions of the Four Queens, invest in downtown redevelopment projects, and develop and construct the Spotlight 29 Casino and the 7 Cedars Casino. The net proceeds from the sale of the Old Notes were used to complete the October 1, 1994 interest installment under the First Mortgage Notes. The scheduled refurbishment of the Four Queens was completed in 1994. Also in 1994, a major downtown Las Vegas redevelopment project--the Fremont Street Experience--was initiated and the Company entered into an agreement to develop, subject to obtaining the necessary financing, the Nashville Nevada casino/hotel at the Mojave Valley Resort. Spotlight 29 and 7 Cedars opened in January and February 1995, respectively, and the Fremont Street Experience is scheduled for completion by the end of 1995.

               In January 1995, the Company completed an underwritten public offering of 2.5 million shares of its common stock (the "Equity Offering"). At that time, the Company believed the net proceeds to the Company of the Equity Offering (approximately $4 million before deducting the Company's offering expenses), together with cash on hand and cash generated from operations, would be sufficient to satisfy the Company's working capital requirements through the first quarter of 1995. However, as a result of the unanticipated poor initial performance of the Spotlight 29 Casino following its opening, the

     Company was required to obtain additional financing through the sale in March 1995 of $1,706,250 aggregate principal amount of its 7 1/2% Convertible Subordinated Notes due December 31, 1996 (the "Convertible Notes"). See "Working Capital Requirements; Insufficient Liquidity" below.

               THE FOUR QUEENS; THE FREMONT STREET EXPERIENCE. Based principally on results at the Four Queens, the Company in 1994 experienced an operating loss before income taxes of $205,000, as compared to 1993, when the Company's operating income before income taxes was $4.01 million. For the first quarter of 1995, the Company's operating loss before income taxes was $1.38 million, as compared to operating income before income taxes of $218,000 for the first quarter of 1994. Although occupancy rates at the Four Queens remained above 90% in 1994 and during the first quarter of 1995, gaming revenues declined approximately 11% in 1994 from 1993 and approximately 7% in the first quarter of 1995 from the first quarter of 1994. In 1994, gaming revenues were $46.27 million, as compared to $51.95 million in 1993 and $49.23 in 1992. Gaming revenues in the first quarter of 1995 were $10.76 million, compared to $11.62 in comparable the prior year period. See "Risk Factors--Recent and Expected Losses From Existing Operations." The Company believes this decline is primarily due to the impact of themed mega-casinos on the Las Vegas Strip such as the MGM Grand, Luxor, and Treasure Island, each of which opened in the fourth quarter of 1993. It believes that customers of the downtown casino/hotels who would normally spend substantially all of their gaming and entertainment budget at downtown casinos in 1994 were drawn to and spent a portion of their budgets at these new Strip properties, resulting in a loss of revenue to downtown casinos. The Company believes that similar results occurred in late 1989 and mid-1990, when two mega-casinos, The Mirage and Excalibur, opened on the Strip. In the year ended June 30, 1990, downtown casino revenue increased only 1/2% over the prior year. However, in the following fiscal year, downtown gaming revenue increased 4.2%, for reasons the Company believes included a general increase in the number of visitors to Las Vegas and the decreased novelty of the attractions offered by the mega-casinos on the Strip.

               Although both the number of visitors to Las Vegas and overall Las Vegas casino revenues have increased during the first quarter of 1995 as compared to the prior year period, the Company believes the continuing flat trend of the Four Queens' gaming revenues in 1995 primarily has been the result of the significant vehicular and pedestrian traffic disruption adjacent to the casino caused by the construction of the Fremont Street Experience (described below) and related downtown infrastructure improvements.

               Elsinore anticipates that the Four Queens and the other downtown casinos will benefit from the opening of the Fremont Street Experience, currently expected in the Winter of 1995. The Fremont Street Experience is a cooperative undertaking among the downtown casinos to create a feature attraction along Fremont Street in downtown Las Vegas. The Fremont Street Experience will transform four blocks of Fremont Street into a covered pedestrian mall, connecting the Four Queens and nine other major entertainment venues that together will offer 17,000 slot machines, over 500 blackjack and other table games, 41 restaurants and 8,000 hotel rooms. The Fremont Street Experience will feature a 10-story celestial vault, sound effects and a high tech light show which will add to the neon signs and marquees for which the downtown area is already famous. As part of the Fremont Street Experience, a new 1,600-space parking garage is under construction. The Company believes that the Fremont Street Experience will become a major attraction in the Las Vegas area and will result in additional patronage in the downtown market. See "Risk Factors-- Competition" and "--Risks Associated With Hotel/Gaming Business."

               Based on the observation of downtown gaming revenue patterns in 1989-1991 and on the prospective opening of the Fremont Street Experience, the Company believes that gaming revenues at the Four Queens and at downtown casinos generally will increase, driven principally by a greater number of gaming and hotel patrons in the downtown market. However, there is no assurance that patronage or gaming revenues at downtown casinos or the Four Queens will increase. See "Risk Factors--Recent and Expected Losses From Existing Operations."

               7 CEDARS CASINO--WASHINGTON STATE. On February 3, 1995, Elsinore and the Jamestown S'Klallam Tribe ("S'Klallam Tribe") opened the 7 Cedars Casino ("7 Cedars"), a 54,000 square foot Class II and limited Class III gaming facility on tribal lands fronting U.S. Interstate Highway 101, on the Olympic Peninsula approximately 70 miles northwest of Seattle. The development cost for 7 Cedars was approximately $9 million. 7 Cedars' 12,500 square foot gaming area features Las Vegas-style table games including craps, blackjack, roulette and poker, as well as bingo, pull tabs and other non-house banked games. Pursuant to the terms of the management contract between the S'Klallam Tribe and Olympia Gaming Corporation, the Company's wholly owned subsidiary, the Company is to receive management fee revenues equal to 30% of 7 Cedars' earnings from gaming operations, after deducting certain expenses. In addition, the S'Klallam Tribe is obligated to repay from its share of casino earnings a $9 million loan from the Company to finance casino development and construction.

               Because 7 Cedars' opening occurred during the low season for tourism on the Olympic Peninsula, the Company anticipated the casino would experience a negative cash flow during its initial months of operations. For the first quarter of 1995, 7 Cedars had gross revenues of approximately $2.32 million, resulting in an estimated net operating loss of approximately $328,000, compared to an anticipated loss for the quarter of approximately $234,000. In April 1995, 7 Cedars entered into an agreement with a third party providing for furniture, fixtures and equipment financing in the amount of $760,000.

               Pursuant to its management agreement regarding the 7 Cedars, the Company, through a subsidiary, was obligated to fund a reserve for "working capital" in the amount of $500,000 at the inception of the casino's operations. In addition, the management contract calls for the Company to maintain the working capital reserve at the $500,000 level or such lower amount as may be required in the discretion of the S'Klallam Tribe. By mutual agreement between the Company and the Tribe, however, the Company as of the date hereof has not funded or maintained the reserve. Since its opening in February 1995, the 7 Cedars has failed to generate positive cash flows. If the present trend continues, the Company will be called upon to provide working capital advances to the casino during the remainder of 1995. The term "working capital" is not defined in the management agreement. The Company believes the parties did not intend to apply a working capital definition based upon generally accepted accounting principals which, in the Company's view, would be impracticable in the context of the management agreement and which, in practice, has never been followed. If such a definition were applied, the Company would be required to significantly increase the amount of its working capital advances to the 7 Cedars. The Company intends to seek clarification of this matter with the S'Klallam Tribe. Accordingly, the extent of the Company's funding obligations to the casino currently is unclear.

               SPOTLIGHT 29 CASINO--PALM SPRINGS, CALIFORNIA. On January 14, 1995, Elsinore and the 29 Palms Band of Mission Indians ("29 Palms Band") opened the Spotlight 29 Casino ("Spotlight 29"), a 74,000 square foot Class II gaming facility on tribal lands located near Palm Springs, California. Spotlight 29 cost approximately $10 million to develop. Pursuant to the terms of the management contract between the 29 Palms Band and Palm Springs East L.P., a partnership of which the Company owns 90%, the Company was to manage the casino and to receive management fee revenues equal to approximately 27% of Spotlight 29's earnings from gaming operations, after deducting certain expenses. In addition, the 29 Palms Band is obligated to repay from its share of casino earnings a $10 million loan and certain other advances from the Company to finance the development and construction of Spotlight 29.

               Following its opening, the Spotlight 29 Casino experienced significantly lower than anticipated gaming revenue, resulting in substantial net operating losses through March 31, 1995. This lower revenue was believed by the Company to be attributable in large part to competition from other Native American gaming facilities in the Palm Springs area that continue to operate electronic gaming machines without an approved compact with the State of California. Pursuant to its obligations under the Spotlight 29 management contract, the

     Company through the first quarter of 1995 advanced $1.1 million to the casino to cover working capital shortfalls.

               In early March 1995, the 29 Palms Band caused electronic gaming machines to be installed at the Spotlight 29. The Company believed the operation of these machines without a state compact violated the Spotlight 29 management contract as well as applicable federal law, and furthermore threatened to subject the Company to disciplinary action by the Nevada Gaming Commission. See "Risk Factors--Disengagement From Spotlight 29 Management Contract." Following the 29 Palms Band's failure to comply with the Company's demand to remove the machines, the Company on March 16, 1995 filed an injunctive and declaratory action in federal court against the tribe to halt the use of the machines at the casino premises.

               On April 2, 1995, the Company was requested by the 29 Palms Band to provide additional working capital advances to the Spotlight 29. The Company demanded that, as a condition to providing additional working capital, the 29 Palms Band execute promissory notes for all working capital advances and loans to date and also for the additional sums requested, waive its sovereign immunity relating to enforcement of such promissory notes and resume negotiation of the terms of an agreement terminating the relationship between the Company and the tribe. On April 13, 1995, the 29 Palms Band refused to comply with these demands. The following day, the Company ceased its funding of working capital to the Spotlight 29 in view of the alleged breach of the management contract and loan agreement by the tribe.

               On April 17, 1995, the Company's employees assigned to the Spotlight 29 were ordered from and escorted off the casino premises by Tribal representatives. The Company does not have any employees or representatives at the Spotlight 29 and the 29 Palms Band has de facto
                                                                   -- -----
     discharged the Company as manager of the casino. See "Risk Factors-- Disengagement From Spotlight 29 Management Contract."

               As a result of its discharge as manager, the Company withdrew as moot the injunctive and declaratory action previously filed and, on April 19, 1995, the Company issued a demand letter to the 29 Palms Band declaring a complete breach of the management contract and loan agreement as well as claiming damages exceeding $12.5 million. On May 16, 1995, the Company received a "Notice to Terminate Management Agreement" from the 29 Palms Band which alleged material breaches of the management contract and demanded $1.54 million to cure such breaches. If the Company is unable to obtain a negotiated resolution of the dispute with the 29 Palms Band, the Company intends to pursue civil litigation for the referenced damages in the appropriate judicial forum.

               Because of the uncertainty regarding both the future operational success of the Spotlight 29 and the 29 Palms Band's ability to respond to monetary damages, management is unable to predict, at this time, the ultimate outcome of the dispute.

               MOJAVE VALLEY RESORT AND NASHVILLE NEVADA. Mojave Valley Resort is being developed by J.F. Temple Development ("Temple"), a developer of resorts in the Palm Springs area, as a master-planned resort featuring up to seven casino/hotels, two championship golf courses, a marina, facilities for up to 1,300 recreational vehicles, commercial facilities and approximately 4,000 units of single and multi-family housing. The first project to be completed at the Resort, a casino/hotel with approximately 300 rooms and owned by the Fort Mojave Tribe, opened in February 1995.

               In May 1994, Elsinore and Temple agreed to develop and own up to four casino/hotels at Mojave Valley Resort. Elsinore will manage each property developed under this agreement. Subject to obtaining the necessary debt and equity financing for the project, the first casino/hotel planned to open will be the Nashville Nevada. A country and western theme will distinguish the Nashville Nevada project, which is expected to feature approximately 500 hotel rooms and 32,500 square feet of gaming space, including approximately 1,050 slot machines, as well as restaurants and other nongaming amenities. The total project cost of Nashville Nevada is expected to be approximately $65.5 million. If the necessary financing can be arranged, construction of Nashville Nevada is expected to begin as soon as practicable thereafter and the Company will acquire option rights to develop up to three additional casino/hotel projects. In March 1995, Temple and the Company agreed to extend until September 30, 1995, the date by which the Company must complete its $10 million capital contribution to the Nashville Nevada project, in consideration for which the Company assumed approximately $169,000 of Temple's payment obligations relating to the Mojave Valley Resort. It is unlikely that the Company will complete its capital contribution to the project by September 30, 1995, and there is no assurance that the Company or Temple will be able to obtain the equity or debt financing necessary to commence construction of the project by the extended deadline or at all. See "Risk Factors--Debt Covenants." Accordingly, there is significant uncertainty whether the Nashville Nevada project will commence construction or be completed and whether the Company will maintain the right to develop any additional projects at the Mojave Valley Resort. See "Risk Factors--Uncertainty of Nashville Nevada Financing" and "-- Additional Risks Regarding Nashville Nevada and Mojave Valley Resort."

               INSUFFICIENT LIQUIDITY; GOING CONCERN OPINION; MANAGEMENT RESPONSE. On March 29, 1995, in its auditors' report accompanying the Company's 1994 audited financial statements, the Company's independent certified public accountants stated that the cumulative effect of various factors more fully discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and in the Notes to its consolidated financial statements for the same period, raised substantial doubt about Elsinore's ability to continue as a going concern. Among the factors identified in the report were the Company's recurring losses from operations, its net capital and working capital deficiencies, its need to obtain waivers from noteholders for debt covenant noncompliance in order to avoid defaults under the terms of the First Mortgage Notes and the Old Notes, its need to negotiate the termination of the Spotlight 29 management contract and the repayment of advances made to the 29 Palms Band, and its need to obtain additional financing to meet upcoming debt service and working capital requirements. For a more detailed analysis of these factors, see the discussion elsewhere in this Executive Summary and in the disclosure set forth under "Risk Factors" on pages 20 through 40 below.

               In the second quarter of 1995, the Company has focused upon effectively managing its working capital and debt service requirements while continuing its efforts to improve the results of operations of the Four Queens and 7 Cedars and resolve the dispute regarding the Spotlight
     29. In order to reduce the current strain on the Company's liquidity, on June 30, 1995, the Company amended and rescheduled its payment obligations under the Old Notes (the "Old Notes Amendment"). The Old Notes Amendment, among other things, extended the maturity date of the Old Notes to March 31, 2000 and eliminated the mandatory $750,000 quarterly principal redemption payments that had been scheduled to commence on June 30, 1995. See "Risk Factors--Substantial Leverage and Debt Service Requirements." Also on June 30, 1995, the Company (i) amended the Convertible Notes to eliminate the mandatory $427,000 quarterly principal redemption payments due in March and June of 1996 (proportionally increasing the quarterly redemption payments due in September and December of that year), and (ii) amended the terms of certain restrictive debt covenants under its First Mortgage Notes and the Old Notes and obtained from the noteholders written waivers of compliance with certain covenants under both debt facilities. See "Risk Factors--Debt Covenants."

               For the balance of 1995 and in 1996, the Company's working capital requirements will include, among other things, monthly payments to the Internal Revenue Service ("IRS") of $275,000 through December 31, 1995 and then $550,000 monthly through April 1996 for prior period income tax and related interest; semi-annual interest payments on the First Mortgage Notes of approximately $3.56 million due on October 1, 1995, and on April 1 and October 1, 1996; quarterly interest payments of $150,000 on the Old Notes due on September 30 and December 31, 1995, and on the last day of each March, June, September and December thereafter until the Maturity Date; quarterly interest payments on the Convertible Notes of approximately $96,000 on

     December 31, 1995 and approximately $32,000 on each of March 31 and June 30, 1996; mandatory redemption payments on the Convertible Notes of approximately $853,000 (plus accrued interest) due on each of September 30 and December 31, 1996; and one or more capital contributions to fund the operating expenses of 7 Cedars. See "Risk Factors--Liability for Prior Period Taxes" and "--Substantial Leverage and Debt Service Payments."

               The net proceeds of sale of the Convertible Notes, together with cash on hand and revenues from operations, enabled the Company to complete its April 1995 debt service obligations. In addition, the June 1995 amendments to the Company's note facilities partially relieved the current strain on the Company's liquidity. For the remainder of 1995 and 1996, however, based upon the Company's recent results of operations and its projections for future quarters, the Company will require significantly improved results of operations or additional financing in order to satisfy its debt service and working capital requirements. See "Risk Factors-- Decreased Liquidity."

               ADDITIONAL MANAGEMENT CHANGES. Finally, the Company implemented additional management changes during the second quarter of 1995. Effective April 1, 1995, Gary R. Acord joined the Company as Senior Vice President-Finance and Treasurer. Prior to joining the Company, Mr. Acord was managing partner of the Las Vegas office of KPMG Peat Marwick LLP, where he specialized in serving gaming industry clients both within and outside Nevada and led the firm's International Gaming Practice. Mr. Acord replaced James L. White in the chief financial officer position. Effective May 11, 1995, Thomas Martin was elected to serve as the Company's Chief Executive Officer. Also effective May 11, 1995, Rodolfo E. Prieto, Senior Vice President of the Company, succeeded to the position of Chief Operating Officer. Departures from the management team during this period include Richard A. LeVasseur, who resigned his positions as a Director and Senior Vice President of the Company effective April 1, 1995, and Edward M. Fasulo, who resigned his positions as Senior Vice President and Director of Elsinore and as an officer and director of certain Guarantors effective July 1, 1995. See "Risk Factors--Key Personnel."

               The Company was incorporated in Nevada in 1972. The Company's executive offices are located at 202 Fremont Street, Las Vegas, Nevada 89101. Its telephone number is (702) 385-4011.

                                  RISK FACTORS

               EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS SET FORTH UNDER "RISK FACTORS," AS WELL AS OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, IN EVALUATING THE COMPANY AND THE EXCHANGE
     OFFER:

               .  Auditors' Going Concern Opinion
               .  Recent and Expected Losses from Existing Operations
               .  Substantial Leverage and Debt Service Requirements
               .  Decreased Liquidity
               .  Liability for Prior Period Taxes; IRS Installment Agreement
               .  Debt Covenants
               .  Pending WARN Act Litigation
               .  Disengagement from Spotlight 29 Management Contract
               .  Limitations on Noteholders' Ability to Realize on Collateral
               .  Certain Bankruptcy Limitations
               .  Intercreditor Agreement With First Mortgage Notes Trustee
               .  Limitations on Noteholders' Exercise of Rights Under Ground
                    Leases
               .  Limitations on Enforceability of Deed of Trust with Respect to
                    Ground Leases
               .  Fraudulent Conveyance Considerations
               .  Uncertainty of Nashville Nevada Financing
               .  Additional Risks Regarding Nashville Nevada and Mojave Valley
                    Resort
               .  Uncertainty of Operating Results of New Casino Projects
               .  Risks Associated with Hotel/Gaming Business

               .  Reliance on Certain Markets
               .  Competition
               .  Regulation of Nevada Gaming Operations
               .  Proceedings Before Nevada Gaming Authorities
               .  Regulation of Native American Casino Operations
               .  Applicability of IGRA to Nashville Nevada Project
               .  Dependence on Temple and Others
               . Dependence on Relationships with Native American Tribes . Key Personnel
               .  Volatility of Securities Prices
               .  Consequences of Failure to Properly Tender
               .  Consequences of Original Issue Discount
               .  Absence of Public Market
               .  Market Making Restrictions



                               THE EXCHANGE OFFER

     THE OFFER....................  The Company is offering to exchange $1,000 principal amount of New Notes for $1,000 principal amount of Old Notes that are properly tendered and accepted.

     EXPIRATION DATE..............  5:00 p.m., New York City time, on August __,
                                    1995, unless extended.  See "The Exchange
                                    Offer--Expiration Date; Extensions;
                                    Termination."

     ACCRUED INTEREST ON
     THE NOTES....................  The New Notes will bear interest from their date of issuance (August __, 1995, unless the Exchange Offer is extended). Interest on the Old Notes which are exchanged for New Notes will cease to accrue on the day preceding the date of issuance of the New Notes. Interest payable on September 30, 1995 with respect to the New Notes will include accrued but unpaid interest due on the Old Notes for the period from July 1, 1995 through August __, 1995, and will be paid to those who are holders of record of the New Notes as of August __, 1995.

     CONDITIONS OF THE
     EXCHANGE OFFER...............  The Exchange Offer is subject to certain customary conditions, any or all of which may be waived by the Company. See "The Exchange Offer--Conditions of the Exchange Offer."

     PROCEDURES FOR
     TENDERING OLD NOTES..........  Each holder of the Old Notes wishing to accept the Exchange Offer must complete and sign the Letter of Transmittal, in accordance with the instructions contained herein and therein, and forward or hand deliver such Letter of Transmittal to the Company at the address set forth herein and therein. Each exchanging holder will be required to represent in the Letter of Transmittal that such holder is acquiring the New Notes in the ordinary course of business, is not engaged in, and does not intend to engage in, a distribution of the New Notes and is not an affiliate of the Company and the Guarantors. Any holder of the Old Notes whose Old Notes are registered in the name of brokers, dealers, commercial banks, trust companies or nominees is urged to contact such registered holders promptly if such holder wishes to accept the Exchange Offer. Any brokers or dealers that receive New Notes for its own account in exchange for Old Notes must check the Broker/Dealer box on the Letter of Transmittal and deliver a Prospectus in connection with any resale of such New Notes. See "The Exchange Offer-- Procedures for Tendering."

     WITHDRAWAL OF TENDERS........  Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Withdrawal Rights."

     ACCEPTANCE OF OLD NOTES
     AND DELIVERY OF NEW NOTES....  The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Acceptance of Old Notes for Exchange; Delivery of New Notes."

     CERTAIN FEDERAL INCOME
     TAX CONSIDERATIONS...........  The exchange of Old Notes for New Notes will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain Federal Income Tax Considerations."

     RIGHTS OF NON-EXCHANGING
     NOTEHOLDERS..................  Holders of the Old Notes who do not exchange their Old Notes for New Notes do not have any appraisal or dissenters' rights under Nevada law in connection with the Exchange Offer.


                            DESCRIPTION OF NEW NOTES

     NEW NOTES SUBJECT TO
     THE EXCHANGE OFFER...........  Up to $3,000,000 aggregate principal amount of the New Notes.  See "Description of
                                    Notes--General."

     COMPARISON WITH
     OLD NOTES....................  The New Notes generally will be freely transferable under the Securities Act by holders who are not affiliates of the Company. The holders of the Old Notes currently are entitled to certain registration rights pursuant to the Registration Rights Agreement, dated as of October 14, 1994, among the Company, the Guarantors named therein, and the

                                    Purchasers named therein. However, upon consummation of the Exchange Offer, holders of the Old Notes who do not exchange their Old Notes for New Notes will no longer be entitled to any registration rights and will not be able to re-offer, resell or otherwise dispose of their Old Notes, unless they are subsequently registered under the Securities Act, which the Company and the Guarantors will have no obligation to do, or unless an exemption from the registration requirements of the Securities Act is available. The New Notes otherwise will be identical in all respects (including interest rate, maturity, security, guaranty and restrictive covenants) to the Old Notes. See "The Exchange Offer--Purpose and Effects."

     INTEREST PAYMENT DATES.......  March 31, June 30, September 30, December
                                    31.

     INTEREST RATE................  20%.

     MATURITY DATE................  March 31, 2000.

     GUARANTY.....................  The Notes are fully and unconditionally guaranteed, without limitation, by the
                                    Guarantors named on the cover page of this Prospectus. See "Description of the Notes -
                                    - Guaranties."

     SECURITY.....................  The Notes are secured by a lien on substantially all of the assets of Four
                                    Queens, Inc., subject to certain exceptions, and a pledge of all of the issued and outstanding capital stock of the Guarantors. Four Queens, Inc.'s net asset value securing the Notes currently is in excess of $30 million. See "Description of the Notes-- Security for the Notes."

     RANKING......................  The Notes rank senior in right of payment to the $57 million principal amount of First
                                    Mortgage Notes, the $1.7 million principal
                                    amount of the Convertible Notes and all
                                    future subordinated indebtedness of the
                                    Company.  The Notes rank equal to and
                                    without preference with respect to
                                    approximately $1.3 million in capital lease
                                    indebtedness and all future senior
                                    indebtedness of the Company, other than (in
                                    certain limited circumstances) liens for
                                    after acquired property pursuant to the
                                    Company's indebtedness for prior period
                                    federal tax and interest secured by a tax
                                    lien; provided that the Purchase Agreement
                                          --------
                                    permits certain indebtedness to be secured by liens which are senior to the liens securing the Notes. See "Description of Notes--Certain Covenants--Limitations on
                                    Liens."  Pursuant to an intercreditor
                                    agreement among the trustee under the
                                    indenture with respect to the Company's
                                    First Mortgage Notes,
                                    the Company, the holders of the Notes and the guarantors of the First Mortgage Notes, the holders of the Notes have been granted a first priority security interest in the collateral for the Notes. As of March 31, 1995, the Company had no outstanding indebtedness other than the First Mortgage Notes and the Convertible Notes which was subordinate to or equal and without preference with respect to the Notes. Payment obligations which are of equal rank are generally entitled to share ratably in the assets of the obligor upon its liquidation or dissolution.

     MANDATORY REDEMPTION.........  The Company may be required to offer to repurchase all or a portion of the Notes as set forth below under "Semi-Annual Repurchase of Notes at Option of Holder," "Offer to Purchase With Excess Available Cash," "Redemption Pursuant to Gaming Laws," and "Repurchase of Notes at the Option of the Holder Upon a Change of Control." The repurchase offer obligations may not be waived, modified or eliminated other than by the requisite vote of the holders of the Notes. The Company's ability to consummate a required repurchase offer or redemption will depend on the availability of funds to pay for the Notes to be repurchased or redeemed. See "Risk Factors: Decreased Liquidity." The repurchase offer and redemption obligations do not require the payment of any other obligations.

     SEMI-ANNUAL REPURCHASE OF
     NOTES AT THE OPTION OF THE
     HOLDER.......................  Each holder of the Notes will have the right, at such holder's option, to require the Company to repurchase all or any part (in integral multiples of $1,000) of such holder's Notes, at a cash price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on each March 31 and September 30 commencing in 1996 and continuing until the Maturity Date.

     OFFER TO PURCHASE WITH
     EXCESS AVAILABLE CASH........  Upon completion of the first quarter of
                                    1995, and on a quarterly basis thereafter, the Company will be required to offer to purchase on the open market that portion of the principal amount of the Notes then outstanding (plus accrued interest and premium) equal to 90% of the prior fiscal quarter's Total Available Cash. As of the date of this Prospectus, the Company does not possess any Total Available Cash subject to a mandatory offer to purchase. See "Description of Notes--Certain Covenants-- Mandatory Purchase Offer with Excess Cash."

     REDEMPTION PURSUANT TO
     GAMING LAWS..................  The Notes shall be redeemable at any time pursuant to, and in accordance with, any order of any Nevada Gaming Authority with appropriate jurisdiction and authority, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss or material impairment or secure the reinstatement of any Gaming License or to prevent such Gaming Authority from taking any other action, which if lost, impaired, not reinstated or taken, as the case may be, would have a material adverse effect on the Company or any Guarantor, or where such redemption or acquisition is required because the holder or beneficial owner of such security redeemed or acquired is required to qualify, be found suitable, or become licensed as such under such Gaming Laws and such holder or beneficial owner refuses to, or does not so qualify, obtain a finding of suitability or become licensed. The redemption price for any such redemption shall be the principal amount thereof, plus accrued interest to the date of such determination of unsuitability.

     OPTIONAL REDEMPTION..........  Except as described in the preceding paragraph, the Company may not redeem the Notes at its option in whole or in part prior to the Maturity Date.

     REPURCHASE OF NOTES AT THE
     OPTION OF THE HOLDER UPON
     A CHANGE OF CONTROL..........  In the event that a Change of Control should occur (including as a result of leveraged buyout of the Company initiated or supported by the Company, the managements of the Company, or an affiliate of either such party), each holder of the Notes will have the right, at such holder's option to require the Company to repurchase all or any part of such holder's Notes on the date that is no later than 30 business days after the occurrence of a Change of Control, at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any. See "Description of Notes--Certain Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control."

     CERTAIN COVENANTS............  The Purchase Agreement governing the Notes contains certain covenants relating to
                                    construction of the Native American Casinos;
                                    maintenance of net worth; maintenance of fixed charge coverage ratio; and maintenance of consolidated EBITDA; as well as restrictions on, among other things, the incurrence of additional indebtedness and disqualified capital stock; liens; the payment of dividends on or purchases of the capital stock of the Company or the Guarantors and other restricted payments; certain transactions with affiliates; mergers, consolidations and sales of assets; lines of business; and the use of proceeds from the issuance of the Old Notes. See "Risk Factors--Debt Covenants" and "Description of the Notes -- Certain Covenants."

     NO PUBLIC MARKET.............  At present, the Old Notes are owned by five institutional investors and there is no
                                    assurance that an active public or private market for the Old Notes or the New Notes will develop.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

          The following tables set forth certain summary consolidated financial and operating data information regarding the Company. The information below should be read in conjunction with "Selected Consolidated Financial Data" and the audited consolidated financial statements of the Company and the notes thereto incorporated by reference in this prospectus.

                                  March 31,                              December 31,
                            ----------------------  ------------------------------------------------------
                               1995        1994        1994        1993        1992       1991      1990
                            ----------  ----------  ----------  ----------  ----------  --------  --------
                                     (Dollars in Thousands Except Per share Amounts, Unaudited)
BALANCE SHEET DATA:
- ------------------
Total Assets                $  71,279      68,410   $  67,315   $  71,923   $  41,961   $45,083   $51,998
Current Portion of Long-        3,473         179       2,309         204       3,051     3,101     3,212
 Term Debt
Long-Term Debt Net of
 Current Portion:
   Notes Payable               51,630      53,276      50,791      53,018      28,513    31,181    33,800
   Capital Leases               1,279       1,326       1,290       1,350       1,555     1,939     2,107
Stockholder's Equity           (2,054)      2,527      (1,664)      4,567        (182)    1,598     2,246
 (Deficit)
OPERATIONS DATA:
- ---------------
Revenue (Net)               $  15,261   $  15,397   $  62,706   $  66,852   $  63,998   $63,031   $68,213
                            =========   =========   =========   =========   =========   =======   =======
Income (Loss) Before       ($   4,132) ($   2,040) ($  10,176) ($   2,252) ($   1,780) ($   573)  $   990
 Extraordinary Items
Extraordinary Items:
 Gain (Loss on
  Extinguishment of
  Debt                            ---         ---         735    (    285)        ---       ---       (20)
 Tax Effect of Loss
  Carryforward                    ---         ---         ---         ---         ---       ---       604
                            ---------   ---------   ---------   ---------   ---------   -------   -------
Net Income (Loss)          ($   4,132) ($   2,040) ($   9,441) ($   2,537) ($   1,780) ($   573)  $ 1,574
                            =========   =========   =========   =========   =========   =======   =======
Per Share Amounts:
 Income (Loss) Before
  Extraordinary Items      ($     .28) ($     .17) ($     .84) ($     .19) ($     .15) ($    .05) $   .08

 Extraordinary Items              ---         ---         .06  (      .02)        ---       ---       .05
                            ---------   ---------   ---------   ---------   ---------   -------   -------
 Net Income (Loss)           ($   .28)   ($   .17)   ($   .78)   ($   .21)   ($   .15) ($   .05)  $   .13
                            =========   =========   =========   =========   =========   =======   =======

 Depreciation and               1,019         922       3,990       3,206       3,302     3,691     3,883
  Amortization
Capital Costs:
 Interest Related to
  Prior-Period Tax
  Obligation                $     458   $      90   $     885   $   1,385   $     213   $   313   $   599
 Interest Expense               2,293       2,168       9,086       4,256       3,124     3,858     4,736
                            ---------   ---------   ---------   ---------   ---------   -------   -------
                            $   2,751   $   2,258   $   9,971   $   5,641   $   3,337   $ 4,171   $ 5,335
                            =========   =========   =========   =========   =========   =======   =======

                                  RISK FACTORS


               Each prospective investor should carefully consider the following factors, among others, in evaluating the Company before purchasing the New Notes.

     AUDITORS' GOING CONCERN OPINION

               On March 29, 1995, in its auditors' report accompanying the Company's 1994 audited financial statements, the Company's independent certified public accountants stated that the cumulative effect of various factors more fully discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and in the Notes to its consolidated financial statements for the same period, raised substantial doubt about Elsinore's ability to continue as a going concern. Among the factors identified in the report were the Company's recurring losses from operations, its net capital and working capital deficiencies, its need to obtain waivers from noteholders for debt covenant noncompliance in order to avoid defaults under the terms of the First Mortgage Notes and the Old Notes, its need to negotiate the termination of the Spotlight 29 management contract and the repayment of advances made to the 29 Palms Band, and its need to obtain additional financing to meet upcoming debt service and working capital requirements. For a more detailed analysis of these factors, see the discussion above in the Executive Summary and in the disclosure set forth under each additional "Risk Factor" set forth below.

     RECENT AND EXPECTED LOSSES FROM EXISTING OPERATIONS

               FOUR QUEENS. Elsinore's historical financial information primarily reflects the operations of the Four Queens. Although the Company historically has generated positive cash flow from operations, the Company has experienced net losses in four of the last five years. In 1994, the results of operations of the Four Queens were adversely affected by, among other things, increased competition due to the opening of three large casino/hotels on the Las Vegas Strip and, to a lesser extent, the refurbishment program at the Four Queens. At December 31, 1994, the Company's working capital deficit had increased to $10.5 million, from $5.3 million at December 31, 1993. Cash and cash equivalents, including restricted amounts, decreased $23.7 million to $7.1 million during the twelve months ended December 31, 1994 (restricted cash and cash equivalents were approximately $3.69 million as of December 31, 1994, as compared to $25.72 million as of December 31, 1993). Elsinore experienced a net loss of $9.4 million and negative cash flow from operations of $3.7 million for the 1994 fiscal year.

               The results of operations of the Four Queens continued to be negatively affected during the first quarter of 1995. At March 31, 1995, the Company's working capital deficit was approximately $8.65 million.
     Cash and cash equivalents decreased $199,000 to $6.89 million during the three-month period ended March 31, 1995 (no restricted amounts were remaining at March 31, 1995). Although cash flow from operations was $220,000 during the three-month period ended March 31, 1995, Elsinore experienced a net loss during the quarter of $4.13 million. The Company anticipates the current negative trend will continue at least through the fourth quarter of 1995, when the Fremont Street Experience is scheduled for completion.

               7 CEDARS CASINO. 7 Cedars opened to the public on February 3, 1995. In February and March 1995, during its first seven weeks of operations, 7 Cedars generated gross revenues of approximately $2.3 million, which was approximately $1.3 million less than the $3.6 million of revenues previously projected for the period. The net loss for 7 Cedars for the first quarter of 1995 was $328,000, compared to a budgeted loss for the period of $234,000. This negative trend has continued through the second quarter of 1995. Although the Company anticipates that gaming revenues at 7 Cedars will increase in the Summer and Fall of 1995, as a result of a greater influx of tourists to the Olympic Peninsula during that period, there is no assurance that 7 Cedars will generate increased gaming revenues or that the casino will become profitable. See "Uncertainty of Operating Results of New Casino Projects" below.

               SPOTLIGHT 29 CASINO. From the opening on January 14, 1995 through February 28, 1995, insufficient revenues were generated to cover the casino's operating expenses. Gross revenues during the period were approximately $898,000 (compared to projected revenues during this period of $3.7 million), resulting in an estimated net loss of $271,000 instead of a projected net profit of $1.3 million). This shortfall is believed by the Company to be attributable in part to the marketing plan of Spotlight 29 taking longer to implement than expected, and from competition from other Native American gaming facilities in Southern California that continue to operate electronic gaming machines without an approved compact with the State of California in violation of applicable federal law. Pursuant to its obligations under the Spotlight 29 management contract, the Company through April 17, 1995 contributed approximately $1.2 million in the form of loans to Spotlight 29 to fund its working capital shortfall.

               On or about April 17, 1995, the Company disengaged from the Spotlight 29 management contract. See "Disengagement from Spotlight 29 Management Contract" below.

     SUBSTANTIAL LEVERAGE AND DEBT SERVICE REQUIREMENTS

               As of March 31, 1995, the Company had gross indebtedness of approximately $63.1 million, inclusive of current maturities (net indebtedness, after subtracting an aggregate discount of approximately $6.7 million, was approximately $56.4 million), and the total stockholders' deficit had increased approximately $390,000 since December 31, 1994, from a deficit of approximately $1.7 million to a deficit of approximately $2.1 million. Continuing losses in the second quarter of 1995 have further increased the amount of such deficit.

               Substantially all of the Company's outstanding indebtedness for money borrowed consists of its First Mortgage Notes, its Old Notes and its Convertible Notes. On December 29, 1994, $3 million of the original $60 million principal amount of First Mortgage Notes was repurchased by the Company and retired in exchange for the issuance to the noteholder of 930,000 shares of Common Stock of the Company (the "Note Exchange"). Debt service requirements on the First Mortgage Notes currently consist of semi-annual interest payments of approximately $3.56 million, the remaining 1995 payment of which is due on October 1, 1995, and repayment of principal at maturity in the year 2000.

               As a result of the Old Notes Amendment, the Company's debt service requirements on the Old Notes (and, following completion of the Exchange Offer, the New Notes) consist of quarterly interest payments of $150,000 due at the end of each March, June, September and December, and repayment of principal at maturity on March 31, 2000. Pursuant to the Old Notes Amendment, the Company does not have the right to redeem at its option all or any part of the Notes prior to the Maturity Date. In addition, each holder of Old Notes (and, following completion of the Exchange Offer, the New Notes) shall have the right to require the Company to redeem its Notes, in whole or in part, at 100% of principal amount, together with accrued and unpaid interest, on each March 31 and September 30 commencing in 1996 and continuing until the Maturity Date.

               The Company's debt service requirements on the Convertible Notes in 1995 are limited to a single payment of approximately $96,000 of accrued interest payable on December 31, 1995. Thereafter, the Convertible Notes will require quarterly interest payments of approximately $32,000 on March 31 and June 30, 1996, a mandatory principal redemption in the amount of $853,125 (plus $32,000 accrued interest) due on September 30, 1996, and a final payment of principal in the amount of $853,125 (plus $16,000 accrued interest) due on December 31, 1996.

               Although the Company anticipates that its cash on hand and revenues from operations will be sufficient to cover its debt service obligations through September 1995, based on the Company's results of operations and projections, the Company will not be able to meet its remaining obligations in 1995 including, among other things, its October 1995 First Mortgage Note interest payment, without significantly improved results of operations or additional financing. See "Decreased Liquidity" below.

               The leveraged nature of the Company's capital structure has placed significant constraints on its cash position. Among other things, the Company currently has significantly large cash requirements for debt service, the funds available for capital expenditures are limited, and the financial covenants and other restrictions contained in the agreements governing the First Mortgage Notes, Old Notes and Convertible Notes require the Company to meet certain financial tests and will limit its ability to borrow additional funds or to dispose of assets. See "Debt Covenants" below. The Company's ability to meet its obligations and ultimately to reduce its total debt will be dependent upon significantly improving the future performance of the Four Queens and/or the 7 Cedars, collecting the significant notes receivable from the Native American tribes, obtaining additional financing, or a combination of the foregoing. In the event the Company is unable to meet or further restructure its debt service obligations and the notes are accelerated, the Company would be required to sell assets or seek protection under bankruptcy laws.

     DECREASED LIQUIDITY

               The Company's liquidity has been significantly affected by its substantial debt service obligations and its other capital expenditure and operating requirements. In addition, the Company is obligated to pay to the IRS in 1995 and 1996 a remaining balance at June 30, 1995 of approximately $3.85 million of prior period taxes and interest pursuant to a payment plan entered into with the IRS in December 1994 (see "Liability for Prior Period Tax; IRS Installment Agreement" below).

               In 1994, the Company's available cash and funds generated from operations were insufficient to meet its aggregate debt service and capital expenditure and operating requirements. As a result, the Company did not make the October 1, 1994 interest payment due on the First Mortgage Notes on a timely basis. The net proceeds raised from the issuance of the Notes on October 14, 1994, enabled the Company to make the late interest payment within the grace period permitted under the First Mortgage Notes Indenture. In the first quarter of 1995, the Company anticipated that it would require additional funds to meet its aggregate debt service and capital expenditure requirements. On January 31, 1995, the Company raised approximately $4 million (before deducting offering expenses) of additional working capital by completing its Equity Offering of 2.5 million shares of Common Stock. The net proceeds raised from the offering enabled the Company, among other things, to make the $1 million payment due to the IRS on February 1, 1995 and to complete its March 1995 interest payment under the Notes. On March 31, 1995, the Company raised approximately $1.7 million (before deducting offering expenses) through the sale of the Convertible Notes. The Company used the net proceeds thereof for working capital purposes relating to the Four Queens, Spotlight 29 and 7 Cedars and applied part of such proceeds toward completing its April 1995 interest installment on the First Mortgage Notes.

               In addition to the Equity Offering, the sale of Convertible Notes and the Old Notes Amendment, the Company will be required to complete additional financing transactions or negotiate additional debt payment deferments in order to discharge its remaining debt service obligations and other working capital requirements in 1995. In addition, the Company is required under its agreement with Temple to complete its $10 million capital contribution to the Nashville Nevada project by September 30, 1995. If the Company is unable to obtain additional financing, it is likely to experience a cash shortfall. In such event, unless additional agreements were reached with the noteholders to reschedule or extend some or all of the Company's debt, the Company would be required to sell assets or seek protection under bankruptcy laws. In addition, the Company's failure to maintain certain financial ratios or comply with its other debt covenants would constitute a default under the First Mortgage Notes and the Old Notes. See "Debt Covenants" below.

      LIABILITY FOR PRIOR PERIOD TAX; IRS INSTALLMENT AGREEMENT

               In October 1994, the IRS completed and delivered to the Company a final assessment (the "IRS Assessment") relating to certain adjustments to the Company's taxable income for the fiscal years ended January 31, 1980, through December 31, 1983 (which the IRS had under audit). In November 1994, the IRS filed and recorded a Notice of Tax Lien against the Company and its subsidiaries in the amount of the IRS Assessment. The IRS Assessment called for the Company to pay aggregate tax and interest of approximately $5.7 million (exclusive of interest accruing during any period of repayment), in addition to $3.5 million the Company deposited with the IRS in March 1991. In the third quarter of 1994, the Company recorded an additional liability of $377,000 necessary to cover the full amount of tax and interest identified in the IRS Assessment. The issuance of the IRS Assessment and the Notice of Tax Lien contravened Elsinore's covenant under its debt facilities to timely pay its tax liabilities and not to incur additional liens under its debt facilities; the debt covenant noncompliance was waived by the noteholders on December 2, 1994. See "Debt Covenants" below.

               On December 6, 1994, the Company and the IRS entered into an installment payment agreement (the "Installment Agreement") pursuant to which the Company paid the IRS $1 million on February 1, 1995, $275,000 on each of March 1 and April 1, 1995, and $550,000 on May 1, 1995. On May 30, 1995, the Company and the IRS amended and restated the Installment Agreement pursuant to which the Company will pay the IRS $275,000 each month for the balance of 1995, increasing to $550,000 per month commencing January 1996, until the IRS Assessment, including accrued interest, is fully paid. Accordingly, if the Installment Agreement is fully performed, the Company anticipates the IRS Assessment will be fully repaid by April 1996.

               The initial $1 million payment and subsequent monthly payments under the Installment Agreement were funded, in part, by the proceeds from the Equity Offering and issuance of the Convertible Notes. However, the proceeds from the Equity Offering and Convertible Notes issuance will not be sufficient to enable the Company to both fully pay the IRS Assessment and fully meet its debt service and capital expenditure requirements in 1995 and 1996. Although the Company anticipates that its results of operations in 1995 and 1996, together with the proceeds of its financing transactions, will allow the Company to perform under the IRS Installment Agreement, there is no assurance that the Company's results of operations will be sufficient to fully perform under the Installment Agreement, or that the IRS will not levy upon the Company's property or take other action to enforce the tax lien. Such action by the IRS would violate the Company's debt covenants under the First Mortgage Notes and the Old Notes. See "Debt Covenants" below.

     DEBT COVENANTS

               The First Mortgage Notes and the Old Notes are secured by substantially all of the assets of the Four Queens and a pledge of the capital stock of Elsinore's material subsidiaries (other than the Company's interest in developing the Nashville Nevada project). The Indenture relating to the First Mortgage Notes and the Purchase Agreement relating to the Old Notes contain covenants relating to the maintenance of the right to manage the Company's Native American casinos, maintenance of net worth and a fixed charge coverage ratio, as well as restrictions on, among other things, the incurrence of additional debt, liens, investments and the payment of dividends. Certain of these covenants (including the net worth and fixed charge coverage ratio maintenance covenants) became effective following completion of the Company's Native American casino projects. A new covenant, requiring the Company to generate certain consolidated EBIDA in 1996, was approved in connection with the Old Notes Amendment.

               WAIVER OF NO-NEW-LIENS COVENANT. The issuance of the IRS Assessment and the Notice of Tax Lien contravened Elsinore's debt covenants not to incur additional liens and to pay its taxes in a timely manner. On December 2, 1994, the Company's noncompliance with these debt covenants was waived pursuant to the written consent of holders of the requisite amounts of First Mortgage Notes and Old Notes. As consideration for the grant of such waiver, the Indenture and the Purchase Agreement were each amended to require the Company to make available a substantial portion of its excess cash, if any, for the purchase of Old Notes and, thereafter, First Mortgage Notes on the open market on a quarterly basis.

               WAIVER AND AMENDMENT OF COVERAGE RATIO COVENANT. The Indenture and the Purchase Agreement each required the Company, commencing June 30, 1995, and as of the last day of each subsequent fiscal quarter, to maintain a Consolidated Fixed Charges Coverage Ratio ("Coverage Ratio") of at least
     1.5 to 1, and to furnish the noteholders with an officer's certificate within fifty days after the end of each such quarter setting forth the calculations of this ratio and stating that the Company is in compliance with the covenant. As of June 1995, the Coverage Ratio of the Company was approximately .55 to 1. Although management believes the Coverage Ratio will begin to increase in 1996 and thereafter, based on the current outlook for the Company's operations for the balance of 1995 and 1996, management believes the Coverage Ratio will not reach a level of 1.0 to 1 until the first quarter of 1997 and will not reach the required level of 1.5 to 1 until the year 2000. The Company's failure to cure such debt covenant noncompliance (following thirty days notice to cure from the noteholders), if not waived, would have resulted in a default under the First Mortgage Notes and Old Notes entitling the noteholders to accelerate the debt.

               On June 30, 1995, the holders of the requisite number of First Mortgage Notes and Old Notes consented and agreed to waive the Company's prospective noncompliance with the Coverage Ratio covenant.

               Pursuant to the Old Notes Amendment and Supplemental Indenture No. 3 to the Indenture (the "First Mortgage Notes Amendment"), the Coverage Ratio covenants under the Purchase Agreement and the Indenture were amended as of June 30, 1995, to require the Company, commencing the first fiscal quarter of 1997, to maintain a Coverage Ratio, as of the last day of each fiscal quarter, of at least 1.0 to 1, increasing to 1.15 to 1 for each fiscal quarter in 1998, 1.3 to 1 for each fiscal quarter in 1999, and 1.5 to 1 for each fiscal quarter in 2000. Pursuant to the Old Notes Amendment and the First Mortgage Notes Amendment, the Company is required to furnish an officers certificate within 50 days following each quarter (95 days following each fourth quarter) setting forth the applicable Coverage Ratio and related calculations. Although management currently anticipates that the Company will be able to comply with the amended Coverage Ratio requirements, there can be no assurance that the Company will achieve the specified Coverage Ratios by the dates required or at all.

               WAIVER OF POSITIVE NET WORTH COVENANT. The Indenture required the Company, commencing with the second quarter of 1995, to furnish the noteholders within fifty (50) days after the end of each fiscal quarter a certificate setting forth the Consolidated Net Worth ("Net Worth") of the Company at the end of such quarter. If the Net Worth at the end of each of any two consecutive fiscal quarters was negative, then the Company would have been required to make an irrevocable, unconditional offer to all of the First Mortgage Noteholders to purchase up to $6 million aggregate principal amount of First Mortgage Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest. In addition, the commencement of such purchase offer would constituted an Event of Default under the Old Notes Purchase Agreement.

               As of June 1995, the Company's Net Worth was negative and, based on the recent results of operations and the Company's expectation as to its operating results for the remainder of 1995, the Company determined it was unlikely it would achieve a positive Net Worth by the end of the third quarter of 1995. Moreover, in the event the Company's Net Worth remained negative through the third quarter of 1995, and such covenant noncompliance was not waived by the noteholders, the Company would not be able to complete the requisite repurchase of First Mortgage Notes without obtaining additional financing and a waiver of default under the Old Notes. See "Decreased Liquidity" above.

               On June 30, 1995, the holders of the requisite number of First Mortgage Notes and Old Notes consented and agreed to waive the Company's prospective noncompliance with the Net Worth covenant.

               WAIVER AND TERMINATION OF COVENANTS REGARDING OPERATION OF SPOTLIGHT 29. Under both the Indenture and the Purchase Agreement, the loss by the Company of the legal right to operate Spotlight 29, and such loss continuing for more than 90 consecutive days, would constitute an Event of Default, entitling the noteholders to immediately accelerate the applicable debt. As of the date of this Prospectus, the Company's loss of the legal right to operate the Spotlight 29 has not been determined by any court or governmental authority, and the Company intends to continue to vigorously pursue its various remedies under the Spotlight 29 management agreement and at law. In the event, however, that the Tribe's de facto
                                                                    -- -----
     discharge of the Company as manager of the casino on April 17, 1995, were to be deemed the loss of the legal right to operate the casino, the noteholders' failure to waive such loss on or before July 16, 1995 would have resulted in an Event of Default under the note facilities. In addition, under both note facilities, the closing of a substantial portion of the Spotlight 29 for more than 90 consecutive days would constitute an Event of Default. Although the Company is not currently aware of any present plans of the 29 Palms Band to close the Spotlight 29, following its discharge as manager of the casino the Company has had and will have no control over the Spotlight 29's operations, including any decision to close all or any part of the casino.

               On June 30, 1995, the holders of the requisite number of First Mortgage Notes and Old Notes consented and agreed to waive any Event of Default that would occur as a result of the Company's efforts to terminate the Spotlight 29 management contract and sever its relationship with the 29 Palms Band or as a result of the 29 Palms Band's closure of the Casino.

               Pursuant to the Old Notes Amendment and the First Mortgage Notes Amendment, references to Spotlight 29 were deleted from the Event of Default provisions of the Purchase Agreement and the Indenture that relate to (i) loss of the legal right to operate a Native American casino and (ii) the closing of a Native American casino. Accordingly, such Event of Default provisions prospectively would apply only to the 7 Cedar Casino.

               NEW DEBT COVENANT REGARDING CONSOLIDATED EBITDA. As additional consideration to be given by the Company to the noteholders in return for their consent to the execution and delivery of the waivers and note facility amendments described above, the Company on June 30, 1995 agreed to add a new financial covenant to the existing debt covenants under the Purchase Agreement and the Indenture. Pursuant to the new covenant, the Company is required to generate "Consolidated EBITDA" of at least $5 million for the six-month period ending June 30, 1996, and at least $7.5 million for the nine-month period ending September 30, 1996. "Consolidated EBITDA" is currently defined in the Purchase Agreement and the Indenture to mean, with respect to any person and for any period, the "Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income, without duplication), the sum of (i) Consolidated Income Tax Expense, and
     (ii) Consolidated Depreciation and Amortization expense, and (iii) Consolidated Fixed Charges" (as each such capitalized term is defined below under the caption "Description of Notes--Selected Definitions Applicable to the Notes"). Although the Company anticipates its earnings will increase in 1996 following the opening of the Fremont Street Experience and as a result of other factors discussed herein, there can be no assurance that the Consolidated EBITDA requirements described above will be satisfied by the dates specified or at all.

               COVENANTS RESTRICTING NASHVILLE NEVADA FINANCING. The Convertible Notes are secured by a pledge of the capital stock of Mojave Gaming, Inc., the Company's wholly owned subsidiary ("Mojave Gaming"). The purchase agreement relating to the Convertible Notes contains covenants which, among other things, require the Company to hold in escrow up to the first $5 million of proceeds from any future financings; permitted uses of such escrowed proceeds would be limited to payments on the First Mortgage Notes, Old Notes and IRS Installment Agreement.

               Elsinore had intended to implement its required $10 million investment in the Nashville Nevada project as an investment by Mojave Gaming in Nashville Nevada LLC, a Nevada limited liability company established for that purpose. Mojave Gaming is not a guarantor of the First Mortgage Notes or the Old Notes. The Indenture governing the First Mortgage Notes and the Purchase Agreement governing the Mortgage Notes restrict Elsinore's ability to make investments in certain unrestricted subsidiary entities, including Mojave Gaming. Among other things, the Company would be required by the terms of the Indenture to retain and not contribute to Mojave Gaming an amount of the net proceeds from its equity offerings equal to the Company's aggregate quarterly consolidated net losses since January 1, 1994, as adjusted pursuant to the terms of the debt covenant. In addition, restrictive covenants in the purchase agreement governing the Convertible Notes would prevent the Company in most circumstances from contributing to Mojave Gaming the first $5 million of proceeds from any future financings. The effect of these covenants will be to restrict the Company from using a significant portion of the net proceeds from future equity offerings to fund its investment in Nashville Nevada LLC, and, as such, substantially reduces the likelihood of the Company being able to complete the financing for the Nashville Nevada project.

               Elsinore's ability to comply with the financial covenants contained in its debt facilities is and will continue to be dependent upon, among other things, the results of operations of the Four Queens and 7 Cedars and the outcome of the resolution of the Company's dispute with the 29 Palms Band.

               The Company's failure to cure any future debt covenant noncompliance (in certain instances following 30 days notice to cure from the noteholders), if not waived by the holders of the First Mortgage Notes, Old Notes and Convertible Notes, would result in a default under the applicable note facility entitling the respective noteholders to accelerate the payment of principal and accrued interest on the debt. The Company would likely seek appropriate waivers or consents from the holders of its debt securities with respect to any such defaults. However, there is no assurance such waivers or consents would be obtained. Moreover, conditions attached to any grant of such waivers may impose additional restrictions or financial burdens on the Company. If such waivers or consents were not obtained, and the Company's outstanding debt was accelerated, the Company would be required to sell assets or seek protection under bankruptcy laws.

     PENDING WARN ACT LITIGATION

               The Company is a defendant in two consolidated lawsuits pending in the federal court for the District of New Jersey, alleging that the Company and certain of its subsidiaries and affiliates (a) violated the Worker Adjustment and Retraining Notification Act ("WARN Act") and (b) breached a retroactive pay agreement with eligible employees of the Company (the "Retroactive Pay Agreement"). The plaintiffs in the two consolidated cases are (i) former employees of a casino/hotel in New Jersey formerly affiliated with the Company bringing suit on behalf of a class of all employees laid off as a result of the casino's closing and (ii) a union local seeking to represent its members who were laid off at that time. Plaintiffs claim that there are approximately 1,300 such employees within the class who seek damages under the WARN Act providing for up to 60 days' pay and lost benefits and payments for deferred compensation allegedly due under the Retroactive Pay Agreement.

               The Company has vigorously defended the action on the basis that even if the WARN Act does apply as a matter of law to a regulatory-forced closing, the closing was due to unforeseeable circumstances and, accordingly, the notice given was as timely as practicable, among other grounds. The liability phase of the trial of the two consolidated lawsuits concluded in August 1993 and no decision has yet been rendered, although the Company understands a decision may be rendered at any time. In the event of an adverse decision in the liability phase, the litigation would thereafter proceed to determine the amount of damages awarded against the defendants. There is no assurance that the Company will prevail in this litigation or as to the amount of the damages that might be awarded against it if the plaintiffs succeed. An adverse decision in this case could have a material adverse effect on the Company. The Company would likely need to obtain additional financing to meet its obligations under any ultimate material judgment against it.
     There is no assurance that such financing would be available.

               [This risk factor is to be amended and updated subject to continuing developments.]

     DISENGAGEMENT FROM SPOTLIGHT 29 MANAGEMENT CONTRACT

               As briefly set forth in the Executive Summary, the Company on April 17, 1995 disengaged from the Spotlight 29 management contract. Set forth below is a more detailed description of the background of the dispute between the Company and the 29 Palms Band, the events giving rise to the termination of the Company's management of the Spotlight 29, and the potential consequences to the Company of its disengagement from the management contract.

               OPERATION OF CLASS III GAMING DEVICES BY COMPETITORS OF SPOTLIGHT
     29. As a Class II gaming facility, Spotlight 29 Casino is permitted under the IGRA to offer Class II games including bingo, pull-tabs and non-house banked games. Class III games, which include slot machines and other house-banked games, are permitted under the IGRA on Native American land if conditions applicable to Class II gaming are met and, in addition, the gaming is in compliance with the terms of a written agreement ("compact") between the tribal government and the applicable state government. All compacts between tribes and states require approval by the Secretary of the United States Department of the Interior. To date, the State of California has not entered into any tribal-state compacts permitting Class III gaming (other than off-track betting and authorized state lottery facilities).

               Two casinos operating on tribal lands in the vicinity of Spotlight 29 and owned by the Cabazon Band and the Morongo Band, respectively, have installed and are operating Class III gaming devices (primarily slot machines) without an approved compact with the State of California. Although the total number of such machines currently in operation is difficult to verify, it is believed the Cabazon Band is operating in excess of 500 machines and the Morongo Band approximately 400 machines. The continuing operation of Class III devices at these tribal casinos, each of which competes with Spotlight 29 for gaming customers in Southern California, is regarded by the 29 Palms Band and the Company as a significant factor in Spotlight 29's poor initial financial performance.

               Based upon discussions it has had with, and correspondence received from, representatives of the NIGC and with the United States Attorney for the Central District of California, the Company understands that neither the NIGC nor such United States Attorney currently intends to intervene or initiate any action to enforce the IGRA concerning the operation of Class III gaming devices by the 29 Palms Band, Cabazon Band or Morongo Band. The Company will evaluate other potential claims and actions it may pursue seeking the removal of Class III gaming devices operating in California in violation of the IGRA. There can be no assurance the NIGC, the United States Attorney or any other governmental or regulatory authority will act to enforce the IGRA in California as it relates to Class III devices or that any other rights or remedies pursued by the Company or Spotlight 29 to halt the unauthorized use of such devices by Spotlight 29's competitors will succeed.

               INSTALLATION OF CLASS III GAMING DEVICES AT SPOTLIGHT 29. In February 1995, the Company learned from discussions with tribal representatives that the 29 Palms Band was contemplating the installation of Class III gaming devices at Spotlight 29. Inasmuch as the 29 Palms Band does not have a tribal-state compact permitting Class III gaming at Spotlight 29, the Company believes the installation by the tribe of such gaming devices would be unlawful and constitute a breach of the tribe's obligations under the Spotlight 29 management contract. In late February, in response to the Company's written objection to the placement of any Class III gaming devices on Spotlight 29 premises, the 29 Palms Band advised the Company that, as the owner of Spotlight 29, the tribe would install such devices if doing so was in the tribe's best interest and that the tribe believed this position did not conflict with the terms of the management contract. In early March 1995, the 29 Palms Band caused approximately 70 gaming devices to be installed at Spotlight 29 and such devices currently are in operation. In addition, the Company understands that in February or March 1995 a shipment of additional devices intended for use at Spotlight 29 was intercepted and confiscated by governmental authorities before it reached the casino premises.

               The Company opposed these activities by the 29 Palms Band and in early March notified the Nevada State Gaming Control Board ("Nevada Board") and the NIGC that it will not participate in conduct that contravenes the IGRA. (In March 1995, the Nevada Board conducted two public hearings and a confidential investigative hearing, and the Nevada Gaming Commission conducted a public hearing, into matters surrounding the operation of Class III gaming devices at Spotlight 29. See "Proceedings Before Nevada Gaming Authorities" below.)

               ESCALATION OF DISPUTE. On March 6, 1995, the Company served on the 29 Palms Band a notice and demand that the operation of the Class III devices without the Company's consent and compliance with applicable federal law violates the management contract and that such activity must immediately cease. Moreover, unless the tribe's operation of the Class III devices at Spotlight 29 promptly ceased, the Company would pursue its legal remedies, including efforts to disengage from the Spotlight 29 management contract based upon the tribe's breach.

               Following the tribe's failure to remove the gaming devices, the Company on March 16, 1995 filed suit in the United States District Court for the Central District of California to enjoin their operation. On March 24, 1995, the Company filed a motion for preliminary injunction that the Court calendared for a hearing on April 24, 1995. Such lawsuit and motion for preliminary injunction were served on the 29 Palms Band, and the Company and the tribe filed briefs on the propriety of the Company's request for an injunction.

               On March 28 and March 30, 1995, the Nevada Board and the Nevada Commission, respectively, met to consider the Company's application for approval to register the New Notes (the "Mortgage Note Registration Application"). The Nevada Board recommended that the Mortgage Note Registration Application be approved, on the condition that the Company file an application by April 4, 1995 (the "License Condition Request"), requesting imposition of a license condition requiring the Company by April 30, 1995, to terminate the Spotlight 29 management contract and sever its relationship with the 29 Palms Band. The Nevada Commission approved the Mortgage Note Registration Application on March 30, 1995. The Company's failure to timely implement a lawful directive of the Nevada Commission could have subjected the Company to disciplinary action, including without limitation the imposition of fines or the suspension or revocation of the Company's Nevada Gaming License.

               DISENGAGEMENT FROM MANAGEMENT CONTRACT. On April 2, 1995, the Company was requested by the 29 Palms Band to provide it on or before April 14, 1995, with additional working capital advances in the aggregate amount of $368,000.00 for payroll and accounts payable. On April 13, 1995, the Company demanded that as a condition to satisfying the tribe's request for additional working capital advances, the tribe execute promissory notes for all working capital advances and loans to date, including the additional sums requested, waive its sovereign immunity relative to enforcement of such promissory notes, and resume negotiation of the terms of an agreement to terminate the management contract. On April 13, 1995, the tribe notified the Company that it refused to comply with these demands. On April 14, 1995, the Company asserted a breach of the loan agreement and ceased any additional working capital advances to Spotlight 29.

               On April 17, 1995, the Company's employees assigned to Spotlight 29 were ordered from and physically escorted off the premises of Spotlight 29 by the 29 Palms Band. The Company does not currently have any employees or represen-
     tatives at Spotlight 29 and the tribe has de facto discharged the Company
                                               --------
     as manager of Spotlight 29. Also, on April 17, 1995, the 29 Palms Band filed a motion to dismiss the Company's complaint, which was scheduled for a hearing on May 8, 1995.

               On April 19, 1995, the Company issued a demand letter to the tribe declaring a complete breach of the management agreement and the loan agreement, as well as claiming damages in excess of $12.5 million. On April 20, 1995, the Company withdrew as moot its motion for preliminary injunction scheduled for hearing on April 24, 1995, and dismissed without prejudice its federal district court lawsuit.

               POTENTIAL CONSEQUENCES. The Company has obtained appropriate waivers and consents from its noteholders permitting it to terminate the management contract and sever its ties with the 29 Palms Band. Termination of the management contract will require negotiation of an arrangement permitting the orderly transfer of operations to the tribe or another manager, obtaining any necessary approvals of the NIGC, and providing acceptable terms regarding the buyout of the Company's interest in the contract as well as the 29 Palms Band's repayment of the $10 million loan and $1.1 million of advances made by the Company. If the Company cannot obtain a satisfactory negotiated settlement with the tribe, it intends to pursue civil litigation to recover its damages in the appropriate judicial forum and does not intend to resume management of Spotlight 29, if ever, absent a favorable resolution of every subject matter in dispute between the Company and the 29 Palms Band.

               The Company's termination of the contract without adequate provision, agreed upon by the tribe, for repayment of the Company's $10 million loan and other advances to the tribe could jeopardize the likelihood of such repayment. In the event the 29 Palms Band repudiates its payment obligations to the Company, the Company would be required to pursue legal remedies against the tribe which ultimately could require commencing litigation in federal court. Accordingly, although the Company intends to continue to negotiate with the 29 Palms Band and to pursue other legal channels available to it, there is no assurance that the Company will be adequately compensated for the damages it has incurred as a result of the tribe's breach of the management agreement or that the Company will be repaid amounts due under the Company's loans and advances to the tribe.
     See "Limitation Noteholders' Ability to Realize on Collateral" and "Dependence on Relationships with Native American Tribes" below.

     LIMITATIONS ON NOTEHOLDERS' ABILITY TO REALIZE ON COLLATERAL

               The Notes are secured by the Deed of Trust representing a first lien on substantially all of the assets of the Four Queens, except for equipment and other assets financed by third party lenders, and by a pledge of all of the outstanding shares of capital stock of the Guarantors and intercompany notes. If an Event of Default (as hereafter defined) occurs with respect to the Notes, the ability of Land Title of Nevada, Inc., as Trustee under the Deed of Trust to foreclose upon the Collateral will be limited by the relevant provisions of the Nevada Gaming Control Act which require that the operator of a casino or a casino hotel be licensed. In connection with any foreclosure proceeding, the Trustee could seek the appointment of a receiver through a petition to the appropriate Nevada state court for taking possession of the Four Queens. The receiver would be required to obtain required licenses and approvals from the Nevada Gaming Commission, the Nevada State Gaming Control Board and various local regulatory authorities to continue gaming operations until the foreclosure sale. Alternatively, the Trustee could contract for the operation of the Four Queens pursuant to an arrangement under which the Noteholders would not share in the profits or losses of gaming operations of the Four Queens (including a lease, on a flat basis, of the gaming operations) to an independent operator who would be required to comply with the licensing requirements and other restrictions imposed by the Nevada Gaming Authorities. Additionally, if the Trustee acquires and operates the Four Queens, the Trustee and the Noteholders will, if they share in the profits and losses of the operation as an owner or operator, and may as a lender or landlord, in any event, be required to comply with the licensing requirements and other restrictions under the Nevada gaming laws. In any foreclosure sale or subsequent resale by the Trustee, licensing requirements under the relevant gaming laws may limit the number of potential bidders and may delay any sale, either of which events could have an adverse effect on the sale price of such collateral.

               The Indian Gaming Regulatory Act does not include a statutory scheme for the protection of creditors' rights in collateral of gaming facilities on Native American lands. Moreover, the National Indian Gaming Commission has not adopted any regulations on this subject. The principal assets of the Company relating to the Native American Casinos that may be subject to foreclosure by the Trustee consist of (i) the management contracts between the Company and each Tribe and (ii) the development and construction loans and working capital advances made by the Company to each Tribe. Realizing on this Collateral may be subject to federal and tribal approval. Additionally, the Native American tribes may successfully prevent foreclosure on the contract rights represented by such management contracts by interposing certain legal rights and defenses available to Native Americans such as tribal sovereignty and the exhaustion of tribal court remedies. See "Disengagement From Spotlight 29 Management Contract" above and "Dependence on Relationships With Native American Tribes" below. There can be no assurance, therefore, that the Trustee will successfully foreclose upon the Collateral relative to the Native American Casinos.

     CERTAIN BANKRUPTCY LIMITATIONS

               The right of the Trustee to repossess and dispose of the Collateral is also likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by the Company prior to the Trustee's having repossessed and disposed of the Collateral. Under applicable bankruptcy law, secured creditors such as the holders of the Notes are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, applicable bankruptcy law permits the debtor to continue to retain and to use the Collateral (and the proceeds, products, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the Collateral. "Adequate protection" may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the Collateral as a result of the stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

     INTERCREDITOR AGREEMENT WITH FIRST MORTGAGE NOTES TRUSTEE

               Prior to the date the Notes were issued, the holders of the First Mortgage Notes held a first priority security interest in the Collateral. On the date of issue of the Notes, the security interest of the Noteholders in the Collateral was granted a first priority and made senior to the First Mortgage Noteholders' security interest pursuant to the terms and provisions of an Intercreditor Agreement dated October 14, 1994, by and among First Trust National Association, as Trustee under the Indenture governing the First Mortgager Notes, the Company, the principal Guarantors, each Noteholder, and First Trust National Association, as collateral agent for the noteholders. Pursuant to the Intercreditor Agreement, the Trustee consented to the issuance of the Note indebtedness by the Company and the Guarantors and the grant to the Noteholders of liens in the Collateral that are senior to those held by the First Mortgage Noteholders. The Trustee agreed that, for so long as the

     Notes remain outstanding, the security interest of the First Mortgage Noteholders in the Collateral shall remain subject and subordinate to the rights of the Noteholders therein. As long as the Notes are not in default, the First Mortgage Noteholders shall be entitled to receive payments in respect of all amounts due under the First Mortgage Notes, provided that so long as any portion of the Notes remains outstanding, the Company and the Guarantors are prohibited from making any prepayments of principal on the First Mortgage Notes. All distributions of Collateral and funds or property collected by any party in respect of the Collateral shall be distributed first to satisfy obligations owed to the Noteholders and second to satisfy obligations owed to the First Mortgage Noteholders.

               The Intercreditor Agreement provides for the Trustee under the First Mortgage Notes Indenture to serve as the Collateral Agent. The Collateral Agent may not release any Collateral or discharge any liens securing the Notes without the written consent of Noteholders required to consent to such release or discharge under the Note Purchase Agreement. Holders of fifty percent (50%) or more in aggregate principal amount of the Notes may give directions to the Collateral Agent regarding the release of Collateral, the discharge of liens and the taking of any other actions under the Intercreditor Agreement. The Intercreditor Agreement will terminate with respect to the Noteholders on the date upon which all obligations of the Company and the Guarantors to the Noteholders have been paid in their entirety.

     LIMITATIONS ON NOTEHOLDER'S EXERCISE OF RIGHTS UNDER GROUND LEASES

               Except for certain small parcels of land owned in fee, the real property underlying the Four Queens is leased pursuant to several long-term leases or subleases (each, a "Ground Lease"). Certain of the Ground Leases (including Ground Leases which are material to the operations of the Four Queens), contain no provisions intended to provide protection to leasehold security interests such as those under the Deed of Trust in the event of a default by the Company under the Ground Leases, including rights to notice of and to cure defaults. As a result, although the Deed of Trust provides the Holders with the right to perform the Company's obligations under the Ground Leases, the absence of such protective provisions may make it difficult for the Holders to prevent the termination of a Ground Lease if the Company fails to make required lease payments or otherwise fails to perform its obligations under the Ground Lease. Upon termination of a Ground Lease, the underlying real property and all improvements thereon would revert to the lessor.

     LIMITATIONS ON ENFORCEABILITY OF DEED OF TRUST WITH RESPECT TO GROUND
     LEASES

               Under Nevada law in effect prior to 1989, a deed of trust could encumber a leasehold interest only if the instrument creating the leasehold permitted the encumbrance. In 1989, this law was amended to provide that a deed of trust may encumber a leasehold interest unless the instrument creating the leasehold prohibits such an encumbrance. All of the Ground Leases were entered into prior to 1989. Certain of the Ground Leases (including Ground Leases which are material to the operations of the Four Queens) do not expressly permit encumbrance by a leasehold deed of trust. While the Company believes, after consultation with counsel, that the Holders would have a number of defenses available to any challenge by a lessor under those Ground Leases, there can be no assurance that the Deed of Trust would be enforceable as a leasehold deed of trust with respect to those Ground Leases. If the Deed of Trust were held to be unenforceable as a leasehold deed of trust with respect to any Ground Lease, the Holders nonetheless may have a perfected first priority mortgage interest with respect to the Ground Lease. As a mortgagee with respect to a Ground Lease the Holders would be required to pursue judicial foreclosure remedies which are subject to the mortgagor's right of redemption for one year following the foreclosure. Certain of the Ground Leases (including Ground Leases which are material to the operations of the Four Queens), however, by their terms could be construed not to permit encumbrance by a mortgage or otherwise may effectively prohibit an exercise of judicial foreclosure remedies by the Holders.

               The Company maintains property insurance (other than the title insurance which is for the exclusive benefit of the trustee under the First Mortgage Notes Indenture and the Holders) with respect to the Four Queens which the Company believes is customary and adequate. The Deed of Trust grants the Holders a security interest in the Company's interest in and to all proceeds of such insurance policies and, under the Purchase Agreement, the Company is required to deposit certain of such proceeds in a segregated account (in which the Holders will have a valid and perfected security interest) pending disbursement pursuant to the terms of an escrow and disbursement agreement. Under the terms of the Ground Leases, however, the Company generally is obligated to apply insurance proceeds to repair and rebuild the Four Queens in the event of loss, destruction or damage to the property as a result of fire and certain other causes. If the Company were to terminate a Ground Lease upon the happening of such an event of loss, the Ground Lease lessors generally would be entitled to receive and retain the insurance proceeds. Nevada law could also limit the Holders' ability to retain insurance or condemnation proceeds deposited in the segregated account if the Holders' security is otherwise adequate.

     FRAUDULENT CONVEYANCE CONSIDERATIONS

               Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if any of the Company or the Guarantors at the time of the issuance of the Notes and the Guaranties (a)(i) is insolvent or rendered insolvent by reason of such issuance or (ii) is engaged in a business or transaction for which the assets of the Company or the Guarantors constituted unreasonably small capital or (iii) intends to incur, or believes that it would incur, debts beyond its ability to pay such debts as they mature or (iv) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), and (b) any of the Company or the Guarantors, as the case may be at the time of the issuance of the Notes and the Guaranties, receive less than reasonably equivalent value or fair consideration, the Notes (including the Guaranties) and any pledge or other security interest securing such indebtedness could be voided, or claims in respect of the Notes (including the Guaranties) or such indebtedness could be voided, or claims in respect of the Notes (including the Guaranties) or such indebtedness could be subordinated to all other debts of the Company or the Guarantors. The voiding of any such pledges or other security interests or any such indebtedness could result in an event of default with respect to such indebtedness, which could result in acceleration thereof and, through cross-default provisions, other indebtedness. In addition, the payment of interest and principal by the Company pursuant to the Notes or the payment of amounts by Guarantors pursuant to the Guaranties could be voided and be required to be returned to the Company or any Guarantor, or to a fund for the benefit of the creditors of the company or any Guarantor or to any judgment creditor referred to in clause (iv) above. The applicable fraudulent conveyance statutes do not limit the Guarantors of the Notes to a particular dollar amount.

     UNCERTAINTY OF NASHVILLE NEVADA FINANCING

               The Nashville Nevada project cost of $65.5 million is expected to be funded from a $10 million equity infusion from the Company, $50 million in project debt financing, and $5.5 million of furniture, fixtures and equipment financing. The Company's obligation to arrange this $65.5 million in financing is a condition to the obligation of a third party participant in the Mojave Valley Resort project to make its initial capital contribution to the project. In March 1995, Temple agreed to extend until September 30, 1995, the date by which the Company must complete its $10 million capital contribution to the project, in consideration for which the Company assumed $169,000 of Temple's payment obligations at the resort. It is unlikely the Company will meet the September 30, 1995 deadline and there is no assurance that the Company or Temple will be able to obtain the equity or debt financing necessary to commence construction of the project by an extended deadline or at all. Any further extension of the September 30, 1995 deadline will require the additional consent of the parties to the applicable operating agreements.

     There is no assurance such consents or extensions can be obtained on terms acceptable to the Company or at all.

               None of the proceeds of the Equity Offering or the sale of the Convertible Notes will be used to fund the Company's equity infusion to the Nashville Nevada project. Instead, the Company will be required to implement one or more additional equity offerings to raise the required $10 million infusion. In addition, the Company's existing debt covenants, as well as the escrow of future financing proceeds required under the Convertible Notes, will restrict the Company from contributing all or a significant portion of future equity offering proceeds to Mojave Gaming. See "Risk Factors-- Debt Covenants." If the Company is not able to obtain the necessary amounts of equity financing on a timely basis, the Company will be required to seek an amendment of the terms of the operating agreements for the Nashville Nevada project reducing the required capital contribution or further extending the date for obtaining financing, obtain additional equity investors for the project, or abandon its participation in the project.

               In addition, the Company has based its determination of the expected project cost for Nashville Nevada upon the proposed terms of the $50 million debt financing Nashville Nevada LLC currently intends to seek to complete the project. If Nashville Nevada LLC is unable to obtain the debt financing on the terms currently contemplated, it may be required to abandon the Nashville Nevada project unless it can obtain financing on other terms, such as higher rates of interest, or secure the addition of a third participant. Any such change could materially and adversely affect the benefit to the Company from Nashville Nevada LLC and increase the Company's requirement for cash from other sources. There is no assurance that the Nashville Nevada project can be funded on the terms currently proposed or on other commercially acceptable terms, or that any of the additional financing can be obtained in the amounts and by the dates required in order to proceed with development of Nashville Nevada or any of the Company's other casino/hotel projects at the Mojave Valley Resort.

     ADDITIONAL RISKS REGARDING NASHVILLE NEVADA AND THE MOJAVE VALLEY RESORT

               Spotlight 29 and 7 Cedars opened in the first quarter of 1995.
     If the necessary financing is obtained, construction of Nashville Nevada is intended to begin as soon as practicable thereafter. The Company has limited prior experience in operating and managing multiple casinos simultaneously. In addition, major construction projects such as Nashville Nevada entail significant risks, including financing contingencies, shortages of materials, management personnel and skilled labor, engineering, construction, environmental, governmental and regulatory problems, work stoppages, weather interference and unanticipated cost increases, any of which difficulties could further increase the cost of or delay or prohibit the construction of Nashville Nevada. There is no assurance that such construction will occur on schedule or that the budgeted construction costs will not be exceeded. Substantial portions of the Mojave Valley Resort, as described herein, will be developed by affiliates of Temple or third parties with which Temple may reach agreement. This development will be outside of the control of the Company. Although the Company, in partnership with Temple, has options to develop up to four of the seven casinos presently contemplated for the Mojave Valley Resort, it has not obtained financing or other commitments with respect to any of these projects and the financing it is currently seeking is intended only for the first of these casinos. Moreover, if the Nashville Nevada financing is not obtained on a timely basis, the Company could lose its development option rights for the additional casino/hotel projects.

               The Company understands that Temple currently is facing liquidity problems which could adversely affect its ability to complete on a timely basis its financing obligations both with respect to Nashville Nevada and with respect to other projects at the resort. Any failure by Temple or other third parties to develop the Mojave Valley Resort according to plan could have a material adverse effect on the results of operations of Nashville Nevada or other casinos that the Company may own and/or operate within the Mojave Valley Resort development.

      UNCERTAINTY OF OPERATING RESULTS OF NEW CASINO PROJECTS

               The Company's historical financial information does not include results from Spotlight 29 and 7 Cedars or Nashville Nevada, if developed. The likelihood of success of these casinos should be considered in light of the expenses, difficulties and delays frequently encountered in the development, opening and management of new casinos, and the competitive and regulatory environment in which they will operate. The Company is no longer operating the Spotlight 29, and, since its February 1995 opening, has experienced difficulties and delays in achieving profitability. In addition, there is no assurance that additional losses, difficulties, delays and expenses with respect to managing the new casinos will not continue to adversely affect the results of operations. There can be no assurance, therefore, that any of the Company's operations or the Nashville Nevada project (if developed) will become profitable.

     RISKS ASSOCIATED WITH HOTEL/GAMING BUSINESS

               The Company is subject to the risks inherent in the hotel and gaming businesses. Operating results from gaming activity can vary significantly as a result of a number of factors, including the competitive environment, hotel occupancy rates, weather, and general economic conditions. Licensed gaming operations are subject to substantial government regulation. Additionally, hotel and gaming operations are subject to the imposition of taxes or assessments by regulatory authorities. A significant change in government regulations or any new tax or assessment could have a material adverse effect on the Company's operations.

     RELIANCE ON CERTAIN MARKETS

               The Four Queens derives a large portion of its customers from specific geographic areas including southern California, Arizona, Las Vegas, Hawaii, and the Midwest. 7 Cedars depends heavily on the local market in its operating area. Nashville Nevada, if developed, is expected to depend heavily on the southern California and Arizona markets. Adverse economic conditions or further expansion of gaming in these markets, as a result of regulatory change or otherwise, could also significantly and adversely affect the Company's business. In addition, an increase in fuel costs or transportation prices or a deterioration of relations with tour and travel agents, as they affect travel between the Company's facilities and the markets they serve, or other transportation-related difficulties could also have a material adverse effect on the Company's operations.

     COMPETITION

               The gaming industry in Nevada and elsewhere in the United States is highly competitive and this competition is increasing as new gaming facilities are built and additional jurisdictions authorize licensed gaming establishments. Although the industry generally has recently been able to absorb additional capacity without significant loss of revenues to existing establishments, there is no assurance that gaming in the United States will increase at a rate sufficient to absorb the additional facilities expected to be constructed. In particular, the expansion of casino gaming in or near any geographic area from which the Company attracts or expects to attract a significant number of its customers, such as Hawaii and California, could have a material adverse effect on the Company's operations.

               The Four Queens primarily competes with other casinos and casino/hotels in Las Vegas, including other downtown facilities and establishments on the Las Vegas Strip and on the Boulder Highway and, to a lesser extent, Laughlin casinos and casino properties located near the Nevada/California state line. The Company has experienced and continues to expect greater competition for its target customers. A number of projects have recently opened or been announced for development on the Las Vegas Strip and elsewhere in Las Vegas. Any new developments or major additions, expansions, or enhancements to existing properties by the Company's competitors could have a material adverse effect on the Company's business. In the first, second, third and fourth quarters of 1994, the Company experienced decreases in revenues of 5.9%, 5.9%, 6.6% and 6.5%, respectively, from the comparable prior-year periods, which the Company believes primarily resulted from the recent opening of three large new properties on the Strip. The Company believes that the results of operations of the Four Queens were negatively affected by the new Las Vegas Strip properties through the end of 1994 and will continue to be negatively affected through the beginning of 1995.

               The 7 Cedars Casino is located in a region in which competition among gaming establishments in the local area is substantially less developed than in the Las Vegas and Laughlin markets. There are, however, other Native American gaming facilities in Washington, as well as in the neighboring state of Oregon, and other participants in the gaming industry are vigorously pursuing opportunities on Native American lands in these states. Over time, the 7 Cedars Casino is expected to experience increased competition both from competitors in its local area and from larger, established gaming destinations.

               In addition, the Company believes that the initial results of operations of the Spotlight 29 Casino, which offers Class II gaming such as bingo, pull-tabs, poker, Asian card games and other non-house banked games, was significantly adversely affected by competition from two other Native American casinos in the Coachella Valley that have installed and continue to operate Class III electronic gaming devices (primarily slot machines) without an approved compact with the State of California.

               Competition for Nashville Nevada and any other casinos developed in the Mojave Valley Resort is expected to come principally from the casinos in the Laughlin market, other casinos on Fort Mojave Indian Reservation land not leased by Temple, and a growing number of Native American casinos in Arizona and southern California. Accordingly, there is no assurance that the Company or any of its gaming properties will succeed in competing with other gaming establishments.

     REGULATION OF NEVADA GAMING OPERATIONS

               The ownership and operation of casinos in Nevada are subject to extensive regulation by the Nevada Gaming Authorities. Similarly, the ownership and operation of the proposed Nashville Nevada casino/hotel will be subject to licensing by, and the regulatory authority of, the Nevada Commission and the Nevada Board. These regulatory authorities have broad powers with respect to the licensing of casino operations, and may revoke, suspend, condition or limit the gaming approvals and licenses of the Company and its operating subsidiaries, impose substantial fines and take other actions, any of which could have a material adverse affect on the Company's business. Directors, officers and certain key employees of the Company must also be approved by these regulatory authorities. If the Nevada Commission were to find a person occupying any such position unsuitable, the Company would be required to sever its relationship with that person.

               Any beneficial holder of the Common Stock may be subject to investigation by the Nevada Commission if the Nevada Commission has reason to believe that such ownership may be inconsistent with Nevada's gaming policies. Persons who acquire beneficial ownership of more than certain designated percentages of the Common Stock may be subject to certain reporting and suitability determination procedures established by Nevada law and the regulations of the Nevada Commission. In addition, changes in control of the Company may not occur without the prior approval of the Nevada Commission.

     PROCEEDINGS BEFORE NEVADA GAMING AUTHORITIES

               On March 8, 1995, in connection with its Mortgage Note Registration Application, the Company appeared at a public hearing before the Nevada Board. During this hearing, the Board inquired at length concerning the decision of the 29 Palms Band to install Class III gaming devices at Spotlight 29. See "Disengagement From Spotlight 29 Management Contract--Installation of Class III Gaming Devices at Spotlight 29" above. The Nevada Board questioned the

     Company regarding its participation, if any, in the installation and operation of these gaming devices and stated the agency's view that such operation and installation constituted a violation of California and federal gaming laws. In this regard, the Nevada Board expressed grave concerns about the Company's continued "association" with the 29 Palms Band because of the alleged illegal conduct of the tribe, which the Nevada Board may view as a violation by the Company of the foreign gaming provisions of the Nevada Act. At the conclusion of the hearing, the Nevada Board continued further action on the Mortgage Note Registration Application to a special meeting of the Nevada Board scheduled for March 28, 1995.

               On March 10, 1995, the Company was served with a demand for production of documents, records and certain demonstrative evidence by March 15, 1995, and notified to appear before a hearing officer appointed by the Nevada Board for the purpose of a confidential investigative hearing which was conducted on March 17, 1995. The purpose of the investigative hearing was to solicit testimony from the Company's management and examine evidence on confidential business and financial matters, the Company's dispute with the 29 Palms Band, and any related violations of the Nevada Act or the regulations of the Nevada Commission.

               At the March 28, 1995 special meeting of the Nevada Board to consider the Mortgage Note Registration Application, the Company advised the Board as to the status of the various matters relating to the dispute with the 29 Palms Band, and disclosed the Company's intent, absent a dramatic change in circumstances, to terminate the Spotlight 29 management agreement through a buy out arrangement with the 29 Palms Band. The Company further advised the Nevada Board that the Company would seek to obtain necessary waivers or consents from its noteholders. Based on the Company's affirmative presentation, the Nevada Board unanimously voted to recommend approval of the Mortgage Note Registration Application to the Nevada Commission, subject to two conditions. The conditions provided that
     (1) the Company must quit the premises of Spotlight 29 and terminate any direct or indirect association with Spotlight 29 by April 30, 1995, unless the video pull-tab machines operated there by the 29 Palms Band were removed (voluntarily or by court order), made subject to a tribal-state compact or otherwise deemed legal pursuant to federal and state law; and
     (2) by April 4, 1995, the Company must file the License Condition Request requesting that the first condition be made a permanent condition to the license of Four Queens, Inc.

               On March 30, 1995, the Nevada Commission unanimously approved the recommendation of the Nevada Board, including the enumerated conditions. Although the Company could avoid compliance with the referenced conditions by refusing to consummate the transaction contemplated by the approved Mortgage Note Registration Application, the Nevada Board publicly advised the Company that such action could result in the Nevada Board commencing disciplinary action against the Company. In this regard, both the Nevada Board and Nevada Commission indicated during the public hearings that the April 30, 1995, date for termination of the Company's business relationship with the 29 Palms Band could be extended or modified based on demonstrable progress in completing an agreement with the 29 Palms Band and obtaining NIGC approval, or changed factual or legal circumstances.

               On April 4, 1995, the Company filed the License Condition Request. This application was placed on the agenda for a special public meeting of the Nevada Board and the Nevada Commission to be held on April 26, 1995. On April 19, 1995, the Company requested that the Nevada Board and the Nevada Commission cancel such special meeting and refer the License Condition Request back to the Nevada Board's staff because of the April 17, 1995, eviction of the Company's employees and representatives from the premises of Spotlight 29 by the 29 Palms Band, which has prevented the Company from performing its obligations under the management agreement. On April 20, 1995, the Nevada Board and the Nevada Commission granted the Company's request subject to certain conditions.

               While the Company intends to fully cooperate with the Nevada Board and the Nevada Commission, there is no assurance that the Company will be able to satisfy any or all of the regulatory requirements that these agencies might impose on the Company. The loss or material limitation of any license or approval held by the Company in Nevada would, and the imposition of administrative fines by the Nevada Commission may, have a material adverse impact on the Company's business and properties.

     REGULATION OF NATIVE AMERICAN CASINO OPERATIONS

               Gaming on Native American lands, including the Spotlight 29 Casino, the 7 Cedars Casino and, to a lesser extent, Nashville Nevada, is regulated under federal law, tribal law and, where applicable, a tribal-state compact. Under the IGRA, management contracts for Native American gaming facilities are subject to certain restrictions on management fees and duration and must be reviewed and approved by the NIGC.

               The Company, through its operating affiliates, has received NIGC approvals of the management contract for the 7 Cedars Casino, as well as the licenses and approval from tribal gaming authorities required to conduct gaming activities at the casino. The revocation or suspension of such licenses or approvals, however, would prohibit the Company from performing under the Native American management contract.

               The Company has already committed funds and will in the future commit additional funds to the development and operation of its Native American casino facilities. There is no assurance that the Company will recover its investment in these properties.

     APPLICABILITY OF IGRA TO NASHVILLE NEVADA PROJECT

               Prior to the enactment of IGRA, the Fort Mojave Tribe and the State of Nevada signed an intergovernmental agreement, subsequently approved by the Secretary of the United States Department of the Interior as a tribal-state gaming compact. Under this intergovernmental agreement, all of the tribe's civil, criminal and regulatory authority over gaming, including licensing, was transferred to the Nevada Commission. Consequently, gaming operations on the Nevada property leased from the Fort Mojave Tribe must be authorized, licensed and regulated by the State of Nevada and not by the tribe. Nashville Nevada LLC has taken the position that, because the gaming operations on the leased property are licensed by the State of Nevada and not by the Fort Mojave Tribe, certain provisions of IGRA which require that a Native American tribe must receive at least 60% of net revenues (as defined by IGRA) from gaming operations conducted by any person or entity licensed or authorized by a Native American tribe to conduct such gaming do not apply to the distribution of revenues from gaming operations conducted in compliance with the lease from the Fort Mojave Tribe and the tribal-state compact. The agreements relating to the Nashville Nevada project do not provide for the Fort Mojave Tribe to receive 60% of net revenues from gaming and any amendment of the agreements to provide for such receipt would make the project uneconomical for Nashville Nevada LLC or result in the loss of all of the Company's investment in the project.

               Nashville Nevada LLC has received (i) a letter from the Fort Mojave Tribe's legal counsel concluding that Nashville Nevada LLC's position as to the applicability of IGRA to the distribution of revenues from gaming at Nashville Nevada is correct as a matter of law, (ii) a resolution of the Fort Mojave Tribal Council supporting the conclusions set forth in the tribal legal counsel's letter to Nashville Nevada LLC and
     (iii) a letter from the Chairman of NIGC concurring in the conclusions expressed in the tribal legal counsel's letter. While, based on the foregoing, the Company believes that the project agreements are valid and enforceable in accordance with their terms, neither the letters nor the Fort Mojave Tribal Council resolution described in the preceding sentence are necessarily binding on any future Chairman of NIGC, any future Tribal Council, any potential litigant, or any court before which any such matter may be litigated. Moreover, IGRA was recently enacted and there exists no legal precedent interpreting the applicable provisions. Consequently, there is no assurance that IGRA would be held to be inapplicable to the distribution of net revenues from gaming operations conducted on the leased property. If IGRA were held applicable to the distribution of net gaming revenues from Nashville Nevada, there is no assurance that the Company would recover all or any portion of its investment in the project.

     DEPENDENCE ON TEMPLE AND OTHERS

               Substantial portions of the Mojave Valley Resort, as described herein, will be developed by affiliates of Temple or third parties with which Temple may reach agreement. This development will be outside of the control of the Company. Although the Company, in partnership with Temple, has options to develop up to four of the seven casinos presently contemplated for the Mojave Valley Resort, it has not obtained financing or other commitments with respect to any of these projects and the financing it is currently seeking is intended only for the first of these casinos. Any failure of the Mojave Valley Resort to be developed according to plan could have a material adverse effect on the results of operations of Nashville Nevada or other casinos that the Company may own and/or operate within the Mojave Valley Resort development.

     DEPENDENCE ON RELATIONSHIPS WITH NATIVE AMERICAN TRIBES

               Good relations with Native American tribes and their officials and representatives are critical to the Company's ability to manage its Native American gaming projects and to its ability to collect is loan and working capital advance payables from the 29 Palms Band and the S'Klallam Tribe. The Company's Native American gaming projects face certain risks unique to dealing with Native American tribes, including uncertain applicability of federal and state laws as they relate to tribes and the sovereignty of Native American tribes. In particular, the Company's filing of a legal action against the 29 Palms Band to enjoin the operation of Class III gaming devices at Spotlight 29 if such devices are not removed and its decision to disengage from the management contract are likely to exacerbate the Company's current dispute with the tribe regarding these devices. See "Disengagement from Spotlight 29 Management Contract" above. In addition, tribal officials are subject to replacement by appointment or election. The Company's relationship with a tribe may improve or deteriorate under new tribal administrations. A deterioration of the Company's relationship with the S'Klallam Tribe, or with the Native American community generally, could have a material adverse effect on the Company including, without limitation, the termination of the Company's management contracts for the 7 Cedars.

     KEY PERSONNEL

               The Company experienced several significant management changes during the second quarter of 1995. Effective May 11, 1995, Thomas Martin was elected to serve as the Company's Chief Executive Officer. Also effective May 11, 1995, Rodolfo E. Prieto, Senior Vice President of the Company, succeeded to the position of Chief Operating Officer. On April 1, 1995, Gary R. Acord joined the Company as Senior Vice President-Finance and Treasurer, replacing James L. White in the chief financial officer position. Departures from the Company's management team during this period include Richard A. LeVasseur, who resigned his positions as a Director and Senior Vice President of the Company effective April 1, 1995, and Edward M. Fasulo, who resigned his positions as Senior Vice President and Director of Elsinore and as an officer and director of certain Guarantors effective July 1, 1995. The Company currently does not intend to replace the director positions previously filled by Messrs. LeVasseur and Fasulo.

               The success of the Company depends, in part, on the continued availability of its executive officers and other key employees. With the exception of two Vice Presidents, the Company does not have employment, confidentiality, or non-competition agreements with any of these officers or employees. In addition, the Company does not carry key man life insurance coverage on any of its executive officers. The unavailability of certain of these people, or the Company's inability to attract and retain other key employees, could severely affect the Company's ability to maintain its gaming license or otherwise carry on its business. There is no assurance that these officers or employees will remain with the Company or that the Company will attract and retain other key employees.

     VOLATILITY OF SECURITIES PRICES

               The market prices of securities of companies with operating results that are highly dependent on specific developments, such as the opening of new projects, are often highly volatile. In addition, securities prices, and especially those of smaller public companies, have historically fluctuated significantly as a result of market developments and investor perceptions that are unrelated to the operation and largely beyond the control of a particular company or industry. Announcements concerning legislation approving or limiting gaming activities, other governmental actions, periodic announcements by the Company or its competitors and fluctuations in the Company's results of operations and market conditions generally may have a significant effect on the market price of the securities offered hereby.

     CONSEQUENCES OF FAILURE TO PROPERLY TENDER

               Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but not accepted for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the 1933 Act and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a public distribution of the New Notes may be deemed to be an "underwriter" (within the meaning of Section 2(11) of the 1933 Act) of the New Notes and, if so, will be required to comply with the registration and prospectus delivery requirements in the 1933 Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that accompanies this Prospectus that it will deliver a prospectus in connection with any resale of such New Notes. See "PLAN OF DISTRIBUTION."

     CONSEQUENCES OF ORIGINAL ISSUE DISCOUNT

               The Old Notes were issued at less than 100% of their principal amount. Consequently, purchasers of the Notes generally will be required to include such original issue discount in income as it accretes for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to purchasers of the Notes.

     ABSENCE OF PUBLIC MARKET

               The Old Notes were issued in October 1994 to five institutional investors. The Old Notes are restricted securities for which there currently is no private market. The New Notes are being offered to the holders of the Old Notes. The New Notes are new securities for which there currently is no public or private market. The Company does not intend to apply for listing of the Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. Accordingly, there can be no assurance that an active trading market for the Old Notes or New Notes will develop or, if developed, will continue. If a trading market develops for the New Notes, future trading prices of such securities will depend on many factors, including prevailing interest rates, the Company's results of operations and financial condition and the market for similar securities.

     MARKET MAKING RESTRICTIONS

               Sellers of the New Notes and other market makers in the New Notes may be subject to certain rules and regulations with respect to market making promulgated by the SEC under the Exchange Act; such rules and regulations may affect the ability to make a market in the New Notes and this may restrict the salability of the New Notes. The Company is not aware of any person who currently intends to make a market in the New Notes or otherwise act as a broker for sales of the New Notes or as a purchaser of the New Notes.


                               THE EXCHANGE OFFER


     PURPOSE AND EFFECTS

               The Exchange Offer is designed to provide to holders of Old Notes an opportunity to acquire notes which, unlike the Old Notes, generally will be freely transferable (provided that, among other things, the holder is not an affiliate of the Company).

               The Old Notes were originally issued and sold on October 14, 1994, in the principal amount of $3 million in a transaction exempt from the registration requirements of the Securities Act. The terms of the Old Notes were amended and restated as of June 30, 1995. The Old Notes may not be re-offered, resold or transferred unless done so pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144 promulgated under the Securities Act, Old Notes may generally be resold (a) commencing two years after the date or original issuance, in an amount up to, for any three-month period, the greater of 1% of the Notes then outstanding or the average weekly trading volume of the Notes during the four calendar weeks immediately preceding the filing of the required notice of sale with the SEC and (b) commencing three years after the date of original issuance, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding 90 days, an affiliate of the Company. Additionally, under certain circumstances, an exemption from the registration requirements of the Securities Act may be available for the resale of the Old Notes to "Qualified Institutional Buyers" under Rule 144A promulgated thereunder. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Old Notes.

               New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than any such holder which is an affiliate of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holders have no arrangement with any person to participate in the distribution of the New Notes. By delivering the Letter of Transmittal, a holder tendering Old Notes for exchange represents and warrants to the Company that the holder is acquiring the New Notes in the ordinary course of its business and that the holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. Any broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must deliver a prospectus in connection with any resale of such New Notes. In addition, such broker-dealer must check the appropriate box on the Letter of Transmittal indicating its broker-dealer status. See "Plan of Distribution." ANY HOLDER USING THE EXCHANGE OFFER TO PARTICIPATE IN A DISTRIBUTION OF THE NEW NOTES TO BE ACQUIRED IN THE EXCHANGE OFFER MUST COMPLY WITH THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT IN CONNECTION WITH A SECONDARY RESALE TRANSACTION.

               The New Notes generally will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. The New Notes otherwise will be identical in all respects (including interest rate, maturity, security, guaranty and restrictive covenants) to the Old Notes for which they may be exchanged pursuant to this Exchange Offer. HOLDERS WHO DO NOT EXCHANGE THEIR OLD NOTES PURSUANT TO THIS EXCHANGE OFFER WILL CONTINUE TO HOLD OLD NOTES WHICH ARE SUBJECT TO RESTRICTIONS ON TRANSFER.

     TERMS OF THE EXCHANGE OFFER

               The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of its outstanding Old Notes. New Notes will be issued only in integral multiples of $1,000 to each tendering holder of Old Notes whose Old Notes are accepted in the Exchange Offer.

               The New Notes will bear interest from their date of issuance (August __, 1995, unless the Exchange Offer is extended). Interest on the Old Notes will cease to accrue on the day preceding the date of issuance of the New Notes. Interest payable on September 30, 1995 with respect to New Notes will include accrued but unpaid interest due on the Old Notes so exchanged for the period from July 1, 1995 through August __, 1995, and will be paid to those who are holders of record of the New Notes as of August __, 1995.

               As of July 31, 1995, $3,000,000 aggregate principal amount of Old Notes were outstanding. This Prospectus and the Letter of Transmittal are being sent to all registered holders of Old Notes.

               Tendering holders of Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain transfer taxes which may be imposed, in connection with the Exchange Offer. See "Payment of Expenses" below.

               Holders of Old Notes do not have any appraisal or dissenters' rights under Nevada law in connection with the Exchange Offer.

     EXPIRATION DATE; EXTENSIONS; TERMINATION

               The Exchange Offer will expire at 5:00 p.m., New York City time, on August __, 1995, subject to extension by the Company by notice to the Exchange Agent as herein provided. The Company reserves the right to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. The Company shall mail to the registered holders of Old Notes an announcement any such extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

               The Company reserves the right to extend or terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth below under the caption "Conditions of the Exchange Offer" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay or termination to the Noteholders. The Company will comply with all applicable requirements of the Federal Securities Laws, including, but not limited to, Rule 14(e)-1 under the Securities Exchange Act of 1934, as amended. The rights reserved by the Company in this paragraph are in addition to the Company's right set forth below under the caption "Conditions of the Exchange Offer."

     PROCEDURES FOR TENDERING

               The acceptance by holders of Old Notes of the Exchange Offer pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

               To be tendered effectively, the Old Notes, together with the properly completed Letter of Transmittal (or facsimile thereof), executed by the registered holder thereof, and any other documents required by the Letter of Transmittal, must be received by the Company at its principal executive office at 202 Fremont Street, Las Vegas, Nevada 89101, prior to 5:00 p.m., New York City time, on the Expiration Date.

               Each exchanging holder will be required to represent in the Letter of Transmittal that such holder is acquiring the New Notes in the ordinary course of business, is not engaged in, and does not intend to engage in, a distribution of New Notes and is not an affiliate of the Company and the Guarantors.

               Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder of Old Notes who has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (or by a commercial bank or trust company having an office in the United States "Eligible Institution").

               The method of delivery of Old Notes and other documents to the Company is at the election and risk of the holder, but if such delivery is by mail it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Company before the Expiration Date.

               If the Letter of Transmittal is signed by a person other than a registered holder of any Old Note(s) listed, such Old Note(s) must be endorsed or accompanied by appropriate bond power, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Note(s).

               If the Letter of Transmittal or any notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be so submitted.

               All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be resolved by the Company, whose determination will be final and binding.
     The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured and waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

               The Company's acceptance for exchange of Old Notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and the Company upon the terms and subject to the conditions of the Exchange Offer.

     CONDITIONS OF THE EXCHANGE OFFER

               In addition, and notwithstanding any other terms of the Exchange Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes tendered and may terminate or amend the Exchange Offer as provided herein before the acceptance of any Old Notes, if any of the following conditions exist:

               (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer; or

               (b) there shall have been proposed, adopted or enacted any law, statute, rule or regulation which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

          The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such conditions or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. If the Company waives or amends the foregoing conditions, the Company will, if required by applicable law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five-business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

          The Exchange Offer is not conditioned on, and does not require, any federal or state regulatory approval. No proxies are being solicited in connection with the Exchange Offer.

     ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

          Tenders of Old Notes will be accepted only in principal amounts of $1,000 and integral multiples thereof.

          Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept all Old Notes validly tendered and not withdrawn promptly prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will deliver New Notes in exchange for Old Notes promptly following acceptance of the Old Notes.

          For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given notice thereof to the tendering holder. Under no circumstances will interest be paid by the Company or the Exchange Agent by reason of any delay in making such payment or delivery.

          If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, at the Company's expense, to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     WITHDRAWAL RIGHTS

          Any holder of Old Notes who has tendered Old Notes may withdraw the tender at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

          To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must (a) be timely received by the Company at the address set forth herein, (b) specify the name of the person having tendered the Old Notes to be withdrawn, (c) indicate the Old Notes to which it relates and the aggregate principal amount of Old Notes to be withdrawn and (d) be (i) signed by the holder in the same manner as the original signature on the Letter of Transmittal (including a guarantee of signature, if required) or
     (ii) accompanied by evidence satisfactory to the Company that the holder withdrawing such tender has succeeded to beneficial ownership of such Old Notes. If Old Notes have been delivered or otherwise identified to the Company, the name of the registered holder and the serial numbers of the particular Old Notes withdrawn must also be so furnished to the Company as aforesaid prior to the physical release of the withdrawn Old Notes. Withdrawals of tenders of Old Notes may not be rescinded, and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer; provided, however, that withdrawn Old Notes may be re-tendered by again following one of the procedures described herein at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

          All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination will be final and binding. Neither the Company nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

     PAYMENT OF EXPENSES

          The Company will not make any payments to brokers, dealers or to others for soliciting acceptances of the Exchange Offer. The Company, however, will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling of forwarding tenders for exchange.

          The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company, and are estimated in the aggregate to be approximately $100,000.

          The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes, or substitute Old Notes for principal amounts not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payments of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

     ACCOUNTING TREATMENT

          The New Notes will be recorded at the same carrying value as the Old Notes, which is the face value less unamortized discount, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be expensed over the term of the New Notes.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


          The following summary of certain United States federal income tax considerations is based on laws, regulations, rulings and decisions now in effect, as well as proposed regulations, all of which are subject to change (possibly retroactively), is for general information only and expresses the opinion of Pillsbury Madison & Sutro, counsel to the Company, as to the material federal income tax consequences expected to affect holders of Old Notes whose Old Notes are exchanged for New Notes pursuant to the Exchange Offer. This summary does not discuss all aspects of the federal income taxation that may be relevant to a particular Noteholder in light of his personal investment circumstances or to certain types of Noteholders subject to special treatment under the federal income tax laws (for example, insurance companies, mutual funds, Subchapter S corporations, nonresident alien individuals, foreign corporations, trusts and exempt institutions) and does not discuss any aspect of state, local or foreign tax laws. The discussion with respect to exchanging Noteholders is limited to those who have held the Old Notes and will hold the New Notes as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

          EACH NOTEHOLDER IS ADVISED TO CONSULT HIS OWN ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE OFFER TO SUCH NOTEHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     EXCHANGE OF OLD NOTES FOR NEW NOTES

          In general, the exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an exchange for U.S. federal income tax purposes because (i) with the exception of the transferability of the New Notes, the New Notes contain terms identical to the Old Notes, and (ii) the Exchange Offer is specifically contemplated by the Purchase Agreement pursuant to which the Old Notes were issued. Accordingly, the issuance of New Notes in exchange for Old Notes should be characterized as a continuation of the outstanding indebtedness previously represented by the Old Notes.

          If not treated as an exchange for U.S. federal income tax purposes, the issuance of New Notes in exchange for Old Notes would have no independent tax significance. As a result, an exchanging Noteholder would not recognize income or loss in connection with the exchange, his basis in the New Notes would be the same as his basis in the Old Notes exchanged therefor, and his holding period in the New Notes would include his holding period in the Old Notes exchanged therefor. Further, as discussed in greater detail below, an exchanging Noteholder would be required to include original issue discount in such Noteholder's income with respect to the New Notes at the same time and in the same manner as he would have been required to include in income original issue discount with respect to the Old Notes. In addition, the market discount rules of sections 1276, 1277 and 1278 of the Code will be applied in the same manner to both the New Notes and the Old Notes.

          The Company intends to treat the Exchange Offer as a transaction which is not an exchange for federal income tax purposes.

     ORIGINAL ISSUE DISCOUNT ON THE NOTES

          The original issue discount ("OID") discussion below relating to the Notes is equally applicable to the Old Notes and the New Notes. For relevant federal income tax purposes, the New Notes will be considered as a continuation of the Old Notes and the exchange of Old Notes for New Notes hereunder will not alter the OID consequences to a Holder.

          The Old Notes were issued with OID since their "issue price" was less than their "stated redemption price at maturity," as such terms are defined under the Code and Treasury Regulations. The "issue price" of a Note equaled the first price at which a substantial amount of the Old Notes were sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of a Note equals the sum of all payments required under the Note other than payments of "qualified stated interest" within the meaning of the Treasury Regulations. To have "qualified stated interest," an instrument must, among other requirements, pay interest at least annually. Because the Notes pay interest quarterly, all of the interest paid and payable on the Notes is qualified stated interest. Therefore, only payments of principal made under the Notes will be deemed part of the stated redemption price at maturity.

          A holder of Notes will be required to include OID in income as it accretes, before the receipt of cash payments attributable to such income, whether or not such holder uses the accrual method of accounting. OID allocable to any accrual period (which, prior to May 15, 1998, may not exceed one year and thereafter, may not exceed six months) will equal the product of the "adjusted issue price" of the Note as of the beginning of such period and the yield to maturity (which must appropriately take into account the length of the particular accrual period). The "adjusted issue price" of a Note as of the beginning of any accrual period will equal the issue price of a Note increased by OID previously includable in income and decreased by any payments received under the Note.

     SALE, EXCHANGE OR RETIREMENT OF THE NOTES

          Upon the sale, exchange or retirement of a New Note, a Holder will recognize taxable capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in the New Note. A holder's adjusted tax basis in a New Note will equal the cost of the Old Note to such holder, increased by the amounts of any OID previously included in income by the holder with respect to such Note and reduced by any payments on the Note received by the holder.

     TAX CONSEQUENCES TO NON-EXCHANGING NOTEHOLDER

          There will be no federal income tax consequences to non-exchanging Noteholders.

     OTHER TAX CONSIDERATIONS

               There may be other federal, state, local or foreign tax considerations applicable to the circumstances of a particular Noteholder as to which he should consult his tax adviser. ACCORDINGLY, EACH NOTEHOLDER SHOULD CONSULT HIS OWN TAX ADVISER AS TO PARTICULAR CONSEQUENCES TO HIM OF EXCHANGING OLD NOTES FOR NEW NOTES.

                              DESCRIPTION OF NOTES


               The Old Notes were issued, and the New Notes will be issued pursuant to the Purchase Agreement. The purchasers of the Old Notes were five institutional investors. A copy of the Purchase Agreement and all amendments thereto have been filed as an exhibit to the Registration Statement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Purchase Agreement, copies of which may be obtained upon request from the Company. Selected definitions of capitalized terms applicable to the Notes are included at pages ____ through ____ below. Any other capitalized terms used herein without definition have the meanings ascribed to them in the Purchase Agreement.

     GENERAL

               The Notes are general senior obligations of the Company, limited in aggregate principal amount of $3,000,000, secured by certain property and assets as described below and sometimes referred to herein as the "Collateral." References herein to the "Collateral Documents" include all documents entered into to create or perfect the security interest in the Collateral. The Notes are issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

               Interest on the Notes is payable quarterly on each March 31, June 30, September 30, and December 31 to the registered holders of such Notes at the close of business on the fifteenth day of the month preceding the interest payment date. Interest on the New Notes will accrue initially from the date of issuance of the New Notes (August __, 1995, unless the Exchange Offer is extended). Interest on the Old Notes which are exchanged for New Notes pursuant to the Exchange Offer will cease to accrue on the day preceding the date of issuance of the New Notes, and such accrued interest will be paid on September 30, 1995, the first interest payment date following the consummation of the Exchange Offer, to holders of record of the Notes as of August __, 1995. The Notes mature on March 31, 2000.

               Principal and interest on the Notes are payable to each holder at such holder's registered address; provided that, at the Company's option, the payment of principal and interest may be made by wire transfer of Federal funds or interest may be paid by check mailed to a holder's registered address. The Notes are transferable at the Company, 202 Fremont Street, Las Vegas, Nevada 89101. For information regarding a transfer of the Notes, contact Ernest E. East, Vice President and Secretary of the Company at (702) 385-4011 (telecopy (702) 387-5120).

     SECURITY FOR THE NOTES

               The Notes are secured by (i) a first priority security interest in certain existing and future property of the Company, including the shares of common stock held by the Company in its subsidiaries, the real property of Four Queen's, Inc., and substantially all other property previously pledged (or required to be pledged) as collateral under the Indenture (collectively, the "Purchasers' Security Interest"); (ii) a first priority lien on the proceeds in the accounts established under the disbursement and escrow agreement relating to the First Notes (the "Purchasers' Lien"); and (iii) an assignment of income and proceeds from the casino management contracts and other operating agreements relating to the Company's Native American casino projects under development in Southern California and Washington State (the "Purchasers' Assignment"), in addition to certain other rights and remedies under the Purchase Agreement, and the Guarantors have guaranteed the Company's payment and other obligations under the Mortgage Notes and the Purchase Agreement (the "Subsidiary Guarantees"). The Purchasers' Security Interest, Purchasers' Lien and Purchasers' Assignment are senior to the liens under the mortgage that secures the First Mortgage Notes. Certain consents and approvals of the Nevada gaming authorities have been obtained in connection with the grant and perfection of the Purchasers' Security Interest, Purchasers' Lien and Purchasers' Assignment.

               The Company, the Guarantors and their respective Subsidiaries are prohibited, subject to certain exceptions in the ordinary course of business consistent with the Purchase Agreement, from obtaining the release of any of the Collateral, or except as provided in the Purchase Agreement, granting any additional Liens on, or substituting Collateral without the consent of the holders of the Notes.

     GUARANTIES

               The Notes are fully and unconditionally guaranteed as to principal, premium, if any, and interest, jointly and severally, by each Guarantor.

     REDEMPTION

               REQUIRED REGULATORY REDEMPTION. The Notes are also redeemable at any time pursuant to, and in accordance with, any order of any Gaming Authority with appropriate jurisdiction and authority to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss or material impairment or secure the reinstatement of any Gaming License or to prevent such Gaming Authority from taking any other action, which if lost, impaired, not reinstated or taken, as the case may be, would have a material adverse effect on the Company or any Subsidiary or where such redemption or acquisition is required because the holder or beneficial owner of such security redeemed or acquired is required to qualify, be found suitable or become licensed as such under such Gaming Laws and does not so qualify, obtain a finding of suitability or become licensed (a "Required Regulatory Redemption").

               OPTIONAL REDEMPTION.   The Notes are redeemable at the option of
     the Noteholders, in whole or in part, on March 31, 1996, and thereafter at six-month intervals, in each case with not less than 30 nor more than 60 days' notice to each Noteholder, at the redemption price (expressed as percentages of the principal amount) of 100%, together with accrued and unpaid interest thereon to the redemption date. The Notes are not redeemable at the option of the Company prior to the maturity date.

     CERTAIN COVENANTS

               LIMITATION ON LIENS. The Purchase Agreement provides that neither the Company, the Guarantors nor their respective Subsidiaries shall directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective properties subject to the Liens of the Mortgage, except (a) Permitted Liens, (b) Liens on the Four Queens Casino which secure Indebtedness other than the Notes equally and ratably with, or junior to, the Notes, provided that
                                                        --------
     substantially concurrently with the imposition of such Liens the Net Proceeds from such Indebtedness are used to finance at least 80% of the Project Costs of a Project Expansion at the Four Queens Casino, (c) Liens incurred in support of Permitted FF&E Financing incurred pursuant to clause
     (c) under the caption "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," which Liens may be exclusive, (d) with respect to each of the Four Queens Casino, the Palm Springs Casino and the Washington Casino, respectively, Liens incurred in connection with Indebtedness for the purpose of obtaining working capital, provided that
                                                                --------
     such Liens are limited to secured Indebtedness aggregating no more than $2 million in the case of the Four Queens Casino and $2 million each in the case of the Palm Springs Casino and the Washington Casino, respectively, each in an amount outstanding at any time for each such Casino, which Liens may be junior to those in favor of the Notes, (e) Liens on each Casino other than the Four Queens Casino in favor of Non-recourse Indebtedness incurred in compliance with clause (e) under the caption "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," which Liens may be senior, equal and ratable or junior to those in favor of the Notes, (f) Liens (which may be exclusive), other than on the Collateral, on assets with a fair value not in excess of $1.25 million at any one time outstanding (the "Lien Amount") which secure Indebtedness incurred in compliance with, and described by, clause (l) under the caption "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," provided that there shall remain in the Cash Collateral
                     --------
     Account at all time cash equal to or in excess of the Lien Amount, and (g) Liens which secure Indebtedness under the Indenture governing the First Mortgage Notes.

               REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL. In the event that a Change of Control (as defined below) has occurred, each holder of Notes will have the right, at such holder's option, subject to the terms and conditions of the Purchase Agreement, to require the Company to repurchase all or any part of such holder's Notes (provided, that the principal amount of such Notes at maturity must be $1,000 or an integral multiple there of) on the date that is no later than 30 business days after the occurrence of a Change of Control, at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any.

               As defined in the Purchase Agreement, a "Change of Control" means
     (i) the time that the Company first determines or reasonably should have known that any "person" or "group" (other than Frank Burrell, Jr., the current Chairman of the Board and Chief Executive Officer of the Company) (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power in the aggregate of all classes of Capital Stock then outstanding of the Company normally entitled to vote in elections of directors, or (ii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

               LIMITATION ON RESTRICTED PAYMENTS.   The Purchase Agreement
     provides that the Company and the Guarantors will not, and none will permit any of their respective Subsidiaries to, make, directly or indirectly, any Restricted Payment (including Permitted Equity Proceeds Investments) if, after giving effect thereto on a pro forma basis (1) a Default or an Event of Default shall have occurred and be continuing or (2) the aggregate amount of all Restricted Payments (including Permitted Equity Proceeds Investments) made by the Company, the Guarantors and their respective Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing subsequent to the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), minus 100% of the amount of any writedowns or writeoffs not otherwise reflected in Consolidated Net Income during such period, plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock, other than sales to any of its Subsidiaries, after the Issue Date, plus (c) the aggregate net book value of Investments previously made by the Company after the Issue Date which, when made, reduced amounts available pursuant to this clause (2) that have been returned to the Company (excluding any such amounts included in Consolidated Net Income and any repayments of development and construction loans to the Company by the 29 Palms Band or the S'Klallam Tribe); provided, however, that the foregoing
                                         --------  -------
     clause (2) of this paragraph will not prohibit (r) the Investment in Palm Springs East Limited Partnership of funds described by clause (iii) of the definition of Permitted Proceeds Uses, (s) the Investment of up to $1 million in the aggregate by the Company or any Guarantor in any of their respective Subsidiaries, the Palms Springs Casino or Washington Casino for working capital purposes, (t) Investments by the Company or any Guarantor in Fremont Street Experience, L.L.C. (or any other entity organized for the purpose of operating the Fremont Street Experience) not to exceed $750,000 in the aggregate during any 12-month period for the purpose of funding operations of the Fremont Street Experience, (u) Investments of up to $2 million in the aggregate of funds which are currently designated for possible future expansion of the Washington Casino which are subsequently determined in good faith by the Company will not be so utilized, into Subsidiaries for the purpose of developing a Casino, (v) any dividend or other distribution by a Guarantor to stockholders or partners of such Guarantor on a pro rata basis with respect to the amount and character of
                    --- ----
     property so paid or distributed, (w) a Required Regulatory Redemption, (x) the defeasance, redemption, repurchase or other acquisition of Capital Stock or Subordinated Indebtedness of the Company with the Net Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or in exchange for Qualified Capital Stock, (y) the payment of any dividend or redemption of Qualified Capital Stock within 60 days after the date of its declaration or authorization, respectively, if such dividend or redemption could have been made on the date of such declaration or authorization in compliance with the foregoing provisions, or (z) the Investment in or loans to Guarantors in an amount not exceeding $3 million in the aggregate for the purpose of financing commitments to third parties (including, without limitation, good faith deposits and option payments) to develop, construct, or acquire Casinos or to acquire Native American Casino Management Contracts. The full amount of any payment, dividend, distribution, redemption, repurchase, loan, investment, acquisition, or other retirement for value pursuant to any of the foregoing clauses (r),
     (s), (t) (to the extent such amounts are not deducted in calculating Consolidated Net Income), (u), (w), (x), (y) and (z), and an amount equal to the sum of (i) any dividend or other distribution attributable to interests beneficially owned by any of the Company's Affiliates plus (ii) distributions in excess of an aggregate of $1.5 million to any person other than the Company or any of its Affiliates in the case of each of clause (i) and (ii) pursuant to clause (v), of the preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (2) of this paragraph.

               The Purchase Agreement also provides that the Company and the Guarantors will not, and none will permit any of their respective Subsidiaries to make, directly or indirectly, any Restricted Payment, except for Investments of Permitted Equity Proceeds Investments up to an aggregate of $10 million and Restricted Payments made in reliance upon clause (z) of the immediately preceding paragraph, prior to the last day of the Company's first full fiscal quarter subsequent to the Issue Date (a) during which the Company and its Consolidated Subsidiaries have generated Consolidated EBITDA of at least $3.0 million and (b) during or prior to which the Termination of Construction Dates shall have occurred with respect to the Casinos required to be constructed (and opened) pursuant to the "Construction" covenant (the "Final Completion Date"); provided that
                                                                --------
     this clause (b) will not apply to any Casino with respect to which an Offer to Purchase Notes has been made pursuant to the "Construction" covenant under the Indenture governing the First Mortgage Notes.

               The Purchase Agreement defines "Permitted Equity Proceeds Investments" as any Investment, solely of the Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock, other than to any of its Subsidiaries, after the Issue Date, by the Company in riverboat or dockside gaming or gaming on Native American land, pursuant to which Investment the Company, an Unrestricted Subsidiary, or a Guarantor receives, in the case of a Casino on Native American land, a Native American Casino Management Contract or, in the case of riverboat or dockside gaming, constructs, owns and operates a dockside or riverboat Casino, provided that in any case, all of the rights and interests in such
             --------
     Casino or contract held by the Company or any of its Subsidiaries are pledged (except for Permitted Liens), on a first priority basis as Collateral for the Notes.

               LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Purchase Agreement provides that neither the Company, the Guarantors nor any of their Subsidiaries will, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any such Subsidiary to pay dividends or make other distributions on the Capital Stock of any such Subsidiary of the Company or pay any obligation to the Company or any of its Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Subsidiaries, except (a) restrictions imposed by the Notes, the First Mortgage Notes, or the Indenture governing the First Mortgage Notes, (b) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices, (c) restrictions imposed by applicable gaming laws or any applicable Gaming Authority, (d) restrictions under any agreement relating to any property, asset, or business acquired by the Company or its Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any person, other than the person acquired or to any property, asset or business other than the property, assets and business of the person so acquired, (e) any such restriction in existence as of the Issue Date, (f) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (g) replacements of restrictions imposed pursuant to clauses (a) through (e) that are no more restrictive than those being replaced.

               LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK. The Purchase Agreement provides that, except as set forth below, the Company and the Guarantors will not, and none will permit any of their respective Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur," or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock from and after the Issue Date.

               (h) If (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro
                                                                            ---
     forma basis, to such incurrence of such Indebtedness or Disqualified
     -----
     Capital Stock and (ii) on the date of the incurrence of such Indebtedness or Disqualified Capital Stock (the "Incurrence Date"), the Consolidated Fixed Charges Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect, on a pro
                                                                          ---
     forma basis, to such incurrence of such Indebtedness or Disqualified
     -----
     Capital Stock, would be at least 2.0 to 1, then the Company and the Guarantors may incur Indebtedness or Disqualified Capital Stock, provided
                                                                      --------
     that Indebtedness incurred by a Guarantor shall be subordinated in all material respects to such Guarantor's guarantee of the Company's obligations with respect to the Notes, except that Indebtedness incurred by a Guarantor solely to guarantee Indebtedness of the Company that is equable, ratable and without preference with respect to the Notes may be with respect to such applicable Guarantee of the Notes.

               (i) The Company and the Guarantors may incur Indebtedness evidenced by the Notes and other obligations pursuant to the Purchase Agreement up to the amounts specified therein as of the date thereof.

               (j) The Company or any Guarantor may incur Permitted Furniture Fixtures and Equipment Financing, provided that the aggregate principal
                                       --------
     amount incurred pursuant to this paragraph (c) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall constitute at least 75% but not more than 100% of the cost (reportable on the balance sheet (including all appropriate notes thereto) of such consolidated entity in accordance with GAAP) of the FF&E so purchased or leased.

               (k) The Company and any Guarantor may incur Indebtedness for working capital purposes, provided that the amount of such Indebtedness
                               --------
     outstanding at any time (including any Indebtedness issued to refinance, replace or refund such Indebtedness) may not exceed, in the aggregate, $6 million.

               (l) The Company and the Guarantors may incur Non-recourse Indebtedness in respect of the acquisition or Project Cost of any Casino (other than the Four Queens Casino, the Palm Springs Casino and the Washington Casino); provided that the principal amount of such Indebtedness
                         --------
     (including any Indebtedness issued to refinance, refund, or replace such Indebtedness) shall not exceed 80% of the cost of such acquisition or of such Project Cost.

               (m) The Company and the Guarantors may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a) through (e) of this covenant so long as, in the case of Indebtedness used to refinance, refund, or replace Indebtedness in clauses (c), (d) and (e), such Refinancing Indebtedness satisfies the applicable requirements of such clauses.

               (n) The Guarantors may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of others), all in the ordinary course of business, in amounts and for the purposes customary in the Company's industry for gaming operations similar to those of the Company; provided
                                                                     --------
     that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $2 million.

               (o) The Company may incur Indebtedness to any Guarantor of the Company, any Guarantor of the Company may incur Indebtedness to any other Guarantor or to the Company; provided that such obligations, in each case,
                                  --------
     shall be subordinated in all respects to the Company's obligations pursuant to the Notes or such Guarantor's obligations pursuant to its guaranty of the Company's obligations pursuant to the Notes, as the case may be provided, further that, in the event such Guarantor is no longer a
     --------  -------
     Guarantor, any debt owed to such person shall be deemed an incurrence for purposes of the Purchase Agreement.

               (p) The Company and the Guarantors may incur Indebtedness representing the balance deferred and unpaid of the purchase price of any property or services used in the ordinary course of their business that would constitute ordinarily a trade payable to trade creditors (other than accounts payable or other obligations to trade creditors arising in the ordinary course of business which have remained unpaid for greater than 60 days, unless such payable or obligation is being contested in good faith and for which adequate reserves have been established in accordance with
     GAAP).

               (q) The Company and any Guarantor may post a bond or surety obligation in order to prevent the loss or material impairment of or to obtain a Gaming License or as otherwise required by an order of any Gaming Authority to the extent required by applicable law and consistent in character and amount with customary industry practice.

               (r) The Company and any Guarantor may incur Indebtedness not to exceed $3 million in the aggregate outstanding at any time arising under any appeal or reimbursement obligations with respect to any judgment, which judgment does not constitute a Default.

               (s) The Company and any Guarantor may incur Indebtedness not to exceed $3 million in the aggregate outstanding at any time constituting reimbursement obligations with respect to letters of credit in respect of workers compensation claims.

               Notwithstanding the foregoing, the Company and its Subsidiaries may not incur any Indebtedness or issue any Disqualified Capital Stock pursuant to clause (a) or (e) above until the Final Completion Date.

               LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. The Purchase Agreement provides that neither the Company, the Guarantors nor any of their respective Subsidiaries will, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including upon an Event of Loss, any sale or other transfer or issuance of any Capital Stock of any Subsidiary of the Company, whether by the Company or a Subsidiary of the Company, or through the issuance, sale or transfer of Capital Stock by a Subsidiary of the Company (an "Asset Sale"). Notwithstanding the foregoing provisions of this paragraph:

               (a) the Company and its Subsidiaries may in the ordinary course of business and consistent with past practices, convey, sell, lease, transfer, assign, or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

               (b) the Company and its Subsidiaries may convey, sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Purchase Agreement;

               (c) the Company and its Subsidiaries may sell damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

               (d) in addition to assets sold pursuant to clauses (a), (b) and
          (c) above, the Company and the Guarantors may convey, sell, lease, transfer, assign, or otherwise dispose of assets to the extent that the aggregate proceeds from all such Asset Sales does not exceed $500,000 in any fiscal year; and

               (e) the Company shall accumulate all Net Cash Proceeds in excess of the amount provided in clause (d) above (to be maintained in the Net Cash Proceeds Account in which the Trustee on behalf of the First Mortgage Noteholders shall have a perfected security interest).

          LIMITATION ON TRANSACTIONS WITH AFFILIATES.   The Purchase Agreement
     provides that none of the Company, each Guarantor, each Unrestricted Subsidiary, and each of their respective Subsidiaries will be permitted after the Issue Date to enter into any transaction, including any contract, agreement, understanding, loan, advance or guarantee and including any series of related transactions, with or for the benefit of any Affiliate other than the Company, a Guarantor or a Subsidiary of the Company, none of whose capital stock is owned directly or indirectly by any Affiliate of the Company other than through the Company (an "Affiliate Transaction") with a value to either party in excess of $500,000 except for transactions evidenced by an Officers' Certificate addressed and delivered to the Holders stating that such Affiliate Transaction is made in good faith, and that the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be; provided that with respect
                                                     --------
     to any Affiliate Transaction (including any series of related transactions) with an aggregate value (to either party) in excess of $5 million, the Company or such Subsidiary must, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm.

          MAINTENANCE OF INSURANCE. The Purchase Agreement provides that the Company and its Subsidiaries shall have in effect customary insurance for business interruptions and general liability, and shall have completion or similar bonds in place for all ongoing projects, in each case on terms and in an amount reasonably sufficient to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries taken as a whole.

          MAINTENANCE OF CONSOLIDATED FIXED CHARGES COVERAGE RATIO. The Purchase Agreement, as amended pursuant to the Old Notes Amendment, provides that the Company must maintain a Consolidated Fixed Charges Coverage Ratio, as of the last day of each fiscal quarter commending the first quarter of 1997, of at least 1.0 to 1, increasing to 1.15 to 1 for each fiscal quarter in 1998, 1.3 to 1 for each fiscal quarter in 1999, and
     1.5 to 1 for each fiscal quarter in 2000. The Company is required to furnish to the Holders an Officers' Certificate within 50 days after the end of each such fiscal quarter (or 95 days after the fourth fiscal quarter of any fiscal year) setting forth the calculations of this ratio and stating that the Company is in compliance with this covenant.

          MAINTENANCE OF CONSOLIDATED EBITDA. The Company is required to generate Consolidated EBITDA of at least $5 million for the six-month period ending June 30, 1996, and at least $7.5 million for the nine-month period ending September 30, 1996.

          MAINTENANCE OF CONSOLIDATED NET WORTH. The Purchase Agreement provides that the Company shall furnish to the Holders an Officers' Certificate within 50 days after the end of each fiscal quarter of the Company (or 95 days after the fourth fiscal quarter of any fiscal year, in each case beginning after the Final Completion Date) setting forth the Consolidated Net Worth of the Company. Pursuant to waivers obtained in connection with the Old Notes Amendment, the Company's compliance with this covenant has been waived by the Noteholders.

          MANDATORY PURCHASE OFFER WITH EXCESS CASH. The Purchase Agreement provides that on the 45th day after each fiscal quarter of the Company, beginning with the first fiscal quarter of 1995, the Company will apply an amount (the "Open Market Purchase Amount") equal to 90% of the "Total Available Cash Amount" (defined below) to effect purchases in the open market of outstanding Notes and First Mortgage Notes; provide, however, that the Company shall retain and not contribute to the Open Market Purchase Amount the amount equal to the estimated Excess Cash Offer Amount (as defined in the Purchase Agreement) existing at the end of such fiscal quarter, which amount will be adjusted each subsequent quarter during the same fiscal year to reflect increases and decreases in the Excess Cash Offer Amount since the beginning of such fiscal year. The Company shall segregate and hold in trust for the benefit of the holders of the Notes and the First Mortgage Notes each Open Market Purchase Amount, until such time as they have been applied to purchase the Notes and First Mortgage Notes or until such time as the Notes and First Mortgage Notes have been fully redeemed or retired. Notwithstanding the foregoing, and Open Market Purchase Amounts (or portions thereof) that are not used to purchase Notes or First Mortgage Notes for two consecutive fiscal quarters shall no longer be required to be segregated and held in trust. "Total Available Cash Amount" is defined as the sum of (i)(1) consolidated net income before interest, income taxes and depreciation and amortization, plus (2) amounts repaid in satisfaction of loans made by the Company or its Subsidiaries to Native American tribes, plus (3) the Equity Offering Proceeds Amount (defined below), plus (4) the Excess Cash Amount (defined below), plus (5) any unused portion of Excess Cash Offer Amount following each annual Excess Cash Purchase Date, less the sum of (ii)(1) consolidated cash interest payments, plus (2) payments on the Notes, plus (3) payments to the Internal Revenue Service of the total amount relating to the IRS Assessment (up to an aggregate of $5.8 million plus accrued interest in 1995), plus (4) consolidated capital expenditures not to exceed with respect to the Four Queens $500,000 in fiscal year 1995, $1,000,000 in fiscal year 1996 and $2,000,000 in fiscal year 1997 and thereafter. The "Equity Offering Proceeds Amount" is defined as the remainder of any net proceeds to the Company from any and all equity offerings after the date hereof, after deducting (a) the amount of the consolidated net loss generated by the Company since January 1, 1994 (the "1994 Loss Amount") and (B) up to $10,000,000 reserved by the Company to fund it's equity contribution to the Nashville Nevada Project. Commencing on July 1, 1995 and from time to time thereafter as the Company receives net proceeds from an equity offering or offerings, the amount by which the 1994 Loss Amount exceeds $4,000,000 (the "Excess Cash Amount") shall be applied to the purchase of Notes and First Mortgage Notes as part of the

     Total Available Cash Amount on the next applicable Cash Sweep Commencement Date.

          LIMITATION ON MERGER, SALE OR CONSOLIDATION. The Purchase Agreement provides that neither the Company nor any of the Guarantors will consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Company or such Guarantor, as the case may be, is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the obligations of the Company or the Guarantor, as the case may be, in connection with the Notes and the Purchase Agreement; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the
                      --- -----
     surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company or the Guarantor, as the case may be, immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis, the surviving or transferee entity would
                      --- -----
     immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) under the caption "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; and
     (v) such transaction will not result in the loss of any Gaming License.
     For purposes of this covenant, the Consolidated Fixed Charges Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect,
                                    --- -----
     on a pro forma basis, to the transaction and any related incurrence of
          --- -----
     Indebtedness or Disqualified Capital Stock) for the four fiscal quarters which ended immediately preceding such transaction.

          For purposes of the first sentence of this subsection, the sale, lease or conveyance of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or a Guarantor, which properties and assets, if held by the Company, or a Guarantor instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be.

          The phrase "all or substantially all" as used in the Indenture (including as set forth under "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries") varies according to the facts and circumstances of the subject transactions, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person and therefore it may be unclear as to whether the Company or a Guarantor would be deemed to have breached the restrictive debt covenant through the sale of assets. Under such circumstances, the Company would consult with its legal counsel to determine whether, under applicable law then in effect, a sale of all or substantially all of the entity's assets had occurred.

          LIMITATION ON LINES OF BUSINESS. The Purchase Agreement provides that none of the Company, any Guarantor, any Unrestricted Subsidiary, or any of their respective Subsidiaries will directly or indirectly engage, to any significant extent, in any line of lines of business activity other than in a Related Business.

          RESTRICTIONS ON SALE AND ISSUANCE OF SUBSIDIARY STOCK. The Purchase Agreement provides that the Company and each Guarantor will not issue or sell, and will not permit any of their respective Subsidiaries to issue or sell, any shares of Disqualified Capital Stock of any Subsidiary to any Person other than the Company or a wholly owned subsidiary of the Company.

          ADDITIONAL SUBSIDIARY GUARANTORS. The Purchase Agreement provides that the Company and each Guarantor shall cause each of their respective Subsidiaries created or acquired after the Issue Date to enter into an amendment to the Purchase Agreement for the purpose of jointly and severally guaranteeing, on a senior basis, the Company's obligations under the Notes and the Purchase Agreement.

          LIMITATION ON STATUS AS INVESTMENT COMPANY. The Purchase Agreement prohibits the Company, each Guarantor, each Unrestricted Subsidiary, or each of their respective Subsidiaries from becoming "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

          LIMITATION ON CAPITAL EXPENDITURES AND FURNITURE, FIXTURES AND EQUIPMENT. The Purchase Agreement prohibits the Company and the Guarantors from expending on an annual basis for capital expenditures more than $500,000 in 1995, $1 million in 1996 and $2 million in 1997 and each year thereafter (the "CapEx Limits"). In addition, the Purchase Agreement prohibits the Company and the Guarantors from expending on an annual basis more than $1 million in the aggregate on leasing for furniture, fixtures and equipment(the "FF&E Limit"). Notwithstanding the foregoing, in each fiscal year, the applicable CapEx Limit and the FF&E Limit may be exceeded by an amount which, when combined, do not in the aggregate exceed 10% of the Total Available Cash Amount relating to such fiscal year.

     REPORTS

          The Purchase Agreement provides that, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to each Holder, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be so required, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

     EVENTS OF DEFAULT AND REMEDIES

          The Purchase Agreement defines an Event of Default as (i) the failure by the Company to pay any installment of interest on the Notes as and when due and payable and the continuance of any such failure for 10 days (or 30 days if such failure takes place after the Notes have been registered effectively pursuant to the Securities Act); (ii) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise; (iii) except as provided in clause (i) or
     (ii), failure of the Company or any Guarantor to comply with any of the covenants relating to Limitation on Transactions with Affiliates, Limitation on Use of Proceeds, Construction, Limitation on Lines of Business, Additional Subsidiary Guarantors, Limitation on Merger, Sale or Consolidation, the Right to Require Repurchase, or Prepayment which failure continues for 30 days; (iv) the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Notes or the Purchase Agreement and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company; (v) certain events of bankruptcy, insolvency or reorganization in respect of the Guarantors or the Company; (vi) a default in the payment of principal, premium or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $1 million; (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $1 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 90 days; (viii) the closing of a substantial portion of the

     Four Queens Casino or the Washington Casino for more than 90 consecutive days, except any loss of legal right caused primarily by any holder of the Notes; (ix) the loss of the Company s Legal right to operate the Washington Casino; (x) certain events of default specified in the Mortgage and other security documents; (xi) the failure of the Final Completion Date with respect to the Palm Springs Casino to have occurred on or prior to March 31, 1995; (xii) the occurrence of any event giving any of the Company's ground lessors the right to terminate any of the Company's ground leases;
     (xiii) any representation or warranty made by the Company or the Guarantor in the Purchase Agreement or in any other Security Document or which is contained in any certificate, document or financial or other written statement furnished at any time under the Purchase Agreement shall prove to have been materially incorrect on or as of the date made; (xiv) any event of default specified in the Indenture governing the First Mortgage Notes;
     (xv) any security document or Note shall cease for any reason (other than the schedule termination thereof in accordance with its terms) to be in full force and effect, or any party to any security document or Note shall so assert in a judicial or similar proceeding, or the security interest created by the Deed of Trust or any other security document shall cease to be enforceable; or (xvi) the Company shall commence or be required to commence a Casino Offer, and Asset Sale Purchase Offer, a Net Worth Purchase Offer, or an Excess Cash Purchase Offer, as each such term is defined in the Indenture governing the First Mortgage Notes.

          If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v), above, relating to the Company or any of its Subsidiaries), then in every such case, unless the principal of all of the Notes shall have already become due and payable, the Holders of 50% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (an "Acceleration Notice"), may declare all principal and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (v), above, relating to the Company or any of its Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Holders. The Holders of no less than a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, have been cured or waived.

          Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured, or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to all provisions of the Purchase Agreement and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Holders.

     SELECTED DEFINITIONS APPLICABLE TO THE NOTES

          "Acquired Indebtedness" means Indebtedness of any person existing at
           ---------------------
     the time such person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or a Subsidiary of the Company, and not incurred in connection with or in anticipation of, such merger or consolidation or of such person becoming a Subsidiary of the Company.

          "Affiliate" means (i) any person directly or indirectly controlling or
           ---------
     controlled by or under direct or indirect common control with the Company or any of its Subsidiaries, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of any class of voting Capital Stock of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of Capital Stock (whether or not presently exercisable).

          "Average Life" means, as of the date of determination, with respect to
           ------------
     any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of such principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "Cash Equivalent" means (i) securities issued or directly and fully
           ---------------
     guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

          "Casino" means a gaming establishment owned by the Company or one of
           ------
     its Subsidiaries or, in the case of a Native American Casino, operated pursuant to a Native American Casino Management Contract by the Company or one of its Subsidiaries and containing at least 10,000 square feet dedicated to the operation of games of chance and any hotel, building, restaurant, theater, parking facilities, retail shops, land, equipment and other property or asset directly ancillary thereto and used in connection therewith.

          "Casino Square Footage" means (i) with respect to the Washington
           ---------------------
     Casino, floor space of at least 8,000 square feet available and used for the generation of gaming revenues on which there is conducted (in a manner that is customary for comparable gaming facilities), table games, slot machines or other gaming operations, as applicable, but excluding bingo operations and (ii) with respect to the Palm Springs Casino, floor space of at least 27,000 square feet available and used for the generation of gaming revenues on which there is conducted (in a manner that is customary for comparable gaming operations) gaming.

          "Consolidated EBITDA" means, with respect to any person, for any
           -------------------
     period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense, (ii) Consolidated Depreciation and Amortization expense and (iii) Consolidated Fixed Charges.

          "Consolidated Fixed Charges" of any person means, for any period, the
           --------------------------
     aggregate amount (without duplication) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) during such period in respect of all Indebtedness of such person and its Consolidated Subsidiaries including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness other than with respect to the Notes, (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, (iii) all commissions, discounts and other fees and charges owed with respect to bankers acceptance financings and currency and Interest Swap Obligations, in each case to the extent attributable to such period and determined on a consolidated basis in accordance with GAAP, and (iv) the rental expense for such period attributable to operating leases of such person and its Consolidated Subsidiaries and (b) the amount of dividends payable by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and
     (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. The existing credit arrangements of the Company and the Guarantors do not permit interest rate hedging or similar activities, and the Company and the Guarantor do not engage in such activities.

          "Consolidated Fixed Charges Coverage Ratio" of any person on any date
           -----------------------------------------
     of determination (the "Transaction Date") means, the ratio, on a pro forma
                                                                      --- -----
     basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to discontinued operations and businesses, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction
     Date) during the Reference Period; provided that for purposes of such
                                        --------
     calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the
     --- -----
     Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used. The existing credit arrangements of the Company and the Guarantors do not permit interest rate hedging or similar activities, and the Company and the Guarantor do not engage in such activities.

          "Consolidated Net Income" means, with respect to any person for any
           -----------------------
     period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring, (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in Cash to such person or a Consolidated Subsidiary of such person during such period, but not in excess of such person's pro rata share of such person's net income for such
                             --- ----
     period, (c) the net income, if positive, of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

          "Consolidated Net Worth" of any person at any date means the aggregate
           ----------------------
     of capital, surplus and retained earnings of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of capital, surplus and accrued but unpaid dividends attributable to any Disqualified Capital Stock, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

          "Consolidated Subsidiary" means, for any person, each Subsidiary of
           -----------------------
     such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

          "Disqualified Capital Stock" means with respect to any person, (a)
           --------------------------
     Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such person, any Capital Stock other than any common stock or other equity interest with no preference, privileges, or redemption or repayment provisions.

          "Event of Loss" means, with respect to any property or asset, any (a)
           -------------
     loss, destruction or damage of such property or asset; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Final Completion Date" means the date upon which the Termination of
           ---------------------
     Construction has occurred with respect to the Palm Springs Casino and the Washington Casino.

          "Four Queens Casino" means the Four Queens Casino and Hotel and
           ------------------
     properties and operations ancillary thereto, currently owned by Four Queens, Inc.

          "Gaming Licenses" means every material license, material franchise or
           ---------------
     other material approval or authorization on the Issue Date or thereafter required to own, lease, operate or otherwise conduct gaming in the States of California, Nevada or Washington or any other jurisdiction in which the Company conducts or proposes in good faith to conduct material gaming business, and applicable liquor licenses related to any such gaming business.

          "Indebtedness" means, without duplication, (a) all liabilities and
           ------------
     obligations, contingent or otherwise, with respect to any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, (iv) evidenced by bankers acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all obligations of such person under Interest Swap Obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (d) all obligations secured by a Lien, other than a Permitted Lien, not securing any liability or obligation that would itself constitute Indebtedness to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, that the amount of such obligations
                               --------
     shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties. The existing credit arrangements of the Company and the Guarantors do not permit interest rate hedging or similar activities, and the Company and the Guarantor do not engage in such activities.

          "Investment" by a person in any other person means (without
           ----------
     duplication) (a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension; (c) the entering into by such person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person or (e) the designation by the Board of Directors of a subsidiary to be an Unrestricted Subsidiary in accordance with the definition of "Unrestricted Subsidiary." For purposes of this definition, the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described above, an "Investment" shall include the fair market value of the net assets at the time of such "Investment," as determined in good faith by the Board of Directors.

          "Issue Date" means October 8, 1993.
           ----------

          "Native American Casino" means a Casino which lawfully conducts gaming
           ----------------------
     pursuant to, and in accordance with the Indian Gaming Regulatory Act, 25 U.S.C. (S) 2701 et seq., and the rules and regulations promulgated thereunder by the National Indian Gaming Commission.

          "Native American Casino Management Contract" means a contract to
           ------------------------------------------
     operate and/or manage one or more Native American Casinos, or any Casino operated on Native American land; provided that, (i) jurisdiction to rule
                                       --------
     on disputes over such contract's terms is properly exercised by a state or federal court in the United States and (ii) such contract by its terms is enforceable in a state or federal court.

          "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender
           -----------------
     and Cash Equivalents received by the Company, in the case of a sale of Qualified Capital Stock, and the Company and the Guarantors and their Subsidiaries in the case of an Asset Sale, less, in each case, the sum of all fees, commissions and other expenses incurred in connection with such Asset Sale, including, in the case of an Asset Sale only, the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of the Guarantors in connection with such Asset Sale.

          "Net Proceeds" means the aggregate Net Cash Proceeds and fair market
           ------------
     value of property (valued at the fair market value thereof at the time of receipt in good faith by the Board of Directors of the Company), other than securities of the Company or any of its Subsidiaries, received by the Company after payment of expenses, commissions, discounts and the like incurred in connection therewith.

          "Non-recourse Indebtedness" means Indebtedness of a person to the
           -------------------------
     extent that under the terms thereof or pursuant to applicable law no personal recourse shall be had against such person for the payment of the principal of or interest or premium on such Indebtedness or for any claim based on such Indebtedness and enforcement of obligations on such Indebtedness is limited only to recourse against interests in property and assets purchased with the proceeds from the incurrence of such Indebtedness and as to which the Company provides no credit support and is not directly or indirectly liable and a default with respect to which would not entitle any party to cause any other Indebtedness to be accelerated.

          "Palm Springs Casino" means the Casino proposed to be financed by the
           -------------------
     Company, constructed, developed and owned by the Twenty-Nine Palms Band of Mission Indians, near Palm Springs, California, and operated by the Company or its Subsidiaries pursuant to a Native American Casino Management Contract.

          "Permitted FF&E Financing" means Indebtedness which is Non-recourse
           ------------------------
     Indebtedness to the borrower or any of its properties (other than as provided in this definition) that is incurred to finance the acquisition or lease of newly acquired or leased furniture, fixtures or equipment ("FF&E") used directly in the operation of Casinos and secured by an exclusive (except in support of the Notes and the First Mortgage Notes) first priority Lien on such FF&E.

          "Permitted Liens" means any of the following:
           ---------------

          (a) Liens arising by reason of any judgment, decree or order of any court only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto and so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally permitted or the period within which such proceedings may be initiated shall not have expired;

          (b) security for payment of workers compensation or other insurance;

          (c) security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of money) or leases, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or appeal bonds, and public and statutory bonds;

          (d) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company or a Guarantor if adequate reserves with respect thereto are maintained on the books of the Company or such Guarantor, as the case may be, in accordance with GAAP;

          (e) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than 30 days or
     (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or a Guarantor and adequate reserves with respect thereto are maintained on the books of the Company or such Guarantor, as the case may be, in accordance with GAAP; and

          (f) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or such Guarantor) or interfere with the ordinary conduct of the business of the Company or such Guarantor or any of their Subsidiaries; provided, that any such Liens are not incurred in connection
                   --------
     with any borrowing of money or any commitment to loan any money or to extend any credit.

          "Permitted Proceeds Uses" means general working capital to the Company
           -----------------------
     or its Subsidiaries, including payment of interest on the First Mortgage Notes.

          "Plans" means all drawings, plans and specifications prepared by or on
           -----
     behalf of the Company or any of its Subsidiaries, as the same may be amended or supplemented from time to time, and, if required by applicable law, submitted to and approved by the building or other relevant department, which describe and show a Casino and the labor and materials necessary for construction thereof.

          "Project Costs" means, with respect to a Project Expansion or
           -------------
     construction or development of a Casino, the aggregate costs required to complete such Project Expansion or construction or development of a Casino in accordance with the Plans therefor and applicable legal requirements, as set forth in a statement submitted to, and receipted for by, the 1993 Trustee, setting forth in reasonable detail all amounts theretofore expended and any anticipated costs and expenses estimated to be incurred and reserves to be established in connection with the construction and development of such Project Expansion or construction or development of a Casino, including direct costs related thereto such as construction management, architectural, engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs and the cost of furniture, fixtures, furnishings, machinery and equipment, but excluding the following: principal or interest payments on any Indebtedness (other than interest which is required to be capitalized in accordance with GAAP, which shall be included in determining Project Costs), or costs related to the operation of a Casino including, but not limited to, non-construction supplies and Casino pre-operating payroll.

          "Project Expansion" means any capital addition, improvement, extension
           -----------------
     or repair to a Casino after the Termination of Construction Date.

          "Qualified Capital Stock" means any Capital Stock of the Company that
           -----------------------
     is not Disqualified Capital Stock.

          "Reference Period" with regard to any person means the four full
           ----------------
     fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Purchase Agreement.

          "Refinancing Indebtedness" means Indebtedness or Disqualified Capital
           ------------------------
     Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, release, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accredited value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) Refinancing Indebtedness of any Subsidiary of the
     --------
     Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of Holders pursuant to the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption) scheduled to come due earlier than the scheduled maturity of any installment of principal (or redemption) of the Indebtedness (or Disqualified Capital Stock) to be so refinanced which was scheduled to come due prior to the Stated Maturity.

          "Related Business" means gaming operations and the development of
           ----------------
     games and marketing relating thereto conducted or proposed to be conducted by the Company or any Subsidiary and any and all materially related businesses conducted or proposed to be conducted by the Company or any Subsidiary in support of and ancillary to such gaming business.

          "Restricted Investment" means, any Investment; provided, that the
           ---------------------                         --------
     extension of credit to customers of Casinos, consistent with industry practice in the ordinary course of business, shall not be a Restricted Investment.

          "Restricted Payment" means, with respect to any person, (a) the
           ------------------
     declaration or payment of any dividend or other distribution in respect of Capital Stock of such person or any Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Subsidiary of such person, (c) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of, or any defeasance of, any subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; provided, however, that the term
                                           --------  -------
     "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of a person to the extent payable solely in shares of Qualified Capital Stock of such issuer, (ii) any dividend, distribution or other payment to the Company or any of its directly or indirectly wholly owned Subsidiaries, by any of its Subsidiaries, or any Investment by the Company or any Guarantor in any of its wholly owned Guarantors, (iii) any defeasance, redemption, repurchase, acquisition, or other retirement for value, in whole or in part, of any Subordinated Indebtedness of an issuer in exchange for or with the Net Proceeds from the substantially concurrent sale of Disqualified Capital Stock or Subordinated Indebtedness of such issuer, which Capital Stock or Subordinated Indebtedness is at least as subordinated in ranking to the Notes (or Guaranties, as applicable,) as, has a lower yield to maturity than, and has no installment (contingent or otherwise) of principal or liquidation amount (including upon the happening of an event or the passage of time) due before any installment of principal of, the subordinated Indebtedness being so released, redeemed, repurchased, acquired or retired and, in a principal amount or with a liquidation preference (or, if such Indebtedness is issued at less than its principal amount, with an original issue price, as determined in accordance with GAAP) not to exceed the lesser of (x) the principal amount of such Subordinated Indebtedness being so released, redeemed, repurchased, acquired or retired in exchange therefor and (y) if such subordinated Indebtedness being acquired was issued with an original issue discount, the accredited value thereof (as determined in accordance with GAAP) at the time of such transaction (iv) amounts constituting net proceeds from the offering of the Notes and applied to Permitted Proceeds Uses if otherwise in compliance with the Note Agreement and (v) payments made pursuant to the terms of the Incentive Consulting Agreement dated January 28, 1993, among Palms Springs East, L.P., James K. Brewer and Sparkesh Enterprises, Ltd.

          "Stated Maturity" when used with respect to any Note, means March 31,
           ---------------
     1996.

          "Subordinated Indebtedness" means Indebtedness of the Company or a
           -------------------------
     Guarantor, as applicable, that is subordinated in right of payment to the Notes or the Guaranty, as applicable, in all respects and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

          "Subsidiary," with respect to any person, means (i) a corporation a
           ----------
     majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest. An Unrestricted Subsidiary is not a Subsidiary of the Company for purposes of the Note Agreement or the Notes.

          "Termination of Construction Date" means, with respect to any Casino,
           --------------------------------
     that date by which (a) a temporary certificate of occupancy has been issued for such Casino by the building department or other relevant agency, including the United States Coast Guard, if applicable; (b) all required Gaming Licenses and other Approvals with respect to such Casino have been obtained, including those required to be obtained by the Company and their respective Subsidiaries and each of their respective officers, directors and shareholders; (c) a notice of completion has been duly recorded; (d) all materialmen's claims, mechanics liens or other liens or claims for liens directly related to such Casino have been paid or satisfactory provisions have been made for such payment, and the period of filing such claims and liens has expired; (e) an Officers' Certificate has been delivered to the 1993 Trustee certifying that the Termination of the Construction Date relating to such Casino has occurred; (f) a certificate has been delivered by the general contractor and the architect of such Casino to the 1993 Trustee certifying that the Casino has been substantially completed in accordance with the Plans therefor and all applicable building laws, ordinances and regulations; (g) such Casino is in a condition (including the installation of fixtures, furnishings and equipment) to receive customers in the ordinary course of business; (h) such Casino is open for business to the general public and operates, therein, at least 90% of the total Casino Square Footage, as applicable; and (i) and, in the case of a Native American Casino, the Casino is being operated by the Company pursuant to a Native American Casino Management Contract. For purposes of the preceding sentence, satisfactory provision for payment of claims, liens and claims for liens shall be deemed to have been made if a bond, escrow or trust account for payment has been established with an independent third party satisfactory to the 1993 Trustee in an amount at least equal to the total of such outstanding claims, liens and claims for liens.

          "Unrestricted Subsidiary" shall mean any Subsidiary of the Company
           -----------------------
     that, at the time of determination, shall be an Unrestricted Subsidiary as designated by the Board of Directors of the Company, as provided below provided that such Subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Board of Directors of the Company may designate any subsidiary of the Company (including any newly acquired or newly formed subsidiary at or prior to the time it is so formed or acquired) to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "Limitation on Incurrences of Additional Indebtedness and Issuance of Disqualified Capital Stock," provided that this clause (b)
                                              --------
     shall not apply to the designation of Unrestricted Subsidiaries that are capitalized solely with assets constituting a "Permitted Equity Proceeds Investment" and (c) such subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Subsidiary of the Company. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) no Default or
                                                 --------
     Event of Default is existing or will occur as a consequence thereof and
     (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "Limitation on Incurrences of Additional Indebtedness and Issuances of Disqualified Capital Stock." Each designation shall be evidenced by a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. Notwithstanding anything to the contrary, Four Queens, Inc., Pinnacle Gaming Corporation, Elsub Management Corporation, Four Queens Experience Corporation, Eagle Gaming, Inc., Palm Springs East Limited Partnership and Olympia Gaming Corporation and their direct and indirect Subsidiaries shall not at any time be Unrestricted Subsidiaries.

               "Washington Casino" means the Casino financed by the Company,
                -----------------
     constructed, developed and owned by the Jamestown S'Klallam Tribe in Clallam County, Washington, and operated by the Company or its Subsidiaries pursuant to a Native American Casino Management Contract.

                              PLAN OF DISTRIBUTION


               The resale of New Notes ("Resale Notes") received by any broker-dealer, as that term is defined under the Securities Act (a "Dealer"), in exchange for Old Notes held for its own account (such a Dealer being herein referred to as a "Restricted Holder") may be effected from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Resale Notes (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. The Restricted Holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Resale Notes by them might be deemed to be underwriting discounts and commissions under the Securities Act.

               Restricted Holders may also be required to deliver a copy of this Prospectus (as it may be amended or supplemented) to each purchaser of Resale Notes. The Company has agreed that for a period of at least 90 days after the expiration date, it will make such a Prospectus available to any Dealer for use in connection with any such resale. If any Restricted Holder is required to deliver this Prospectus after June __, 1995, and this Prospectus must be amended or supplemented in order to comply with the Securities Act and the rules thereunder, the cost of such amendment or supplement must be borne by such Restricted Holder.

                                 LEGAL MATTERS

               Certain legal matters in connection with the securities offered hereby will be passed upon for the Company and the Guarantors by Pillsbury Madison & Sutro.

                                    EXPERTS

               The financial statements and schedules of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, incorporated by reference herein and elsewhere in the registration statement, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                  ____________

                               TABLE OF CONTENTS

                                                   PAGE
                                                   ----

Available Information............................     3
Incorporation of Certain Documents by Reference..     4
Glossary of Certain Defined Terms................     5
Executive Summary................................     7
Risk Factors.....................................    20
The Exchange Offer...............................    40
Certain Federal Income Tax Considerations........    45
Description of Notes.............................    47
Plan of Distribution.............................    67
Legal Matters....................................    67
Experts..........................................    67




                                  ___________

                                    ELSINORE

                                  CORPORATION


                                AND SUBSIDIARIES



                                   $3,000,000
                               20% Mortgage Notes
                               Due 2000, Series B



                                 ______________

                                   PROSPECTUS

                                 ______________



                           ____________________, 1995

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


      ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Under Sections 78.751 and 78.752 of the Nevada Revised Statutes, the Company has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.

           The Amended and Restated Articles of Incorporation of Elsinore and the Articles of Incorporation of certain of the Guarantors eliminate the personal liability of their respective directors of officers to the fullest extent permitted by the Nevada Revised Statutes. Each director or officer will, however, continue to be liable for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or, in the case of directors, the payment of dividends in violation of Nevada law.

           The Amended and Restated Bylaws of Elsinore provide that Elsinore shall indemnify a current or former director or officer and may indemnify a current or former director of officer of a subsidiary of the Company for judgments, fines and amounts paid in settlement actually and reasonably incurred by such director of officer to the extent and in the manner set forth by applicable law. The Bylaws of certain of the Guarantors contain similar indemnification provisions.

           Elsinore has entered into an indemnification agreement (each, an "Indemnification Agreement") with each of its executive officers and directors. Each of the Indemnification Agreements provides for, among other things: (i) indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against an indemnified party unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under law; and (ii) prompt advancement of expenses in connection with his or her defense against any claim.

           The Company currently does not carry directors and officers liability insurance covering actions taken by its directors and officers in their capacity as such.

           The indemnification and insurance provisions discussed above may be sufficiently broad to permit indemnification of the company's officers and directors for liabilities arising under the Securities Act. The Company has been advised that the Securities and Exchange Commission is of the opinion that indemnification for liabilities under the Securities Act is against public policy.

      ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

           (a)  EXHIBITS.

      EXHIBIT
      NUMBER
      ------


      3.1* Amended and Restated Articles of Incorporation of Elsinore Corporation. [3.1] (1)

      3.2*    Amended and Restated Bylaws of Elsinore Corporation. (4)

      3.3*    Articles of Incorporation of Eagle Gaming, Inc. [3.3] (7)

      3.4*    Code of Bylaws of Eagle Gaming, Inc. [3.4] (7)

      3.5*    Articles of Incorporation of Elsinore Tahoe, Inc. [3.5] (7)

      3.6*      Bylaws of Elsinore Tahoe, Inc. [3.6] (7)

      3.7*      Articles of Incorporation of Pinnacle Gaming Corporation [3.7]
                (7)

      3.8*      Bylaws of Pinnacle Gaming Corporation [3.8] (7)

      3.9*      Articles of Incorporation of Elsub Management Corporation [3.9]
                (7)

      3.10*     Bylaws of Elsub Management Corporation [3.10] (7)

      3.11* Articles of Incorporation of Four Queens Experience Corporation [3.11] (7)

      3.12*     Code of Bylaws of Four Queens Experience Corporation [3.12] (7)

      3.13*     Articles of Incorporation of Four Queens, Inc. [3.13] (7)

      3.14*     Bylaws of Four Queens, Inc. [3.14] (7)

      3.15*     Articles of Incorporation of Olympia Gaming Corporation. [3.15]
                (7)

      3.16*     Code of Bylaws of Olympia Gaming Corporation [3.16] (7)

      3.17*     Articles of Incorporation of Elsinore-Missouri Gaming, Inc.
                [3.17](11)

      3.18*     Code of Bylaws of Elsinore-Missouri Gaming, Inc. [3.18] (11)

      4.1* Note and Stock Purchase Agreement, dated October 11, 1994, by and among the Company, the Guarantors named therein and the Purchasers named therein. [10.1] (8)

      4.2* Deed of Trust, Assignment of Rents and Security Agreement, dated as of October 13, 1994, by and among Four Queens, Inc., Land Title of Nevada, Inc. and the Purchasers named therein, as beneficiaries. [10.2] (8)

      4.3* Pledge Agreement, dated as of October 14, 1994, from the Company and Elsub Management Corporation, as pledgors, to Purchasers named therein, as pledgees. [10.3] (8)

      4.4* Assignment of Operating Agreements, dated as of October 14, 1994, from Palm Springs East Limited Partnership, as assignor, to Purchasers named therein, as assignees. [10.4] (8)

      4.5* Assignment of Operating Agreements, dated as of October 14, 1994, from Olympia Gaming Corporation, as assignor, to Purchasers named therein, as assignees. [10.5] (8)

      4.6* Mortgage Notes Registration Rights Agreement, dated as of October 14, 1994, by and among the Company, the Guarantors named therein and the Purchasers named therein. [10.6] (8)

      4.7* Intercreditor Agreement, dated as of October 14, 1994, by and among First Trust National Association, as trustee and collateral agent, the Guarantors named therein and the Senior Lenders named therein. [10.8] (8)

      4.8* Amendment to Disbursement and Escrow Agreement, dated as of October 14, 1994, by and among the Company, First Trust National Association, and First Interstate Bank of Nevada, N.A. [10.9]
                (8)

      4.9* Amendment No. 1 to Note and Stock Purchase Agreement, dated December 14, 1994, by and among the Company, the Guarantors named therein and the Purchasers named therein. [10.57] (10)

      4.10* Amendment No. 2 to Note and Stock Purchase Agreement, dated June 30, 1995, by and among the Company, the Guarantors named therein and the Purchasers named therein. [10.3] (14)

      5.1***    Opinion of Pillsbury Madison & Sutro.

      10.1* Sublease, dated May 26, 1964, by and between A. W. Ham, Jr. and Four Queens, Inc. [10.1] (2)

      10.2* Amendment of Sublease, dated June 15, 1964, by and between A. W. Ham, Jr. and Four Queens, Inc. [10.2] (2)

      10.3*     Amendment of Sublease, dated February 25, 1965, by and between
                A. W. Ham, Jr. and Four Queens, Inc. [10.3] (2)

      10.4*     Amendment of Sublease dated January 29, 1973, by and between A.
                W. Ham, Jr. and Four Queens, Inc. [10.4] (2)

      10.5* Supplemental Lease, dated January 29, 1973, by and between A. W. Ham, Jr. and Four Queens, Inc. [10.5] (2)

      10.6* Lease Agreement, dated April 25, 1972, by and between Bank of Nevada and Leon H. Rockwell, Jr., as Trustees of Four Queens, Inc. [10.6] (2)

      10.7* Lease, dated January 1, 1978, between Finley Company and the Company [10.7] (2)

      10.8* Ground Lease, dated October 25, 1983, between Julia E. Albers, Otto J. Westlake, Guardian, and Four Queens, Inc. [10.8] (2)

      10.9* Ground Lease, dated October 25, 1983 between Katherine M. Purkiss and Four Queens, Inc. [10.9] (2)

      10.10* Ground Lease, dated October 25, 1983, between Otto J. Westlake and Four Queens, Inc. [10.10] (2)

      10.11* Indenture of Lease, dated March 28, 1984, by and between the City of Las Vegas and Four Queens, Inc. [10.11] (2)

      10.12* Lease Indenture, dated May 1, 1970, by and between Thomas L. Carroll, et al. and Four Queens, Inc. [10.12] (2)

      10.13* Memorandum of Lease, dated January 26, 1973, between President and Board of Trustees of Santa Clara College and Four Queens, Inc. [10.13] (2)

      10.14* Elsinore Corporation 1991 Stock Option Plan (the "1991 Plan") [10.10] (1)

      10.15*    Form of Option Agreement pursuant to the 1991 Plan. [10.21] (2)

      10.16*    Form of Director and Officer Indemnity Agreement. [10.16] (11)

      10.17* Elsinore Corporation 1993 Long-Term Stock Incentive Plan adopted March 15, 1993 (the "1993 Plan"). [10.23] (2)

      10.18*    Form of Option Agreement pursuant to the 1993 Plan. [10.24] (2)

      10.19* Agreement dated January 14, 1993 between Jeanne Hood, the Company and Four Queens, Inc. [10.25] (2)

      10.20* Restated and Amended Elsinore Corporation Senior Executive Severance Plan dated March 15, 1993. [10.26] (2)

      10.21* Form of Restated and Amended Senior Executive Severance Agreement. [10.27] (2)

      10.22* Agreement, dated April 28, 1992, by and between Four Queens, Inc., Jeanne Hood, Edward M. Fasulo and Richard A. LeVasseur. [10.28] (2)

      10.23* 1995 Short Term Incentive Plan for Senior Executives, adopted December 16, 1994.** [10.23] (11)

      10.24* Agreement of Limited Partnership, dated January 28, 1993, by and between Elsub Management Corporation and Native American Casino Corporation. [10.30] (2)

      10.25* Incentive Consulting Agreement, dated January 28, 1993, by and among Palm Springs East, L. P. (the "Partnership"), James G. Brewer, Donald Wright and Sparkesh Enterprises, Ltd. [10.31] (2)

      10.26* Revised Management Agreement for Gaming Activities, dated November 11, 1993, by and between Twenty-Nine Palms Band of Mission Indians and the Partnership. [10.26] (5)

      10.27* Addendum to Revised Management Agreement for Gaming Activities, dated January 25, 1994, by and between Twenty-Nine Palms Band of Mission Indians and the Partnership. [10.27] (5)

      10.28* Loan Agreement dated November 11, 1993, by and between Twenty-Nine Palms Band of Mission Indians and the Partnership [10.28]
                (5)

      10.29* Gaming Project Development and Management Agreement, dated September 28, 1993, by and among Olympia Gaming Corporation, the Jamestown S'Klallam Tribe and JKT Gaming, Inc. [10.29] (5)

      10.30* Addendum to Gaming Project Development and Management Agreement, dated January 28, 1994, by and among Olympia Gaming Corporation, the Jamestown S'Klallam Tribe and JKT Gaming, Inc. [10.30] (5)

      10.31* Loan Agreement, dated November 12, 1993, by and among Olympia Gaming Corporation, the Jamestown S'Klallam Tribe and JKT Gaming, Inc. [10.31] (5)

      10.32* First Amendment to Loan Agreement, dated January 28, 1994, by and among Olympia Gaming Corporation, the Jamestown S'Klallam Tribe and JKT Gaming, Inc. [10.32] (5)

      10.33* Purchase Agreement, dated October 8, 1993, among the Company, the Guarantors named therein and the Purchasers named therein. [10.1] (3)

      10.34* Warrant Agreement, dated as of October 8, 1993, between the Company and First Trust National Association, as warrant agent. [10.3] (3)

      10.35* First Mortgage Notes Registration Rights Agreement, dated as of October 8, 1993, among the Company, the Guarantors named therein and the Purchasers named therein. [10.4] (3)

      10.36* Warrant Shares Registration Rights Agreement, dated as of October 8, 1993, among the Company and the Purchasers named therein. [10.5] (3)

      10.37* Amendment No.1, dated as of April 21, 1994, to the Warrant Agreement dated as of October 8, 1993, between the Company and First Trust National Association, as warrant agent. [10.2] (6)

      10.38* Indenture, dated as of October 8, 1993, by and among Elsinore Corporation, the Guarantors named therein and First Trust National Association, as trustee, including the form of Series B Note registered on Form S-4 dated January 6, 1994. [10.2] (3)

      10.39* Escrow and Disbursement Agreement, dated as of October 8, 1993, among the Company, First Trust National Association and First Interstate Bank of Nevada, N.A., as escrow agent. [10.6] (3)

      10.40* Pledge Agreement, as of dated October 8, 1993, from the Company and Elsub Management Corporation to First Trust National Association. [10.7] (3)

      10.41* Deed of Trust, Assignment of Rents and Security Agreement, dated as of October 8, 1993, by and among Four Queens, Inc., Land Title of Nevada, Inc. and First Trust National Association. [10.8] (3)

      10.42* Assignment of Operating Agreements, dated as of October 8, 1993 by Palm Springs East, Limited Partnership to First Trust National Association. [10.9] (3)

      10.43* Assignment of Operating Agreements, dated as of October 8, 1993 by Olympia Gaming Corporation to First Trust National Association. [10.10] (3)

      10.44* Supplemental Indenture No. 1, dated as of April 21, 1994, to the Indenture dated as of October 8, 1993, among the Company, the Guarantors named therein and First Trust National Association, as trustee. [10.1] (6)

      10.45*    Operating Agreement of Nashville Nevada LLC.  [10.52] (9)

      10.46* Amendment No. 1 to Operating Agreement of Nashville Nevada LLC. [10.53] (9)

      10.47* Hotel/Casino Sublease for Owner-Operator between Mojave Valley Resort, Inc. and Mojave Valley Resort Casino Company. [10.54]
                (9)

      10.48* Installment Agreement (on Form 433-D) dated December 6, 1994 by and between the Company and the Internal Revenue Service. [10.55] (10)

      10.49* Supplemental Indenture No. 2, dated December 14, 1994, to the Indenture dated as of October 8, 1993 by and among the Company, the Guarantors named therein and First Trust National Association, as Trustee. [10.56] (10)

      10.50* Amendment No. 1 to Note and Stock Purchase Agreement, dated December 14, 1994 by and among the Company, the Guarantors named therein and the Purchasers named therein. [10.57] (10)

      10.51* First Mortgage Note and Common Stock Exchange Agreement, dated as of December 29, 1994, by and among the Company, Mojave Partners, L.P., a Delaware limited partnership, and Edward Herrick, an individual. [10.51] (11)

      10.52* Amendment to Agreement, dated January 4, 1994, between Jeanne Hood, the Company and Four Queens, Inc. [10.52] (11)

      10.53* Employment Agreement, dated December 5, 1994, between Rodolfo E. Prieto and the Company. [10.53] (11)

      10.54* Employment Agreement, dated July 1994, between John Cook and the Company. {10.54] (11)

      10.55* 1993 Long Term Stock Incentive Plan, as amended and restated on July 1, 1994. [10.55] (11)

      10.56* Restated and Amended Elsinore Corporation Senior Executive Severance Plan, dated as of March 15, 1993 [10.56] (12)

      10.57* Form of Senior Executive Severance Agreement by and between the Company and certain senior executives. [10.57] (12)

      10.58* Amendment No. 2 to Operating Agreement of Nashville Nevada L.L.C., effective as of September 30, 1994, by and among the Company, Mojave Gaming, Inc., Mojave Valley Resort Casino Company, and Nashville Nevada, L.L.C. [10.58] (12)

      10.59* Note Purchase Agreement, dated as of March 30, 1995, between the Company and Magnolia Partners, L.P., a Delaware limited partnership. [10.59] (12)

      10.60* Common Stock Registration rights Agreement, dated as of March 31, 1995, between the Company and Magnolia Partners, L.P. [10.60] (12)

      10.61* Note Purchase Agreement, dated as of March 30, 1995, between the Company and Mojave Partners, L.P., a Delaware limited partnership. [10.61] (12)

      10.62* Common Stock Registration Rights Agreement, dated as of March 31, 1995, between the Company and Mojave Partners, L.P. [10.62]
                (12)

      10.63* Note Purchase Agreement, dated as of March 30, 1995, between the Company and G & O Partners, L.P., a Delaware limited partnership. [10.63] (12)

      10.64* Note Purchase Agreement, dated as of March 30, 1995, between the Company and GroRan LLC1, a Delaware limited liability company. [10.64] (12)

      10.65* Note Purchase Agreement, dated as of March 30, 1995, between the Company and Paul Orwicz. [10.65] (12)

      10.66* Note Purchase Agreement, dated as of March 30, 1995, between the Company and David Ganek. [10.66] (12)

      10.67* Common Stock Registration Rights Agreement, dated as of March 31, 1995, between the Company and G & O Partners, L.P., GroRan LLC1, Paul Orwicz and David Ganek. [10.67] (12)

      10.68* Stock Pledge Agreement, dated March 31, 1995, by and among the Company, Magnolia Partners, L.P., Mojave Partners, L.P., G & O Partners, L.P., GroRan LLC1, Paul Orwicz and David Ganek. [10.68] (12)

      10.69* Supplemental Indenture No. 3, dated as of June 30, 1995, by and among the Company, the Guarantors named therein and First Trust National Association, as Trustee on behalf of the First Mortgage Note Holders. [10.3] (14)

      10.70* Waiver of Compliance and Agreement to Amend Promissory Notes, dated as of June 30, 1995, by and among the Company and Magnolia Partners, L.P. [10.4] (14)

      10.71* Waiver of Compliance and Agreement to Amend Promissory Notes, dated as of June 30, 1995, by and among the Company and Mojave Partners, L.P. [10.4] (14)

      10.72* Waiver of Compliance and Agreement to Amend Promissory Notes, dated as of June 30, 1995, by and among the Company and G & O Partners, L.P., GroRan LLC1, Paul Orwicz and David Ganek. [10.4]
                (14)

      12.1 Computation of Ratio of Earnings to Fixed Charges of the Company and the Guarantors

      13.1*     Form 10-K for the year ended December 31, 1994. (12)

      13.2*     Form 10-Q for the quarter ended March 31, 1995. (13)

      21.1*     List of Subsidiaries. [21.1] (11)

      23.1***   Consent of Pillsbury Madison & Sutro (included in Exhibit 5.1).

      23.2***   Consent of KPMG Peat Marwick LLP.

      25.1 Powers of Attorney (see pages II-9, II-10, II-11, II-12, II-13, II-14, II-15, II-16 and II-17).

      99.1      Form of Letter of Transmittal.


      * Previously filed with the Securities and Exchange Commission as exhibits to the documents shown below under the Exhibit Number indicated in brackets and incorporated herein by reference and made a part of hereof.

           (1)  Annual Report on Form 10-K for the year ended December 31, 1991
           (2)  Annual Report on Form 10-K for the year ended December 31, 1992
           (3)  Current Report on Form 8-K dated October 19, 1993
           (4)  Current Report on Form 8-K dated November 12, 1993
           (5)  Annual Report on Form 10-K for the year ended December 31, 1993
           (6)  Current Report on Form 8-K dated April 28, 1994
           (7)  Registration Statement on Form S-4 filed January 6, 1994
           (8)  Current Report on Form 8-K dated October 21, 1994
           (9)  Registration Statement on Form S-2 filed October 24, 1994
           (10) Amendment No. 2 to Registration Statement on Form S-2 filed December 23, 1994
           (11) Registration Statement on Form S-4 filed January 23, 1995
           (12) Annual Report on Form 10-K for the year ended December 31, 1994
           (13) Quarterly Report on Form 10-Q for the quarter ended March 30,
                1995
           (14) Current Report on Form 8-K filed July 10, 1995

      ** Certain parts of this document have been granted confidential treatment by order of the Securities and Exchange Commission dated March 9, 1995.

     ***   To be filed by amendment.

                (B) FINANCIAL STATEMENT SCHEDULES.

                Incorporated by reference from Annual Report on Form 10-K for the year ended December 31, 1994, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

      ITEM 22.  UNDERTAKINGS

           The undersigned Registrant hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of July, 1995.


                               ELSINORE CORPORATION



                               By:      /s/ FRANK L. BURRELL, JR.
                                     --------------------------------------
                                     Frank L. Burrell, Jr., Chairman of the
                                     Board and Director


                               POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that Gary R. Acord, by his signature below, constitutes and appoints Frank L. Burrell, Jr. and Thomas E. Martin, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                  Date
- ---------                      -----                  ----

 /s/ THOMAS E. MARTIN          President, Chief       July 28, 1995
- -----------------------------  Executive Officer
     Thomas E. Martin          and Director
                               (Principal Executive
                               Officer)


 /s/ HOWARD R. CARLSON    *    Director               July 28, 1995
- -----------------------------
Howard R. Carlson

 /s/ JULIAN H. LEVI       *    Senior Director        July 28, 1995
- -----------------------------
Julian H. Levi

 /s/ ROBERT A. MCKERROLL  *    Director               July 28, 1995
- -----------------------------
Robert A. McKerroll

 /s/ GARY R. ACORD             Senior Vice            July 28, 1995
- ------------------             President-Finance
Gary R. Acord                  and Treasurer
                               (Principal Financial
                               and Accounting
                               Officer)

*By  /s/ THOMAS E. MARTIN
    ---------------------
    Thomas E. Martin,
    Attorney-In-Fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of July, 1995.


                               EAGLE GAMING, INC.



                               By:      /s/ FRANK L. BURRELL, JR.
                                     --------------------------------------
                                     Frank L. Burrell, Jr., Chairman of the
                                     Board and Director
                                     (Principal Executive Officer)


                               POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Frank L. Burrell, Jr. and Thomas E. Martin, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                Date
- ---------                     -----                ----

/s/ THOMAS E. MARTIN     President, Chief      July 28, 1995
- ----------------------   Executive Officer
   Thomas E. Martin      and Director


/s/ HOWARD R. CARLSON    Vice President,        July 28, 1995
- -----------------------  Assistant Secretary,
   Howard R. Carlson     Assistant Treasurer
                         and Director

/s/ GARY R. ACORD        Vice President-        July 28, 1995
- -------------------      Finance and
   Gary R. Acord         Treasurer (Principal
                         Financial and
                         Accounting Officer)

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of July, 1995.


                               ELSINORE TAHOE, INC.



                               By:      /s/ FRANK L. BURRELL, JR.
                                     --------------------------------------
                                     Frank L. Burrell, Jr., Chairman of the
                                     Board and Director
                                     (Principal Executive Officer)


                               POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that the person   /s/ FRANK L.
      BURRELL, JR.whose signature appears below constitutes and appoints Frank
      L. Burrell, Jr. and Thomas E. Martin, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                     Title                Date
- ---------                     -----                ----

/s/ THOMAS E. MARTIN     President, Chief      July 28, 1995
- ----------------------   Executive Officer
   Thomas E. Martin      and Director


/s/ HOWARD R. CARLSON    Vice President,        July 28, 1995
- -----------------------  Assistant Secretary
   Howard R. Carlson     and Director


/s/ GARY R. ACORD        Vice President-        July 28, 1995
- -------------------      Finance and
   Gary R. Acord         Treasurer (Principal
                         Financial and
                         Accounting Officer)

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of July, 1995.


                          PINNACLE GAMING CORPORATION



                               By:      /s/ FRANK L. BURRELL, JR.
                                     --------------------------------------
                                     Frank L. Burrell, Jr., Chairman of the
                                     Board and Director
                                     (Principal Executive Officer)


                               POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Frank L. Burrell, Jr. and Thomas E. Martin, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                     Title                Date
- ---------                     -----                ----

/s/ THOMAS E. MARTIN     President, Chief      July 28, 1995
- ----------------------   Executive Officer
   Thomas E. Martin      and Director


/s/ HOWARD R. CARLSON    Vice President,       July 28, 1995
- -----------------------  Assistant Secretary
   Howard R. Carlson     and Director


/s/ GARY R. ACORD       Vice President-        July 28, 1995
- -------------------     Finance and
   Gary R. Acord        Treasurer (Principal
                        Financial and
                        Accounting Officer)

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of July, 1995.


                          ELSUB MANAGEMENT CORPORATION



                               By:      /s/ FRANK L. BURRELL, JR.
                                     --------------------------------------
                                     Frank L. Burrell, Jr., Chairman of the
                                     Board and Director
                                     (Principal Executive Officer)


                               POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Frank L. Burrell, Jr. and Thomas E. Martin, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                     Title             Date
- ---------                     -----             ----

/s/ THOMAS E. MARTIN     President, Chief      July 28, 1995
- ----------------------   Executive Officer
   Thomas E. Martin      and Director


/s/ HOWARD R. CARLSON    Vice President,       July 28, 1995
- -----------------------  Assistant Secretary
   Howard R. Carlson     and Director


/s/ GARY R. ACORD        Vice President-       July 28, 1995
- -------------------      Finance and
   Gary R. Acord         Treasurer (Principal
                         Financial and
                         Accounting Officer)

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of July, 1995.


                               FOUR QUEENS EXPERIENCE CORPORATION



                               By:      /s/ FRANK L. BURRELL, JR.
                                     --------------------------------------
                                     Frank L. Burrell, Jr., Chairman of the
                                     Board and Director
                                     (Principal Executive Officer)


                               POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Frank L. Burrell, Jr. and Thomas E. Martin, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                     Title             Date
- ---------                     -----             ----

/s/ THOMAS E. MARTIN     President, Chief      July 28, 1995
- ----------------------   Executive Officer
   Thomas E. Martin      and Director


/s/ HOWARD R. CARLSON    Vice President,       July 28, 1995
- -----------------------  Assistant Secretary
   Howard R. Carlson     and Director


/s/ GARY R. ACORD        Vice President-        July 28, 1995
- -------------------      Finance and
   Gary R. Acord         Treasurer (Principal
                         Financial and
                         Accounting Officer)

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of July, 1995.


                               FOUR QUEENS, INC.



                               By:      /s/ FRANK L. BURRELL, JR.
                                     --------------------------------------
                                     Frank L. Burrell, Jr., Chairman of the
                                     Board and Director
                                     (Principal Executive Officer)


                               POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Frank L. Burrell, Jr. and Thomas E. Martin, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                     Title             Date
- ---------                     -----             ----

/s/ THOMAS E. MARTIN     President, Chief      July 28, 1995
- ----------------------   Executive Officer
   Thomas E. Martin      and Director


/s/ HOWARD R. CARLSON    Executive Vice        July 28, 1995
- -----------------------  President, Chief
   Howard R. Carlson     Operating Officer
                         and Director


/s/ GARY R. ACORD        Vice President-       July 28, 1995
- -------------------      Finance and
   Gary R. Acord         Treasurer (Principal
                         Financial and
                         Accounting Officer)

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of July, 1995.


                               OLYMPIA GAMING CORPORATION



                               By:      /s/ FRANK L. BURRELL, JR.
                                     --------------------------------------
                                     Frank L. Burrell, Jr., Chairman of the
                                     Board and Director
                                     (Principal Executive Officer)


                               POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Frank L. Burrell, Jr. and Thomas E. Martin, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                     Title             Date
- ---------                     -----             ----

/s/ THOMAS E. MARTIN     President, Chief      July 28, 1995
- ----------------------   Executive Officer
   Thomas E. Martin      and Director


/s/ HOWARD R. CARLSON    Vice President,       July 28, 1995
- -----------------------  Assistant Secretary
   Howard R. Carlson     and Director


/s/ GARY R. ACORD        Vice President-       July 28, 1995
- -------------------      Finance and
   Gary R. Acord         Treasurer (Principal
                         Financial and
                         Accounting Officer)

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of July, 1995.


                               PALM SPRINGS EAST LIMITED PARTNERSHIP


                               By:  ELSUB MANAGEMENT CORPORATION,
                                    its general partner


                                     By:     /s/ FRANK L. BURRELL, JR.
                                          --------------------------------------
                                          Frank L. Burrell, Jr., Chairman of the
                                          Board and Director
                                          (Principal Executive Officer)



           KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Frank L. Burrell, Jr. and Thomas E. Martin, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                     Title             Date
- ---------                     -----             ----

/s/ THOMAS E. MARTIN     President, Chief      July 28, 1995
- ----------------------   Executive Officer
   Thomas E. Martin      and Director


/s/ HOWARD R. CARLSON    Vice President,       July 28, 1995
- -----------------------  Assistant Secretary
Howard R. Carlson        and Director


/s/ GARY R. ACORD        Vice President-        July 28, 1995
- -------------------      Finance and
Gary R. Acord            Treasurer (Principal
                         Financial and
                         Accounting Officer)

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 28th day of July, 1995.


                               ELSINORE-MISSOURI GAMING INC.



                               By:      /s/ THOMAS E. MARTIN
                                     --------------------------------------
                                     Thomas E. Martin, President,
                                     Chief Executive Officer, and
                                     Director (Principal Executive Officer)


           Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                     Title                Date
- ---------                     -----                ----

/s/ FRANK L. BURRELL, JR.   Chairman of the        July 28, 1995
- --------------------------- Board and Treasurer
Frank L. Burrell, Jr.       (Principal Financial
                            and Accounting
                            Officer)

                               INDEX TO EXHIBITS

Exhibit                                                                  Page
Number                     Description                                  Number
- ------                     -----------                                  ------

5.1     Opinion of Pillsbury Madison & Sutro/*/

12.1    Computation of Ratio of Earnings to Fixed Charges of the
        Company and the Guarantors.

23.1    Consent of Pillsbury Madison & Sutro (included in Exhibit 5.1)

23.2    Consent of KPMG Peat Marwick LLP/*/

99.1    Letter of Transmittal

- -------------
/*/  To be filed by Amendment.